Exhibit 4.2

NuCO2 FUNDING LLC,

NuCO2 LLC,

NuCO2 SUPPLY LLC and

NuCO2 IP LLC

each as Co-Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee, Administrative Agent and Securities Intermediary

BASE INDENTURE

Dated as of May 28, 2008

Asset Backed Notes

(Issuable in Series)

(Continued)

(Continued)

(Continued)

(Continued)

		Page

Section 12.6	The Trustee to Sign Amendments, etc.	115

ARTICLE XIII MISCELLANEOUS		115
Section 13.1	Notices	115
Section 13.2	Communication by Noteholders With Other Noteholders	119
Section 13.3	Certificate and Opinion as to Conditions Precedent	119
Section 13.4	Statements Required in Certificate	119
Section 13.5	Rules by the Trustee	119
Section 13.6	Benefits of Indenture	119
Section 13.7	Payment on Business Day	120
Section 13.8	Governing Law	120
Section 13.9	Successors	120
Section 13.10	Severability	120
Section 13.11	Counterpart Originals	120
Section 13.12	Table of Contents, Headings, etc.	120
Section 13.13	No Bankruptcy Petition Against the Securitization Entities	121
Section 13.14	Recording of Indenture	121
Section 13.15	Waiver of Jury Trial	121
Section 13.16	Waivers by the Co-Issuers	122
Section 13.17	Submission to Jurisdiction; Waivers	124

ANNEXES

Annex A	Base Indenture Definitions List

EXHIBITS

Exhibit A	Weekly Manager’s Certificate
Exhibit B	Monthly Manager’s Certificate
Exhibit C-1	Form of Grant of Security Interest in Trademarks
Exhibit C-2	Form of Grant of Security Interest in Patents
Exhibit C-3	Form of Grant of Security Interest in Copyrights
Exhibit D-1	Form of Supplemental Grant of Security Interest in Trademarks
Exhibit D-2	Form of Supplemental Grant of Security Interest in Patents
Exhibit D-3	Form of Supplemental Grant of Security Interest in Copyrights
Exhibit E	Form of Compliance Certificate
Exhibit F	Form of Information Request Certification
Exhibit G	Form of Quarterly Customer Contracts Report

SCHEDULES

Schedule 7.3	-	Consents
Schedule 7.6	-	Plans
Schedule 7.7	-	Proposed Tax

v

(Continued)

Page

Schedule 7.13(a)	-	Non-Perfected Liens
Schedule 7.19	-	Insurance
Schedule 8.11	-	Liens
Schedule 8.29	-	Insurance
Schedule 10.1(a)	-	Administrative Agent

BASE INDENTURE, dated as of May 28, 2008, by and among NuCO2 FUNDING LLC, a Delaware limited liability company (the “Master Issuer”), NuCO2 LLC, a Delaware limited liability company (the “Contract Holder”), NuCO2 SUPPLY LLC, a Delaware limited liability company (the “Equipment Holder”), NuCO2 IP LLC, a Delaware limited liability company (the “IP Holder” and together with the Master Issuer, the Contract Holder and the Equipment Holder, collectively, the “Co-Issuers” and each, a “Co-Issuer”), each as a Co-Issuer, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”), administrative agent (in such capacity, the “Administrative Agent”) and as securities intermediary.

W I T N E S S E T H:

WHEREAS, the Co-Issuers have duly authorized the execution and delivery of this Base Indenture to provide for the issuance from time to time of one or more series of asset backed notes (the “Notes”), issuable as provided in this Base Indenture; and

WHEREAS, all things necessary to make this Base Indenture a legal, valid and binding agreement of the Co-Issuers, in accordance with its terms, have been done, and the Co-Issuers propose to do all the things necessary to make the Notes, when executed by the Co-Issuers and authenticated and delivered by the Trustee hereunder and duly issued by the Co-Issuers, the legal, valid and binding obligations of the Co-Issuers as hereinafter provided;

NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders (in accordance with the priorities set forth herein and in any Series Supplement), as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1             Definitions.

Capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Base Indenture Definitions List attached hereto as Annex A (the “Base Indenture Definitions List”), as such Base Indenture Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

Section 1.2             Cross-References.

Unless otherwise specified, references in the Indenture and in each other Related Document to any Article or Section are references to such Article or Section of the Indenture or such other Related Document, as the case may be, and unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.3             Accounting and Financial Determinations; No Duplication.

Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of the Indenture or any other Related Document, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in the Indenture or such other Related Document, in accordance with GAAP.  All accounting determinations and computations in this Indenture or under any other Related Documents shall be made without duplication.

Section 1.4             Rules of Construction.

In the Indenture and the other Related Documents, unless the context otherwise requires:

(a)           the singular includes the plural and vice versa;

(b)           reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Indenture and the applicable Related Document, as the case may be, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(c)           reference to any gender includes the other gender;

(d)           reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(e)           “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(f)            with respect to the determination of any period of time, except as otherwise specified, “from” means “from and including” and “to” means “to but excluding”; and

(g)           references to any agreement or document are to it as amended, supplemented, restated and otherwise modified from time to time and to any successor document.

ARTICLE II

THE NOTES

Section 2.1             Designation and Terms of Notes.

(a)           Each Series of Notes shall be substantially in the form specified in the applicable Series Supplement and shall bear, upon its face, the designation for such Series to which it belongs as selected by the Co-Issuers, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby or by the applicable Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined to be appropriate by the Authorized Officers of the Co-Issuers executing such Notes, as evidenced by execution of such Notes by such Authorized Officers.  All Notes of any Series shall, except as specified in the applicable Series Supplement, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Base Indenture and any applicable Series Supplement.  The aggregate principal amount of Notes which may be authenticated and delivered under this Base Indenture is unlimited.  The Notes of each Series shall be issued in the denominations set forth in the applicable Series Supplement.

(b)           With respect to any Variable Funding Note Purchase Agreement entered into by the Co-Issuers in connection with the issuance of any Variable Funding Senior Notes, whether or not any of the following shall have been specifically provided for in the applicable provision of the Indenture Documents, the following shall be true (except to the extent that the Series Supplement with respect to such Class of Notes shall provide otherwise):

(i)            for purposes of any provision of any Indenture Document relating to any vote, consent, direction or the like to be given by such Class on any date, any commitments to extend credit under such Variable Funding Note Purchase Agreement that are not drawn as of such date shall be treated as if they were fully drawn and outstanding as Outstanding Principal Amount, without duplication as among different Subclasses so as to ensure that for such purpose the Outstanding Principal Amount does not exceed the maximum aggregate amount of such commitments; and

(ii)           for purposes of any provisions of any Indenture Document relating to termination, discharge or the like, such Class shall continue to be deemed Outstanding unless and until all commitments to extend credit under such Variable Funding Note Purchase Agreement have been terminated thereunder.

Section 2.2             Notes Issuable in Series.

(a)           The Notes may be issued in one or more Series.  Each Series of Notes shall be created by a Series Supplement.

(b)           Subject to the provisos appearing at the end of this subclause (b), so long as each of the certifications described in clause (vi) below are true and correct as of the applicable Series Closing Date, Notes of a new Series may from time to time be executed by the Co-Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon the receipt by the Trustee of a Company Request at least ten (10) Business Days (except in the case of the issuance of the Initial Series of Notes) in advance of the related Series Closing Date and upon performance or delivery by the Co-Issuers to the Trustee, and receipt by the Trustee, of the following:

(i)            a Company Order authorizing and directing the authentication and delivery of the Notes of such new Series by the Trustee and specifying the designation of such new Series, the Initial Principal Amount (or the method for calculating the Initial Principal Amount) of such new Series to be authenticated and the Note Rate (or the method for calculating the Note Rate) with respect to such new Series;

(ii)           a Series Supplement satisfying the criteria set forth in Section 2.3 to be executed by the Co-Issuers and the Trustee and specifying the Principal Terms of such new Series;

(iii)          if (A) such new Series of Notes are Senior Notes (which Senior Notes will generally be pari passu with all other Senior Notes in accordance with Section 6.1(b)), Rating Agency Confirmation Letters (x) confirming a rating of at least “Baa2” if rated by Moody’s and “BBB” if rated by S&P or by Fitch, as applicable, with respect to such new Series of Senior Notes and (y) confirming each applicable rating from the applicable Rating Agency with respect to each other Series of Notes then Outstanding, and (B) such new Series of Notes are Subordinated Notes (which may include Subordinated Notes, on which the interest is senior to the interest payable on certain existing Subordinated Notes, or Subordinated Notes which are subordinated or pari passu to other existing Subordinated Notes), Rating Agency Confirmation Letters (x) confirming a rating of at least “Ba2” if rated by Moody’s and “BB” if rated by S&P or by Fitch, as applicable, with respect to such new Series of Subordinated Notes and (y) confirming each applicable rating from the applicable Rating Agency with respect to each other Series of Notes then Outstanding;

(iv)          any related Enhancement Agreement entered into in connection with such issuance and executed by each of the parties thereto in compliance with Section 8.32, provided that the entry into any Enhancement Agreement shall require the satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding;

(v)           any related Interest Rate Hedge Agreement entered into in connection with such issuance and executed by each of the parties thereto in compliance with Section 8.33, provided that the entry into any Interest Rate Hedge Agreement, other than Permitted Hedges, shall require the satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding;

(vi)          an Officer’s Certificate dated as of the applicable Series Closing Date to the effect that:

(A)          no Early Amortization Event, Cash Trapping Period, Master Manager Default, Transaction Manager Default, or Event of Default (x) has occurred and is continuing or (y) shall occur as a result of the issuance of the new Series of Notes;

(B)           all conditions precedent with respect to the authentication and delivery of such new Series of Notes provided in this Base Indenture, the related Series Supplement and, if applicable, the related Note Purchase Agreement and any other related note purchase agreement executed in connection with the issuance of such new Series of Notes have been satisfied or waived; and

(C)           each of the parties to the Related Documents with respect to such new Series of Notes has covenanted and agreed in the Related Documents that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it shall not institute against, or join with any other Person in instituting, against any Securitization Entity, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law;

(vii)         a Tax Opinion dated the applicable Series Closing Date; provided, however, that, if there are no Notes Outstanding, only the opinions set forth in clauses (b) and (c) of the definition of Tax Opinion are required to be given in connection with the issuance of such new Series of Notes;

(viii)        an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to the initial purchasers under the applicable Note Purchase Agreement, dated the applicable Series Closing Date, substantially to the effect that:

(A)          all of the instruments described in this Section 2.2(b) furnished to the Trustee conform to the requirements of this Base Indenture and the related Series Supplement and the new Series of Notes is permitted to be authenticated by the Trustee pursuant to the terms of this Base Indenture and the related Series Supplement;

(B)           the related Series Supplement has been duly authorized, executed and delivered by the Co-Issuers;

(C)           such new Series of Notes has been duly authorized and executed and, when authenticated and delivered in accordance with the provisions of this Base Indenture and the related Series Supplement, shall constitute valid, binding and enforceable obligations of the Co-Issuers entitled to the benefits of this Base Indenture and the related Series Supplement, subject, in the case of enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity;

(D)          the Lien and the security interests created by the Base Indenture on the Collateral remain perfected as required by the Base Indenture, and such Lien and security interests extend to any assets transferred to the Securitization Entities in connection with the issuance of such new Series of Notes;

(E)           the non-consolidation opinion delivered on the Closing Date is reaffirmed after giving effect to the issuance of such new Series of Notes;

(F)           if any new assets are being transferred to the Securitization Entities in connection with the issuance of such new Series of Notes, a true sale or true contribution opinion with respect to the transfer of such assets;

(G)           the related Series Supplement is a legal, valid and binding agreement of the Co-Issuers, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity; and

(ix)           such other documents, instruments, certifications, agreements or other items as the initial purchaser of the new Series of Notes may reasonably require.

; provided that no new Series of Notes issued after the Closing Date may be issued with a Series Scheduled Maturity Date that will occur prior to the Series 2008-1 Adjusted Repayment Date (as defined in the Series 2008-1 Supplement) in effect from time to time; provided further, to the extent of any Required Amortization Amounts payable in connection with any new Series of Notes issued after the Closing Date, that the related Series Supplement shall specify that such Required Amortization Amounts be paid solely pursuant to clause eleventh of the Priority of Payments.

(c)           Upon satisfaction, or waiver by the initial purchasers under the applicable Note Purchase Agreement (which waiver shall be in writing), as applicable, of the conditions set forth in Section 2.2(b), the Trustee shall authenticate and deliver, as provided above, such Series of Notes upon execution thereof by the Co-Issuers.

(d)           With regard to any new Series of Notes issued pursuant to Section 2.2(b) that constitutes Senior Debt, the proceeds from such issuance may be used at any time prior to the Series Adjusted Repayment Date for the Initial Series of Notes to repay either Senior Debt or Subordinated Debt; provided, however, that at any time on or after the Series Adjusted Repayment Date for the Initial Series of Notes the proceeds from such issuance may only be used to repay Subordinated Debt if all Senior Debt has been repaid prior to such issuance as provided for in Section 8.35.

(e)           With regard to any new Series of Notes issued pursuant to this Section 2.2 that constitutes Subordinated Debt, the proceeds from such issuance may be used at any time prior to the Series Adjusted Repayment Date for the Initial Series of Notes to repay either Senior Debt or Subordinated Debt; provided, however, that at any time on or after the Series Adjusted Repayment Date for the Initial Series of Notes no Series of Subordinated Notes may be issued under this Base Indenture unless the proceeds from such issuance are used to repay Senior Debt or all Outstanding Classes of Senior Debt have been refinanced prior to such issuance.

Section 2.3             Series Supplement for Each Series.

In conjunction with the issuance of a new Series, the parties hereto shall execute a Series Supplement, which shall specify the relevant terms of such new Series of Notes, which may include, without limitation:

(a)           its name or designation;

(b)           the Initial Principal Amount with respect to such Series;

(c)           the Note Rate with respect to such Series and the applicable Default Rate;

(d)           the Series Closing Date;

(e)           the Series Scheduled Maturity Date, if any;

(f)            the Series Legal Final Maturity Date;

(g)           each Rating Agency rating such Series;

(h)           the name of the Clearing Agency, if any;

(i)            the names of the Collection Account Administrative Accounts and any other Series Accounts to be used with respect to such Series and the terms governing the operation of any such account and the use of moneys therein;

(j)            the method of allocating amounts deposited into any Collection Account Administrative Account with respect to such Series;

(k)           whether the Notes of such Series shall be issued in multiple Classes or Subclasses and the rights and priorities of each such Class or Subclass;

(l)            any deposit of funds to be made in any Base Indenture Account or any Series Account on the Series Closing Date;

(m)          whether the Notes of such Series may be issued in bearer form and any limitations imposed thereon;

(n)           whether the Notes of such Series include Senior Notes and/or Subordinated Notes;

(o)           whether the Notes of such Series include Variable Funding Senior Notes or Variable Funding Subfacilities issued pursuant to a Variable Funding Note Purchase Agreement;

(p)           the terms of any related Enhancement and the Enhancement Provider thereof, if any;

(q)           the terms of any related Interest Rate Hedge and the Interest Rate Hedge Provider thereof, if any; and

(r)            any other relevant terms of such Series of Notes that do not change the terms of any Series of Notes Outstanding and that do not prevent the satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding with respect to the issuance of such new Series (all such terms, the “Principal Terms” of such Series).

Section 2.4             Execution and Authentication.

(a)           The Notes shall, upon issue pursuant to Section 2.2, be executed on behalf of the Co-Issuers by an Authorized Officer of each Co-Issuer and delivered by the Co-Issuers to the Trustee for authentication and redelivery as provided herein.  The signature of each such Authorized Officer on the Notes may be manual or facsimile.  If an Authorized Officer of any Co-Issuer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

(b)           At any time and from time to time after the execution and delivery of this Base Indenture, the Co-Issuers may deliver Notes of any particular Series (issued pursuant to Section 2.2) executed by the Co-Issuers to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order and this Base Indenture, shall authenticate and deliver such Notes.

(c)           No Note shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for below, duly executed by the Trustee by the manual or facsimile signature of a Trust Officer (and by the applicable non-U.S.

listing agent if (i) the Notes of the Series to which such Note belongs are listed on a non-U.S. stock exchange and (ii) the applicable rules and regulations governing the listing of such Notes on such non-U.S. stock exchange require such authentication by such non-U.S. listing agent).  Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under this Base Indenture.  The Trustee may appoint an authenticating agent acceptable to the Co-Issuers to authenticate Notes.  Unless limited by the term of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Base Indenture to authentication by the Trustee includes authentication by such authenticating agent.  The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Notes of a Series issued under the within mentioned Indenture.

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

(d)           Each Note shall be dated and issued as of the date of its authentication by the Trustee or authenticating agent.

(e)           Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Co-Issuers, and the Co-Issuers shall deliver such Note to the Trustee for cancellation as provided in Section 2.14 together with a written statement to the Trustee (which need not comply with Section 13.3 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Co-Issuers, for all purposes of the Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of the Indenture.

Section 2.5             Registrar and Paying Agent.

(a)           The Co-Issuers shall (i) maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) appoint a paying agent (which shall satisfy the eligibility criteria set forth in Section 10.8(a)) (the “Paying Agent”) at whose office or agency Notes may be presented for payment.  The Registrar shall keep a register of the Notes (including the name and address of each such Noteholder) and of their transfer and exchange (the “Note Register”).  The Trustee shall indicate in its books and records the commitment of each Noteholder (in respect of Variable Funding Senior Notes) and the principal amount owing to each Noteholder from time to time.  The Co-Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” shall include any additional paying agent and the term “Registrar” shall include any co-registrars.  The Co-Issuers may change the Paying Agent or the Registrar without prior notice to any Noteholder.  The Co-Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Base Indenture.  The Trustee is hereby initially appointed as the Registrar and the Paying Agent and shall send copies of all notices and demands received by the Trustee (other than those sent by the Co-Issuers to the Trustee and those addressed to the Co-Issuers) in connection with the Notes to the Co-Issuers.

(b)           The Co-Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Base Indenture.  Such agency agreement shall implement the provisions of this Base Indenture that relate to such Agent.  If the Co-Issuers fail to maintain a Registrar or Paying Agent, the Trustee hereby agrees to act as such, and shall be entitled to appropriate compensation in accordance with this Base Indenture until the Co-Issuers shall appoint a replacement Registrar or Paying Agent, as applicable.

Section 2.6             Paying Agent to Hold Money in Trust.

(a)           The Co-Issuers shall cause the Paying Agent (if the Paying Agent is not the Trustee) to execute and deliver to the Trustee an instrument in which the Paying Agent shall agree with the Trustee (and if the Trustee is the Paying Agent, it hereby so agrees), subject to the provisions of this Section 2.6, that the Paying Agent shall:

(i)            hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)           give the Trustee notice of any default by any Co-Issuer of which it has Actual Knowledge in the making of any payment required to be made with respect to the Notes;

(iii)          at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by the Paying Agent;

(iv)          immediately resign as the Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and

(v)           comply with all requirements of the Code and other applicable tax law with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b)           The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, by Company Order direct the Paying Agent to pay to the Trustee all sums held in trust by the Paying Agent, such sums to be held by the Trustee in trust upon the same terms as those upon which the sums were held in trust by the Paying Agent.  Upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.

(c)           Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or the Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Co-Issuers upon delivery of a Company Request.  The Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Co-Issuers for payment thereof (but only to the extent of the amounts so paid to the Co-Issuers), and all liability of the Trustee or the Paying Agent with respect to such trust money paid to the Co-Issuers shall thereupon cease; provided, however, that the Trustee or the Paying Agent, before being required to make any such repayment, may, at the expense of the Co-Issuers, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, and in a newspaper customarily published on each Business Day and of general circulation in London (and in the capital city of the related stock exchange where the related Series of Notes has been listed), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Co-Issuers.  The Trustee may also adopt and employ, at the expense of the Co-Issuers, any other commercially reasonable means of notification of such repayment.

Section 2.7             Noteholder List.

(a)           The Trustee shall furnish or cause to be furnished by the Registrar to the Co-Issuers, the Master Manager, the Paying Agent or any Variable Funding Administrative Agent, (i) on each Payment Date, and (ii) within five (5) Business Days after receipt by the Trustee of a request therefor from the Co-Issuers, the Master Manager, the Paying Agent or such Variable Funding Administrative Agent, respectively, in writing, the names and addresses of the Noteholders of each Series as of the most recent Record Date for payments to such Noteholders.  Unless otherwise provided in the applicable Series Supplement, holders of Notes of any Series having an aggregate Outstanding Principal Amount of not less than 10% of the aggregate Outstanding Principal Amount of such Series (the “Applicants”) may apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Noteholders of such Series or any other Series with respect to their rights under the Indenture or under the Notes and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders held by the Trustee and shall give the Co-Issuers notice that such request has been made, within five (5) Business Days after the receipt of such application. Such list shall be as of a date no more than forty-five (45) days prior to the date of receipt of such Applicants’ request.  Every Noteholder, by receiving and holding a

Note, agrees with the Trustee that none of the Trustee, the Registrar or any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the source from which such information was obtained.

(b)           The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes.  If the Trustee is not the Registrar, the Co-Issuers shall furnish to the Trustee at least seven (7) Business Days before each Payment Date and at such other time as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.

Section 2.8             Transfer and Exchange.

(a)           Upon surrender for registration of transfer of any Note at the office or agency of the Registrar, if the requirements of Section 2.8(f) and Section 8-401(a) of the New York UCC are met, the Co-Issuers shall execute and, after the Co-Issuers have executed, the Trustee shall authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Series and Class (and, if applicable, Subclass) and a like original aggregate principal amount of the Notes so transferred. At the option of any Noteholder, Notes may be exchanged for other Notes of the same Series and Class in authorized denominations of like original aggregate principal amount of the Notes so exchanged, upon surrender of the Notes to be exchanged at any office or agency of the Registrar maintained for such purpose.  Whenever Notes of any Series are so surrendered for exchange, if the requirements of Section 2.8(f) and Section 8-401(a) of the New York UCC are met, the Co-Issuers shall execute, and after the Co-Issuers have executed, the Trustee upon receipt of a Company Order shall authenticate and deliver to the Noteholder, the Notes which the Noteholder making the exchange is entitled to receive.

(b)           Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing with a medallion signature guarantee and (ii) accompanied by such other documents as the Trustee may require.  The Co-Issuers shall execute and deliver to the Trustee or the Registrar, as applicable, Notes in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under the Indenture and the Notes.

(c)           All Notes issued upon any registration of transfer or exchange of the Notes shall be the valid obligations of the Co-Issuers, evidencing the same indebtedness, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(d)           The preceding provisions of this Section 2.8 notwithstanding, (i) the Trustee or the Registrar, as the case may be, shall not be required to register the transfer or exchange of any Note of any Series for a period of fifteen (15) days preceding the due date for payment in full of the Notes of such Series and (ii) no assignment or transfer of a Note or any commitment in respect thereof shall be effective until such assignment or transfer shall have been recorded in the Note Register and in the books and records of the Trustee, as applicable, pursuant to Section 2.5.

(e)           Unless otherwise provided in the applicable Series Supplement, no service charge shall be payable for any registration of transfer or exchange of Notes, but the Co-Issuers or the Registrar may require payment by the Noteholder of a sum sufficient to cover any Tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(f)            Unless otherwise provided in the applicable Series Supplement, registration of transfer of Notes containing a legend relating to the restrictions on transfer of such Notes (which legend shall be set forth in the applicable Series Supplement) shall be effected only if the conditions set forth in such applicable Series Supplement are satisfied.  Notwithstanding any other provision of this Section 2.8 and except as otherwise provided in Section 2.12, the typewritten Note or Notes representing Book-Entry Notes for any Series may be transferred, in whole but not in part, only to another nominee of the Clearing Agency for such Series, or to a successor Clearing Agency for such Series selected or approved by the Co-Issuers or to a nominee of such successor Clearing Agency, only if in accordance with this Section 2.8 and Section 2.12.

(g)           If the Notes of any Series are listed on a non-US stock exchange, the Trustee or the applicable non-US listing agent, as the case may be, shall send to the Co-Issuers upon any transfer or exchange of any such Note information reflected in the copy of the register for the Notes maintained by the Registrar or the applicable non-US listing agent, as the case may be.

Section 2.9             Persons Deemed Owners.

Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Co-Issuers may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Trustee, any Agent or any Co-Issuer shall be affected by notice to the contrary.

Section 2.10           Replacement Notes.

(a)           If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to hold the Co-Issuers and the Trustee harmless then, provided that the requirements of Section 2.8(f) and Section 8-405 of the New York UCC are met, the Co-Issuers shall execute and upon receipt by the Trustee of a Company Request, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven (7) days shall be, due and payable, instead of issuing a replacement Note, the Co-Issuers may instruct the Paying Agent to pay such destroyed, lost or stolen Note when so due or payable without surrender thereof.  If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser (within the meaning of Section 8-303 of the New York UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Co-Issuers and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Co-Issuers or the Trustee in connection therewith.

(b)           Upon the issuance of any replacement Note under this Section 2.10, the Co-Issuers may require the payment by the Holder of such Note of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

(c)           Every replacement Note issued pursuant to this Section 2.10 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Co-Issuers, and such replacement Note shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Notes duly issued under the Indenture (in accordance with the priorities and other terms set forth herein and in each applicable Series Supplement).

(d)           The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.11           Treasury Notes.

In determining whether the Noteholders of the required Aggregate Outstanding Principal Amount of Notes or the required Outstanding Principal Amount of any Series or any Class of any Series of Notes, as the case may be, have concurred in any direction, waiver or consent, Notes owned, legally or beneficially, by any Co-Issuer or any Affiliate of any Co-Issuer shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Trust Officer has received written notice of such ownership shall be so disregarded. Absent written notice to a Trust Officer of such ownership, the Trustee shall not be deemed to have knowledge of the identity of the individual Note Owners.

Section 2.12           Book-Entry Notes.

(a)           Unless otherwise provided in any applicable Series Supplement, the Notes of each Class of each Series, upon original issuance, shall be issued in the form of typewritten Notes representing Book-Entry Notes and delivered to the depository (or its custodian) specified in such Series Supplement (the “Depository”) which shall be the Clearing Agency on behalf of such Series or such Class.  The Notes of each Class of each Series shall, unless otherwise provided in the applicable Series Supplement, initially be registered on the Note Register in the name of the Clearing Agency or the nominee of the Clearing Agency.  No Note Owner shall receive a definitive note representing such Note Owner’s interest in the related Series of Notes, except as provided in Section 2.13.  Unless and until definitive, fully registered Notes of any Series or any Class of any Series (“Definitive Notes”) have been issued to Note Owners pursuant to Section 2.13:

(i)            the provisions of this Section 2.12 shall be in full force and effect with respect to each such Series;

(ii)           the Co-Issuers, the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency and the applicable Clearing Agency Participants for all purposes (including the payment of principal of, premium, if any, and interest on the Notes and the giving of instructions or directions hereunder or under the applicable Series Supplement) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

(iii)          to the extent that the provisions of this Section 2.12 conflict with any other provisions of the Indenture, the provisions of this Section 2.12 shall control with respect to each such Class or Series of the Notes;

(iv)          the rights of Note Owners of each such Class or Series of Notes shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in the Indenture to actions by the Noteholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in the Indenture to distributions, notices, reports and statements to the Noteholders shall refer to distributions, notices, reports and statements to the Clearing Agency, as registered Holder of the Notes of such Series for distribution to the Note Owners in accordance with the procedures of the Clearing Agency; and

(v)           whenever the Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Aggregate Outstanding Principal Amount of Notes or the aggregate Outstanding Principal Amount of a Series or Class of a Series of Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Outstanding Notes or such Series or such Class of such Series of Notes Outstanding, as the case may be, and has delivered such instructions in writing to the Trustee.

(b)           Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.13, the initial Clearing Agency shall make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal, premium, if any, and interest on the Notes to such Clearing Agency Participants.

(c)           Whenever notice or other communication to the Noteholders is required under the Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.13, the Trustee and the Co-Issuers shall give all such notices and communications specified herein to be given to Noteholders to the applicable Clearing Agency for distribution to the Note Owners.

Section 2.13           Definitive Notes.

(a)           The Notes of any Series or Class of any Series, to the extent provided in the related Series Supplement, upon original issuance, may be issued in the form of Definitive Notes.  All Variable Funding Senior Notes of any Series shall be issued in the form of Definitive Notes.  The applicable Series Supplement shall set forth the legend relating to the restrictions on transfer of such Definitive Notes and such other restrictions as may be applicable.

(b)           With respect to the Notes of any Series or Class of any Series issued in the form of typewritten Notes representing Book-Entry Notes, if (i) (A) the Co-Issuers advise the Trustee in writing that the Clearing Agency with respect to any such Series of Notes is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement and (B) the Trustee or the Co-Issuers are unable to locate a qualified successor, (ii) the Co-Issuers, at their option, advise the Trustee in writing that they elect to terminate the book-entry system through the Clearing Agency with respect to any Series or Class of any Series of Notes Outstanding issued in the form of Book-Entry Notes or (iii) after the occurrence of an Early Amortization Event, with respect to any Series of Notes Outstanding, Note Owners holding a beneficial interest in excess of 50% of the aggregate Outstanding Principal Amount of such Series of Notes advise the Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency is no longer in the best interests of such Note Owners, the Trustee shall notify all Note Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners of such Series.  Upon surrender to the Trustee of the Notes of such Series by the applicable Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency for registration, the Co-Issuers shall execute and the Trustee shall authenticate, upon receipt of a Company Order, and deliver an equal aggregate principal amount of Definitive Notes in accordance with the instructions of the Clearing Agency.  Neither the Co-Issuers nor the Trustee shall be liable for any delay in delivery of such instructions and may each conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Notes of such Series or Class of such Series of Notes all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Notes, and the Trustee shall recognize the Holders of the Definitive Notes of such Series or Class of such Series as Noteholders of such Series or Class of such Series hereunder and under the applicable Series Supplement.

Section 2.14           Cancellation.

The Co-Issuers may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Co-Issuers may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Notes properly surrendered for registration of transfer, exchange, payment, replacement or cancellation.  Except as provided in any Variable Funding Note Purchase Agreement executed and delivered in connection with the issuance of any Series or any Class of any Series of Notes, the Co-Issuers may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation.  All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard disposition procedures unless the Co-Issuers shall direct that cancelled Notes be returned to them for destruction pursuant to a Company Order.  No cancelled Notes may be reissued.

Section 2.15           Principal and Interest.

(a)           The principal of and premium, if any, on each Series of Notes shall be due and payable at the times and in the amounts set forth in the applicable Series Supplement and in accordance with the Sections 5.13 and 5.14.

(b)           Each Series of Notes shall accrue interest as provided in the applicable Series Supplement, and such interest shall be due and payable for such Series on each Payment Date in accordance with Sections 5.13 and 5.14.

(c)           Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Record Date with respect to a Payment Date for such Note, or any date on which payments are permitted to be made as provided for in the Indenture, shall be entitled to receive the principal, premium, if any, and interest payable on such Payment Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date.  Any interest payable at maturity of a Note shall be paid to the Person to whom the principal of such Note is payable.

(d)           If the Co-Issuers default in the payment of interest on the Notes of any Series, such interest, to the extent paid on any date that is more than five (5) Business

Days after the applicable due date, shall, at the option of the Co-Issuers (with written notice to the Trustee of such election), cease to be payable to the Persons who were Noteholders of such Series on the applicable Record Date, and the Co-Issuers shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Noteholders of such Series on a subsequent special record date which date shall be at least five (5) Business Days prior to the date on which such interest is to be paid, at the rate provided in the applicable Series Supplement and in the Notes of such Series.  The Co-Issuers shall fix or cause to be fixed each such special record date and related payment date, and at least fifteen (15) days before the special record date, the Co-Issuers (or the Trustee, in the name of and at the expense of the Co-Issuers) shall mail to Noteholders of such Series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(e)           Pursuant to the authority of the Paying Agent under Section 2.6, the Paying Agent shall make all payments of interest on the Notes net of any applicable withholding taxes and Noteholders shall be treated as having received as payments of interest any amounts withheld with respect to such withholding taxes.

Section 2.16           Tax Treatment.

The Co-Issuers have structured the Indenture and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable tax law as indebtedness of the Co-Issuers or, if any of the Co-Issuers is disregarded as an entity separate from its owner, such owner and any entity acquiring any direct or indirect interest in any Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner’s acquisition of a beneficial interest therein) agrees to treat the Notes (or beneficial interests therein) for all purposes of federal, state, local and foreign income or franchise Taxes and any other Tax imposed on or measured by income, as indebtedness of the Co-Issuers or, if any Co-Issuer is disregarded as an entity separate from its owner, such owner.

ARTICLE III

SECURITY

Section 3.1             Grant of Security Interest.

(a)           Subject to the terms and conditions of this Indenture, to secure the Obligations, each Co-Issuer hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Secured Parties, and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in, each Co-Issuer’s right, title and interest in all of the following property to the extent now owned or at any time hereafter acquired by such Co-Issuer (collectively, the “Collateral”):

(i)            (A) the Collateral Bulk Gases Business Documents, including, without limitation, all monies due and to become due to such Co-Issuer under or in connection with the Collateral Bulk Gases Business Documents, whether payable as fees, rent, expenses, costs, indemnities, dividends, distributions, insurance recoveries, damages for the breach of any of the Collateral Bulk Gases Business Documents, termination payments or otherwise, and all security and supporting obligations for such amounts payable thereunder and (B) all rights, remedies, powers, privileges and claims of such Co-Issuer against any other party under or with respect to the Collateral Bulk Gases Business Documents (whether arising pursuant to the terms of the Customer Contracts or otherwise available to such Co-Issuer at law or in equity), including the right to enforce any of the Collateral Bulk Gases Business Documents and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Collateral Bulk Gases Business Documents or the obligations of any party thereunder;

(ii)           without limitation of clause (i) above, the Supply Contracts, the Equipment, the Delivery Truck Leases, the Real Estate Leases, and all other related assets such as the (800) number for the Call Center, all related systems, records and software including, without limitation, all monies due and to become due to such Co-Issuer under or in connection with any of the foregoing, whether payable as refunds, rebates, fees, rent, expenses, costs, indemnities, dividends, distributions, insurance recoveries, damages for the breach of any agreement, termination payments or otherwise, and all security and supporting obligations for such amounts payable thereunder and (B) all rights, remedies, powers, privileges and claims of such Co-Issuer against any other party under or with respect to any of the foregoing (whether arising pursuant to the terms of any of the foregoing or otherwise available to such Co-Issuer at law or in equity), including the right to enforce any of the foregoing and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to any of the foregoing or the obligations of any party thereunder;

(iii)          the Collateral Transaction Documents, including, without limitation, all monies due and to become due to such Co-Issuer under or in connection with the Collateral Transaction Documents, whether payable as fees, rent, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Collateral Transaction Documents or otherwise, all security and supporting obligations for amounts payable hereunder and thereunder and performance of all obligations hereunder and thereunder, including, without limitation, (A) all rights of such Co-Issuer to the Securitization IP under the Securitization IP License Agreement to which such Co-Issuer is a party and (B) all rights of such Co-Issuer under the Transaction Management Agreement, all rights of such Co-Issuer in respect of the Master Management Agreement and all rights of such Co-Issuer under the Replacement Management Agreement, and in and to all records, reports and documents in which they have any interest thereunder, and all rights, remedies, powers, privileges and claims of such Co-Issuer against any other party under or with respect to the Collateral Transaction Documents (whether arising pursuant to the terms of the Collateral Transaction Documents or otherwise available to such Co-Issuer at law or in equity), including the right to enforce any of the Collateral Transaction Documents and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Collateral Transaction Documents or the obligations of any party thereunder;

(iv)          the Equity Interests of any Person owned by any Co-Issuer including, without limitation, the membership interests in the Contract Holder, the Equipment Holder and the IP Holder and the preferred membership interest in the Employee Company, and all rights as a member or shareholder of each such Person under the Charter Documents of each such Person, including, without limitation, all moneys and other property distributable thereunder to any such Co-Issuer and all rights, remedies, powers, privileges and claims of such Co-Issuer against any other party under or with respect to each such Charter Document (whether arising pursuant to the terms of such Charter Document or otherwise available to such Co-Issuer at law or in equity), including the right to enforce each such Charter Document and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to each such Charter Document;

(v)           the Securitization IP, including all Proceeds and products of the foregoing, including all goodwill symbolized by or associated with the Trademarks included in the Securitization IP; provided that the grant of a security interest hereunder shall not include any application for a Trademark that would be deemed invalidated, canceled or abandoned due to the grant and/or enforcement of such security interest, including, without limitation, all such United States Trademark applications that are based on an intent-to-use, unless and until such time that the grant and/or enforcement of the security interest will not cause such Trademark to be deemed invalidated, canceled or abandoned; provided further that the grant of a security interest hereunder shall not include any Third Party IP License Agreements that cannot be assigned to the IP Holder on or prior to the Closing Date;

(vi)          the Concentration Account, the Equipment Holder Master Account, the Equipment Holder Operating Account, the Equipment Holder CAPEX Account, the Insurance Proceeds Reserve Account, the Tax Reserve Account and all other Securitization Entity Accounts, each Account Agreement related thereto and all monies and other property (including Investment Property and Financial Assets) on deposit or credited from time to time in each such account and all Proceeds thereof; provided that, for avoidance of doubt, the Surplus Account and the Employee Company Account, and all monies and other property (including Investment Property and Financial Assets) on deposit or credited from time to time in each such account and all Proceeds thereof shall not constitute part of the Collateral or be subject to the Lien of the Indenture;

(vii)         the Collection Account and any sub-account thereof, the Cash Trap Reserve Account, the Contributions Reserve Account, the Termination Amount Reserve Account, the Hedge Payment Account, the Enhancement Payment Account and (subject to clause (viii) and the related proviso below) all other Base Indenture Accounts, each Account Agreement related thereto and all monies and other property (including Investment Property and Financial Assets) on deposit or credited from time to time in each such account and all Proceeds thereof;

(viii)                        the Senior Note Interest Reserve Account, any Account Agreement related thereto and all monies and other property (including Investment Property and Financial Assets) on deposit or credited from time to time in each such account and all Proceeds thereof;

(ix)                                each Series Account, each Account Agreement related thereto and all monies and other property (including Investment Property and Financial Assets) on deposit or credited from time to time in each such account and all Proceeds thereof;

(x)                                   all other assets of the Co-Issuers now owned or at any time hereafter acquired by such Co-Issuer, including, without limitation, all of the following (each as defined in the New York UCC): all accounts, chattel paper, deposit accounts, documents, general intangibles, equipment, goods, instruments, securities accounts and other investment property, commercial tort claims, letter-of-credit rights, letters of credit and money;

(xi)                                all additional property that may from time to time hereafter (pursuant to the terms of any Series Supplement or otherwise) be subjected to the grant and pledge hereof by such Co-Issuer or by anyone on its behalf; and

(xii)                             to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees and other supporting obligations given by any Person with respect to any of the foregoing;

provided, that the security interest set forth in clause (viii) above, shall only be for the benefit of the Senior Noteholders and the Trustee, solely in its capacity as trustee for the Senior Noteholders; and

provided, further, that:

(A)                              in no event shall the security interest granted under this Section 3.1 attach to any lease, license, contract, property rights or agreement to which any Securitization Entity is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Securitization Entity therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any

successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity);

(B)                                the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in subclauses (i) or (ii) of the preceding clause (A); and

(C)                                the exclusion in Section 3.1(a)(A) above shall in no way be construed (y) so as to limit, impair, or otherwise affect the Trustee’s continuing security interests in and Liens upon any rights or interests of any Securitization Entity in or to monies due or to become due under any such lease, license, contract, property rights or agreement to which such Securitization Entity is a party or (z) to limit, impair, or otherwise affect the Trustee’s continuing security interests in and Liens upon any rights or interests of any Securitization Entity in and to any proceeds from the sale, license, lease, or other dispositions of any such any such lease, license, contract, property rights or agreement to which such Securitization Entity is a party.

The Collateral shall secure the Obligations equally and ratably without prejudice, priority or distinction (except, with respect to any Series of Notes, as otherwise stated in the applicable Series Supplement or in the applicable provisions of this Base Indenture).

(b)                                 The parties hereto agree and acknowledge that a portion of the Collateral relating to certificated Equity Interests may be held by a custodian on behalf of the Trustee, as directed by the Co-Issuers pursuant to a Company Order.

Section 3.2                                      Certain Rights and Obligations of the Co-Issuers Unaffected.

(a)                                  Notwithstanding the grant of the security interest in the Collateral hereunder to the Trustee, on behalf of the Secured Parties, the Co-Issuers acknowledge that the Transaction Manager, on behalf of the Securitization Entities, including, without limitation, the IP Holder, shall, subject to the terms and conditions of the Transaction Management Agreement, nevertheless have the right, subject to the Trustee’s right to revoke such right, in whole or in part, in the event of the occurrence and continuation of an Event of Default, (i) to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required or permitted to be given under the Collateral Documents, and to enforce all rights, remedies, powers, privileges and claims of each Co-Issuer under the Collateral Documents, (ii) to give all consents, requests, notices, directions and approvals, if any, which are required or permitted to be given by any Co-Issuer under any Third Party IP License Agreement to which such Co-Issuer is a party and (iii) to take any and all other actions required or permitted under the terms of the Transaction Management Agreement.

(b)                                 The grant of the security interest by the Co-Issuers in the Collateral to the Trustee on behalf of the Secured Parties shall not (i) relieve any Co-Issuer from the performance of any term, covenant, condition or agreement on such Co-Issuer’s part to be performed or observed under or in connection with any of the Collateral Documents or (ii) impose any obligation on the Trustee or any of the Secured Parties to perform or observe any such term, covenant, condition or agreement on such Co-Issuer’s part to be so performed or observed or impose any liability on the Trustee or any of the Secured Parties for any act or omission on the part of such Co-Issuer or from any breach of any representation or warranty on the part of such Co-Issuer.

(c)                                  Each Co-Issuer hereby jointly and severally agrees to indemnify and hold harmless the Trustee (including its directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, and reasonable out-of-pocket costs and expenses arising out of or resulting from the security interest granted hereby, whether arising by virtue of any act or omission on the part of such Co-Issuer or otherwise, including, without limitation, the reasonable out-of-pocket costs, expenses and disbursements (including reasonable attorneys’ fees and expenses) incurred by the Trustee in enforcing the Indenture or any other Related Document or preserving any of its rights to, or realizing upon, any of the Collateral; provided, however, that the foregoing indemnification shall not extend to any action by the Trustee which constitutes negligence, bad faith or willful misconduct by the Trustee or any other indemnified person hereunder. The indemnification provided for in this Section 3.2 shall survive the removal of, or a resignation by, such Person as Trustee as well as the termination of this Base Indenture or any Series Supplement.

Section 3.3                                      Performance of Collateral Documents.

Upon the occurrence of a default or breach by any Person party to (a) a Collateral Transaction Document or (b) a Collateral Bulk Gases Business Document (only if a Master Manager Default, Transaction Manager Default or an Event of Default has occurred and is continuing), promptly following a written request from the Trustee to do so and at the Co-Issuers’ expense, the Co-Issuers agree to take all such lawful action as permitted under this Base Indenture as the Trustee (acting at the direction of the Control Party) may reasonably request to compel or secure the performance and observance by such Person of its obligations to the Co-Issuers, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Co-Issuers to the extent and in the manner directed by the Trustee (acting at the direction of the Control Party), including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by such Person of its obligations thereunder.  If (i) the Co-Issuers shall have failed, within fifteen (15) days of receiving the direction of the Trustee to take action to accomplish such directions of the Trustee, (ii) the Co-Issuers refuse to take any such action or (iii) the Control Party determines on a commercially reasonable basis that such action must be taken immediately, in any such case the Trustee shall take, at the expense of the Co-Issuers, such previously directed action and any related action permitted under this Base Indenture which the Control Party thereafter determines on a commercially reasonable basis is appropriate (without the need under this provision or any other provision under this Base Indenture to direct the Co-Issuers to take such action), on behalf of the Co-Issuers and the Secured Parties.

Section 3.4                                      Stamp, Other Similar Taxes and Filing Fees.

Except as provided in Section 2.8(e), the Co-Issuers shall jointly and severally indemnify and hold harmless the Trustee and each Secured Party from any present or future claim for liability for any stamp, documentary or other similar Tax and any penalties or interest and expenses with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with the Indenture, any other Related Document or any Collateral.  Except as provided in Section 2.8(e), the Co-Issuers shall pay, and jointly and severally indemnify and hold harmless each Secured Party against, any and all amounts in respect of, all search, filing, recording and registration fees and Taxes, excise Taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of the Indenture or any other Related Document.

Section 3.5                                      Authorization to File Financing Statements.

(a)                                  The Co-Issuers hereby irrevocably authorize the Secured Parties at any time and from time to time during the term of this Indenture to file or record in any filing office in any applicable jurisdiction, including the PTO, financing statements and other filing or recording documents or instruments with respect to the Collateral, including, without limitation, any and all Securitization IP, to perfect the security interests of the Trustee for the benefit of the Secured Parties under this Base Indenture.  Each Co-Issuer authorizes the filing of any such financing statement naming the Trustee as secured party and indicating that the Collateral includes (a) “all assets” or words of similar effect or import regardless of whether any particular assets comprised in the Collateral fall within the scope of Article 9 of the UCC, including, without limitation, any and all Securitization IP (other than applications for Trademarks as described in Section 3.1(a)(v) above), or (b) as being of an equal or lesser scope or with greater detail.  The Co-Issuers agree to furnish any information necessary to accomplish the foregoing promptly upon the Trustee’s request.  The Co-Issuers also hereby ratify and authorize the filing on behalf of the Secured Parties of any financing statement with respect to the Collateral made prior to the date hereof.

(b)                                 Each Co-Issuer acknowledges that the Collateral includes certain rights of the Co-Issuers as secured parties under the Related Documents.  Each Co-Issuer hereby irrevocably appoints the Trustee as its representative with respect to all financing statements filed to perfect such security interests and authorizes the Secured Parties to make such filings they deem necessary to reflect the Trustee as secured party of record with respect to such financing statements.

ARTICLE IV

REPORTS

Section 4.1                                      Reports and Instructions to Trustee.

(a)                                  Weekly Manager’s Certificate.  On each Weekly Reporting Date, the Transaction Manager (on behalf of the Co-Issuers) shall furnish, or cause to be furnished, to the Trustee, the Administrative Agent, the Replacement Manager and the Rating Agencies a certificate containing at least the information set forth in Exhibit A attached hereto (each certificate, a “Weekly Manager’s Certificate”).  Notwithstanding anything to the contrary herein, the document attached hereto as Exhibit A as of the date hereof, shall be replaced by the Transaction Manager (on behalf of the Co-Issuers), acting in its sole discretion, following the Closing Date with an actual form of Weekly Manager’s Certificate; provided that such form of Weekly Manager’s Certificate shall include at least all of the information set forth in the document attached hereto as Exhibit A as of the date hereof.  Copies of such form of Weekly Manager’s Certificate shall be furnished by the Co-Issuers or by the Transaction Manager (on behalf of the Co-Issuers) to the Trustee, the Administrative Agent, the Replacement Manager, and the Rating Agencies.

(b)                                 Monthly Manager’s Certificate.  On or before each Determination Date, the Transaction Manager (on behalf of the Co-Issuers) shall furnish, or cause to be furnished, to the Trustee, the Master Manager, the Administrative Agent, the Rating Agencies, the Replacement Manager and the Paying Agent a certificate containing at least the information set forth in Exhibit B attached hereto (each certificate, a “Monthly Manager’s Certificate”).  Notwithstanding anything to the contrary herein, the document attached hereto as Exhibit B as of the date hereof, shall be replaced by the Transaction Manager (on behalf of the Co-Issuers), acting in its sole discretion, following the Closing Date with an actual form of Monthly Manager’s Certificate; provided that such form of Monthly Manager’s Certificate shall include at least all of the information set forth in the document attached hereto as Exhibit B as of the date hereof.  Copies of such form of Monthly Manager’s Certificate shall be furnished by the Co-Issuers or by the Transaction Manager (on behalf of the Co-Issuers) to the Trustee, the Administrative Agent, the Replacement Manager, the Master Manager, the Paying Agent and the Rating Agencies.

(c)                                  Noteholders’ Statement.  On or before each Determination Date, the Transaction Manager (on behalf of the Co-Issuers) shall furnish, or cause to be furnished, to the Trustee, the Administrative Agent, the Replacement Manager and the Rating Agencies a Noteholders’ Statement with respect to each Series of Notes substantially in the form provided in the applicable Series Supplement.

(d)                                 Compliance Certificates.  On or before each Determination Date, the Transaction Manager (on behalf of the Co-Issuers) shall deliver, or cause to be delivered, to the Trustee, the Administrative Agent, the Replacement Manager and the Rating Agencies an Officer’s Certificate, substantially in the form of Exhibit E attached hereto (each a “Compliance Certificate”), to the effect that, except as has been provided in a notice delivered pursuant to Section 8.8, no Early Amortization Event or Event of Default has occurred or is continuing.

(e)                                  Annual Accountants’ Reports.  As soon as available to the Transaction Manager pursuant to Section 6.1(a) of the Transaction Management Agreement, the Transaction Manager (on behalf of the Co-Issuers) shall furnish, or cause to be furnished, to the Trustee, the Administrative Agent, the Replacement Manager and the Rating Agencies the reports of the Independent Accountants required to be delivered to the Transaction Manager by the Master Manager.

In the event the Independent Accountants require the Trustee or the Administrative Agent to agree to the procedures performed by such firm, the Transaction Manager shall direct the Trustee and/or the Administrative Agent in writing to so agree, it being understood and agreed that the Trustee and/or the Administrative Agent will deliver such letter of agreement in conclusive reliance upon the direction of the Transaction Manager, and neither the Trustee nor the Administrative Agent shall make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

(f)                                    Master Issuer Financial Statements.  The Master Issuer shall furnish, or cause to be furnished by the Transaction Manager, to the Trustee, the Administrative Agent, the Replacement Manager and the Rating Agencies with respect to each Series of Notes Outstanding the following financial statements:

(i)                                     as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year (or, within sixty (60) days after the end of the first fiscal quarter ending after the Closing Date), unaudited consolidated balance sheets of the Master Issuer as of the end of such quarter and unaudited consolidated statements of income and cash flows of the Master Issuer for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter; and

(ii)                                  as soon as available and in any event within ninety (90) days after the end of each fiscal year, audited consolidated balance sheets of the Master Issuer as of the end of such fiscal year and audited consolidated statements of income and cash flows of the Master Issuer for such fiscal year, setting forth in comparative form the figures for the previous fiscal year prepared in accordance with GAAP and accompanied by an opinion thereon of the Independent Accountants stating that such audited financial statements present fairly, in all material respects, the financial position of the companies being reported on and their results of operations and have been prepared in accordance with GAAP.

(g)                                 NuCO2 Financial Statements.  The Master Issuer shall furnish, or cause to be furnished by the Master Manager, to the Trustee, the Administrative Agent, the Replacement Manager and the Rating Agencies with respect to each Series of Notes Outstanding the following financial statements:

(i)                                     as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year (or, within sixty (60) days after the end of the first fiscal quarter ending after the Closing Date), an unaudited consolidated balance sheet of NuCO2 as of the end of each of the first three quarters of each fiscal year and unaudited consolidated statements of income and cash flows of NuCO2 for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter; and

(ii)                                  as soon as available and in any event within ninety (90) days after the end of each fiscal year, an audited consolidated balance sheet of NuCO2 as of the end of each fiscal year and audited consolidated statements of income and cash flows of NuCO2 for such fiscal year, setting forth in comparative form the figures for the previous fiscal year, prepared in accordance with GAAP and accompanied by an opinion thereon of the Independent Accountants stating that such audited consolidated financial statements present fairly, in all material respects, the financial position of the companies being reported on and their results of operations and have been prepared in accordance with GAAP.

(h)                                 Quarterly Customer Contracts Report. So long as the Series 2008-1 Class A Notes are Outstanding, the Master Issuer shall furnish, or cause to be furnished by the Transaction Manager, to the Rating Agencies, the Trustee, the Administrative Agent and the Replacement Manager, within 45 days after the end of each quarter, a report setting forth the activation and attrition rates with respect to Customer Contracts for such quarter, substantially in the form of Exhibit G attached hereto (each, a “Quarterly Customer Contracts Report”).

(i)                                     Additional Information.  The Master Issuer shall furnish, or cause to be furnished, from time to time such additional information regarding the financial position, results of operations or business of NuCO2, the Employee Company, the Master Issuer or any Securitization Entity as the Trustee, the Control Party or any Rating Agency may reasonably request.

(j)                                     Instructions as to Withdrawals and Payments.  The Master Issuer shall furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable, written instructions to make withdrawals and payments from the Collection Account and any other Base Indenture Account or Series Account and to make drawings under any Enhancement, as contemplated herein and in any Series Supplement.  The Trustee and the Paying Agent shall promptly follow any such written instructions.

(k)                                  Replacement Manager Reports.  The Master Issuer shall furnish to the Replacement Manager all reports required pursuant to, and in compliance with, the Replacement Management Agreement.

Section 4.2                                      Annual Noteholders’ Tax Statement.

Unless otherwise specified in the applicable Series Supplement, on or before January 31 of each calendar year, beginning with calendar year 2009, the Paying Agent shall furnish to each Person who at any time during the preceding calendar year was a Noteholder a statement prepared by the Master Issuer, or by the Transaction Manager on its behalf, containing the information which is required to be contained in the Noteholders’ Statements with respect to each Series of Notes aggregated for such calendar year or the applicable portion thereof during which such Person was a Noteholder, together with such other customary information (consistent with the treatment of the Notes as indebtedness) as the Master Issuer, or the Transaction Manager on its behalf, deems necessary or desirable to enable the Noteholders to prepare their tax returns (each such statement, an “Annual Noteholders’ Tax Statement”).  Such obligations of the Master Issuer to prepare, or cause to be prepared, and the Paying Agent to distribute the Annual Noteholders’ Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code or other applicable tax law as from time to time in effect.

Section 4.3                                      Rule 144A Information.

For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Co-Issuers agree to provide to any Noteholder or Note Owner and to any prospective purchaser of Notes designated by such Noteholder or Note Owner upon the request of such Noteholder or Note Owner or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act.

Section 4.4                                      Reports, Financial Statements and Other Information to Noteholders.

The Trustee shall make the Weekly Manager’s Certificates, the Compliance Certificates, the Monthly Manager’s Certificates and the Noteholders’ Statements and any other notice or report received from or on behalf of the Co-Issuers and the Administrative Agent pursuant to any Related Document available to Noteholders, Note Owners and the Rating Agencies via the Trustee’s internet website at www.usbank.com/abs.com.  Assistance in using such website can be obtained by calling the Trustee’s customer service desk at (800) 934-6802; provided, however, that as a condition to access to the Trustee’s website, the Trustee shall require each Noteholder or Note Owner accessing its website to register as a Noteholder or Note Owner, as the case may be, and to make a confirmation in form and content similar to Exhibit F attached hereto; provided further that no prospective purchaser shall have access to the aforementioned information posted on the Trustee’s website, unless such prospective purchaser certifies pursuant to a form similar in content to Exhibit F attached hereto (or pursuant to such other form satisfactory to the Trustee) that it is requesting such information solely for use in evaluating its investment in any Series of Notes and will otherwise keep such information confidential.  The Trustee shall have the right to change the way such statements are electronically distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Trustee shall provide timely and adequate notification to all above Persons regarding any such changes.  In addition, at the written request of any Noteholder, any Note Owner or any prospective purchaser of Notes designated by a Noteholder or Note Owner, the Trustee shall send hard copies to such Noteholder, Note Owner or prospective purchaser of any of the Related Documents or any of the following documents received by the Trustee under the Indenture: Monthly Manager’s Certificates, Noteholders’ Statements, Officer’s Certificates required to be furnished to the Trustee pursuant to Section 4.1, reports of the Independent Accountants furnished to the Trustee pursuant to the Master Management Agreement and financial statements required to be furnished to the Trustee pursuant to Section 4.1; provided, however, that (i) prior to furnishing any such reports or certificates to any Noteholder or Note Owner, the Trustee shall receive from such Noteholder or Note Owner a confirmation, substantially in the form of Exhibit F, executed by such Noteholder or Note Owner to the effect that, in the case of a Note Owner, such Person is a beneficial holder of Notes and, in each case, such Person is requesting the information solely for use in evaluating such Person’s investment in Notes, shall otherwise keep such information confidential and (ii) prior to furnishing any such reports or certificates to any prospective purchaser of Notes designated by a Noteholder or Note Owner, the Trustee shall receive from such prospective purchaser of Notes a confirmation, substantially in the form of Exhibit F, executed by such prospective purchaser to the effect that such Person is a prospective transferee of Notes, is requesting the information solely for use in evaluating a possible investment in Notes, shall otherwise keep such information confidential.

Section 4.5                                      Transaction Manager.

Pursuant to the Transaction Management Agreement, the Transaction Manager has agreed to provide certain reports, notices, instructions and other services on behalf of the Master Issuer and the other Co-Issuers.  The Noteholders by their acceptance of the Notes consent to the provision of such reports and notices to the Trustee by the Transaction Manager, where applicable, in lieu of by the Master Issuer or any other Co-Issuer.  Any such reports and notices that are required to be delivered to the Noteholders hereunder shall be delivered by the Trustee.  The Trustee shall have no obligation whatsoever to verify, reconfirm or recalculate any information or material contained in any of the reports, financial statements or other information delivered to it pursuant to this Article IV or the Transaction Management Agreement.  All distributions, allocations, remittances and payments to be made by the Trustee or the Paying Agent hereunder or under any Supplement or Variable Funding Note Purchase Agreement shall be made based solely upon the most recently delivered written reports and instructions provided to the Trustee or Paying Agent, as the case may be, by the Transaction Manager.

ARTICLE V

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 5.1                                      Concentration Account.

(a)                                  Establishment of the Concentration Account.  On or prior to the Closing Date, title to the account to be designated as the “Concentration Account” shall be transferred to the Master Issuer as agent on behalf of the Contract Holder.  Such account, as of the Closing Date and at all times thereafter, shall be (A) owned by the Contract Holder, (B) pledged to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) subject to an Account Control Agreement.  The Concentration Account shall be an Eligible Account.  If the Concentration Account is at any time no longer an Eligible Account or the Master Issuer decides to establish a new Concentration Account for any other reason, the Master Issuer shall notify the Trustee and establish a new Concentration Account that is an Eligible Account, that is owned by the Contract Holder, and that is pledged to the Trustee for the benefit of the Secured Parties and subject to an Account Control Agreement; provided that if the new Concentration Account is established as a result of the existing Concentration Account no longer being an Eligible Account, then notice to the Trustee and the establishment of a new Concentration Account (subject to an Account Control Agreement) satisfying all the requirements set forth in the first part of this sentence will be accomplished within ten (10) Business Days of obtaining knowledge that such Concentration Account is no longer an Eligible Account.  If a new Concentration Account is established as a result of the existing Concentration Account no longer being an Eligible Account or for any other reason, the Master Issuer shall transfer all cash and investments from the existing Concentration Account into the new Concentration Account.  Subject to the applicable Account Control Agreement, the Concentration Account shall be maintained by the Transaction Manager on behalf of the Contract Holder.

(b)                                 Deposits.  The Transaction Manager shall deposit (or cause to be deposited) the following amounts into the Concentration Account within two (2) Business Days of receipt thereof:

(i)                                     all Customer Collections;

(ii)                                  any reimbursements due the Contract Holder from the Equipment Holder in connection with any payments made to third parties by the Contract Holder on behalf of the Equipment Holder, including, without limitation, in respect of any checks originally issued on or prior to the Closing Date by NuCO2, in connection with the Bulk Gases Business but transferred to the Contract Holder as a result of the applicable Contribution Agreements; and

(iii)                               all Customer Location Equipment Resale Revenues.

(c)                                  Withdrawals.  The Transaction Manager shall be permitted or required, in accordance with this Indenture, to withdraw amounts on deposit in the Concentration Account as follows:

(i)                                     on each Weekly Allocation Date, to deposit to the Equipment Holder Master Account:

(A)                              the applicable Delivery and Customer Services Fees;

(B)                                to the extent of Customer Location Equipment Resale Revenues received in the Concentration Account during the preceding Weekly Collection Period, an amount equal to the related Customer Location Equipment Costs;

(C)                                the applicable Sales Tax Reimbursements;

(D)                               the applicable Property Tax Reimbursements; and

(E)                                 the Customer Deposits deposited to the Concentration Account during the preceding Weekly Collection Period.

(ii)                                  on an as needed basis, to make such payments to third parties in respect of any checks originally issued on or prior to the Closing Date by NuCO2, in connection with the Bulk Gases Business but transferred to the Contract Holder as a result of the applicable Contribution Agreements; and

(iii)                               on a monthly basis on the last Weekly Allocation Date of each calendar month (after giving effect to the deposits contemplated under clause (i) above), to deposit to the Collection Account all amounts remaining in the Concentration Account after giving effect to the payments, transfers and other withdrawals described above.

(d)                                 Administration of the Concentration Account.  All amounts held in the Concentration Account shall be invested in Permitted Investments at the written direction of the Master Issuer, or the Transaction Manager on the Master Issuer’s behalf, and such amounts may be transferred by the Master Issuer, or the Transaction Manager on the Master Issuer’s behalf, into a money market account for the sole purpose of investing in Permitted Investments so long as such money market account is (A) an Eligible Account, (B) pledged to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) subject to an Account Control Agreement; provided, however, that any such investment in the Concentration Account (or in any such money market account) shall mature not later than the date on which such amount is required to be transferred to the Collection Account or any Securitization Entity Account as set forth herein.  In the absence of written investment instructions hereunder, funds on deposit in the Concentration Account shall be invested in money market funds described in clause (e) of the definition of Permitted Investments.  The Master Issuer shall not direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(e)                                  Earnings from the Concentration Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Concentration Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.12.

Section 5.2                                      Securitization Entity Accounts.

Each Securitization Entity Account shall be an Eligible Account that is pledged to, and subject to an Account Control Agreement in favor of, the Trustee.

(a)                                  Equipment Holder Master Account.  On or prior to the Closing Date, the Transaction Manager shall establish and maintain an account designated as the “Equipment Holder Master Account” in the name and for the benefit of the Equipment Holder.

(i)                                     Deposits.  On each Weekly Allocation Date, the Transaction Manager shall withdraw from the Concentration Account and deposit (or cause to be deposited) the sum of the following amounts into the Equipment Holder Master Account:

(A)                              the applicable Delivery and Customer Services Fees;

(B)                                to the extent of Customer Location Equipment Resale Revenues received in the Concentration Account during the preceding Weekly Collection Period, an amount equal to the related Customer Location Equipment Costs;

(C)                                the applicable Sales Tax Reimbursements;

(D)                               the applicable Property Tax Reimbursements; and

(E)                                 the Customer Deposits deposited to the Concentration Account during the preceding Weekly Collection Period.

(ii)                                  Withdrawals.  The Transaction Manager shall be permitted or required, in accordance with the Indenture, to withdraw amounts on deposit in the Equipment Holder Master Account as follows:

(A)                              on each Weekly Allocation Date, to deposit to the Equipment Holder Operating Account: (i) the Equipment Holder Operating Expense Fees, or, at the Transaction Manager’s discretion, such other amount, up to in the aggregate the Equipment Holder Operating Expense Cap, (ii) the Product and Lease Expenses relating to the preceding Weekly Collection Period, (iii) the applicable Sales Tax

Reimbursements, (iv) the applicable Property Tax Reimbursements, and (v) the Customer Deposits deposited to the Concentration Account during the preceding Weekly Collection Period; and

(B)                                on the last Weekly Allocation Date of each calendar month (after giving effect to the deposits contemplated under the foregoing clause (A)), to deposit to the Collection Account all amounts remaining in the Equipment Holder Master Account after giving effect to the payments, transfers and other withdrawals described above.

(b)                                 Equipment Holder Operating Account.  On or prior to the Closing Date, the Transaction Manager shall establish and maintain an account designated as the “Equipment Holder Operating Account” in the name and for the benefit of the Equipment Holder.

(i)                                     Deposits.  The Transaction Manager shall withdraw from the Equipment Holder Master Account and deposit (or cause to be deposited) the following amounts into the Equipment Holder Operating Account:

(A)                              on each Weekly Allocation Date, (i) the Equipment Holder Operating Expense Fees, or, at the Transaction Manager’s discretion, such other amount, up to in the aggregate the Equipment Holder Operating Expense Cap, (ii) the Product and Lease Expenses relating to the preceding Weekly Collection Period, (iii) the applicable Sales Tax Reimbursements, (iv) the applicable Property Tax Reimbursements, and (v) the Customer Deposits deposited to the Concentration Account during the preceding Weekly Collection Period;

(B)                                any other amounts transferred into the Equipment Holder Operating Account from the Master Issuer’s Surplus Account or any of its other accounts in accordance with (or, not in contravention of) the Related Documents; and

(C)                                any proceeds from the issuance of any Series 2008-1 Class A-2 Notes and any Series 2008-1 Class A-3 Notes.

(ii)                                  Withdrawals.  The Transaction Manager shall be permitted or required, in accordance with the Indenture, to withdraw amounts on deposit in the Equipment Holder Operating Account as follows:

(A)                              on each Weekly Allocation Date, to deposit to the Equipment Holder CAPEX Account, the Equipment Holder CAPEX Fees solely from amounts deposited to the Equipment Holder Operating Account on such date;

(B)                                on an as needed basis, to make all payments and deposits required to be made pursuant to any agreement relating to the

Equipment, the Delivery Truck Leases, the Real Estate Leases and the Supply Contracts and any other agreements with third parties;

(C)                                on an as needed basis, to pay the Employee Services Fee;

(D)                               on an as needed basis, to reimburse the Employee Company for any payments to third parties made by the Employee Company on behalf of the Equipment Holder;

(E)                                 on an as needed basis, to make any and all other payments and deposits related to the operation of the Bulk Gases Business; and

(F)                                 on an as needed basis, to make all such deposits to the Collection Account to pay the principal on the Series 2008-1 Class A-2 Notes and the Series 2008-1 Class A-3 Notes.

(c)                                  Equipment Holder CAPEX Account.  On or prior to the Closing Date, the Transaction Manager shall establish and maintain an account (which may be a sub-account of the Equipment Holder Operating Account) designated as the “Equipment Holder CAPEX Account” in the name and for the benefit of the Equipment Holder.

(i)                                     Deposits.  The Transaction Manager shall withdraw from the Equipment Holder Operating Account and deposit (or cause to be deposited) the Equipment Holder CAPEX Fees into the Equipment Holder CAPEX Account on each Weekly Allocation Date solely from amounts deposited to the Equipment Holder Operating Account on such date.

(ii)                                  Withdrawals.  The Transaction Manager shall be permitted or required, in accordance with the Indenture, to withdraw amounts on deposit in the Equipment Holder CAPEX Account as follows:

(A)                              on an as needed basis, to make all payments and deposits required to fund capital expenditures associated with the Bulk Gases Business; and

(B)                                commencing on the Payment Date occurring in January 2009 and on every Payment Date occurring in January and July thereafter, to deposit to the Collection Account any Excess CAPEX Amounts for application in accordance with clause tenth and clause fifteenth, as applicable, of the Priority of Payments.

(d)                                 Insurance Proceeds Reserve Account.  On or prior to the Closing Date, the Transaction Manager shall establish and maintain an account designated as the “Insurance Proceeds Reserve Account” in the name and for the benefit of the Co-Issuers.

(i)                                     Deposits.  The Transaction Manager shall withdraw from the Concentration Account and deposit (or cause to be deposited) all Insurance Proceeds received by or on behalf of any Securitization Entity into the Insurance Proceeds Reserve Account.

(ii)                                  Withdrawals.  The Transaction Manager shall be permitted or required, in accordance with the Indenture, to withdraw amounts on deposit in the Insurance Proceeds Reserve Account as follows:

(A)                              on an as needed basis, to make payments from Restoration Proceeds on behalf of the applicable Securitization Entity towards the replacement or restoration of the applicable property or towards the purchase of assets useful in the Bulk Gases Business as are from time to time required if the Transaction Manager has elected to replace or restore such property or purchase new property in accordance with the terms of this Indenture; and

(B)                                on the last day of each Monthly Collection Period, to deposit to the Collection Account (for application in accordance with clause tenth or clause fifteenth, as applicable, of the Priority of Payments) all other Insurance Proceeds Amounts, including, without limitation, any Insurance Proceeds Amounts initially retained in the Insurance Proceeds Reserve Account as Restoration Proceeds in accordance with clause (A) above that have not been used for the contemplated restoration, replacement or purchase within 360 days of receipt or with respect to property that the Transaction Manager has determined not to replace or restore.

(e)                                  Tax Reserve Account.  On or prior to the Closing Date, the Transaction Manager shall establish and maintain an account designated as the “Tax Reserve Account” in the name and for the benefit of the Co-Issuers.

(i)                                     Deposits.  The Transaction Manager shall deposit (or cause to be deposited) all Tax Reserve Amounts required to be deposited pursuant to clause seventh of the Priority of Payments into the Tax Reserve Account.

(ii)                                  Withdrawals.  The Transaction Manager shall be permitted or required, in accordance with the Indenture, to withdraw amounts on deposit in the Tax Reserve Account as follows:

(A)                              on an as needed basis, to make such payments to any tax authorities on behalf of the Master Manager and its Affiliates in an amount equal to any tax payments due on such date, including any Tax Payment Deficiency pursuant to the terms hereof;

(B)                                on an as needed basis, to make such reimbursements to the Master Manager in an amount equal to any tax payments advanced by the Master Manager on behalf of itself and its

Affiliates for which the Master Manager has not previously been reimbursed; and

(C)                                on an as needed basis, to deposit to the Collection Account any amounts reasonably determined by the Master Manager to be not needed to satisfy any tax liabilities within the twelve (12) months following such withdrawal.

(f)                                    Administration of the Securitization Entity Accounts.  All amounts held in each Securitization Entity Account shall be invested in Permitted Investments at the written direction of the Master Issuer, or the Transaction Manager on behalf of the Master Issuer, and such amounts may be transferred by the Master Issuer, or the Transaction Manager on behalf of the Master Issuer, into a money market account for the sole purpose of investing in Permitted Investments so long as such money market account is (A) an Eligible Account, (B) pledged to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) subject to an Account Control Agreement; provided, however, that any such investment in the Securitization Entity Account (or in any such money market account) other than the Equipment Holder Operating Account shall mature not later than the date on which such amount is required to be transferred to the Collection Account or any Securitization Entity Account as set forth herein.  In the absence of written investment instructions hereunder, funds on deposit in the Securitization Entity Accounts shall be invested in money market funds described in clause (e) of the definition of Permitted Investments.  The Master Issuer shall not direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(g)                                 Earnings from the Securitization Entity Accounts.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Securitization Entity Accounts shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.12

Section 5.3                                      Senior Note Interest Reserve Account.

(a)                                  Establishment of the Senior Note Interest Reserve Account.  On or prior to the Closing Date, the Master Issuer shall establish and maintain an account in the name of the Trustee for the benefit of the Senior Noteholders, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the foregoing Secured Parties (the “Senior Note Interest Reserve Account”).  The Senior Note Interest Reserve Account shall be an Eligible Account.  If the Senior Note Interest Reserve Account is at any time no longer an Eligible Account, the Master Issuer shall, within ten (10) Business Days of obtaining knowledge that the Senior Note Interest Reserve Account is no longer an Eligible Account, notify the Trustee and establish a new Senior Note Interest Reserve Account that is an Eligible Account.  If a new Senior Note Interest Reserve Account is established the Master Issuer shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Senior Note Interest Reserve

Account into the new Senior Note Interest Reserve Account.  Initially, the Senior Note Interest Reserve Account shall be established with the Trustee.

(b)                                 Administration of the Senior Note Interest Reserve Account.  All amounts held in the Senior Note Interest Reserve Account shall be invested in Permitted Investments at the written direction of the Master Issuer; provided, however, that any such investment in the Senior Note Interest Reserve Account shall mature not later than the Business Day prior to the next succeeding Payment Date.  In the absence of written investment instructions hereunder, funds on deposit in the Senior Note Interest Reserve Account shall be invested in money market funds described in clause (e) of the definition of Permitted Investments.  The Master Issuer shall not direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(c)                                  Earnings from the Senior Note Interest Reserve Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Senior Note Interest Reserve Account shall be deemed to be Investment Income on deposit for application to amounts required to be on deposit in the Senior Note Interest Reserve Account or for distribution to the Collection Account in accordance with Section 5.12.

Section 5.4                                      Cash Trap Reserve Account.

(a)                                  Establishment of the Cash Trap Reserve Account.  On or prior to the Closing Date, the Master Issuer shall establish and maintain an account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (the “Cash Trap Reserve Account”).  The Cash Trap Reserve Account shall be an Eligible Account.  If the Cash Trap Reserve Account is at any time no longer an Eligible Account, the Master Issuer shall, within ten (10) Business Days of obtaining knowledge that the Cash Trap Reserve Account is no longer an Eligible Account, notify the Trustee and establish a new Cash Trap Reserve Account that is an Eligible Account.  If a new Cash Trap Reserve Account is established the Master Issuer shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Cash Trap Reserve Account into the new Cash Trap Reserve Account.  Initially, the Cash Trap Reserve Account shall be established with the Trustee.

(b)                                 Administration of the Cash Trap Reserve Account.  All amounts held in the Cash Trap Reserve Account shall be invested in Permitted Investments at the written direction of the Master Issuer; provided, however, that any such investment in the Cash Trap Reserve Account shall mature not later than the Business Day prior to the next succeeding Payment Date.  In the absence of written investment instructions hereunder, funds on deposit in the Cash Trap Reserve Account shall be invested in money market funds described in clause (e) of the definition of Permitted Investments.  The Master Issuer shall not direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(c)                                  Earnings from the Cash Trap Reserve Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Cash Trap Reserve Account shall be deemed to be Investment Income on deposit for application to amounts required to be on deposit in the Cash Trap Reserve Account or for distribution to the Collection Account in accordance with Section 5.12.

Section 5.5                                      Contributions Reserve Account.

(a)                                  Establishment of the Contributions Reserve Account.  On or prior to the Closing Date, the Master Issuer shall establish and maintain an account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (the “Contributions Reserve Account”).  The Contributions Reserve Account shall be an Eligible Account.  If the Contributions Reserve Account is at any time no longer an Eligible Account, the Master Issuer shall, within ten (10) Business Days of obtaining knowledge that the Contributions Reserve Account is no longer an Eligible Account, notify the Trustee and establish a new Contributions Reserve Account that is an Eligible Account.  If a new Contributions Reserve Account is established the Master Issuer shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Contributions Reserve Account into the new Contributions Reserve Account.  Initially, the Contributions Reserve Account shall be established with the Trustee.

(b)                                 Administration of the Contributions Reserve Account.  All amounts held in the Contributions Reserve Account shall be invested in Permitted Investments at the written direction of the Master Issuer, or the Transaction Manager on behalf of the Master Issuer; provided, however, that any such investment in the Contributions Reserve Account shall mature not later than the Business Day prior to the next succeeding Payment Date.  In the absence of written investment instructions hereunder, funds on deposit in the Contributions Reserve Account shall be invested in money market funds described in clause (e) of the definition of Permitted Investments.  The Master Issuer shall not direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(c)                                  Earnings from the Contributions Reserve Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Contributions Reserve Account shall be deemed to be Investment Income on deposit for application to amounts required to be on deposit in the Contributions Reserve Account or for distribution to the Collection Account in accordance with Section 5.12.

Section 5.6                                      Termination Amount Reserve Account.

(a)                                  Establishment of the Termination Amount Reserve Account.  On or prior to the Closing Date, the Master Issuer shall establish and maintain an account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (the “Termination Amount Reserve Account”).  The Termination Amount

Reserve Account shall be an Eligible Account.  If the Termination Amount Reserve Account is at any time no longer an Eligible Account, the Master Issuer shall, within ten (10) Business Days of obtaining knowledge that the Termination Amount Reserve Account is no longer an Eligible Account, notify the Trustee and establish a new Termination Amount Reserve Account that is an Eligible Account.  If a new Termination Amount Reserve Account is established the Master Issuer shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Termination Amount Reserve Account into the new Termination Amount Reserve Account.  Initially, the Termination Amount Reserve Account shall be established with the Trustee.

(b)                                 Administration of the Termination Amount Reserve Account.  All amounts held in the Termination Amount Reserve Account shall be invested in Permitted Investments at the written direction of the Master Issuer, or the Transaction Manager on behalf of the Master Issuer; provided, however, that any such investment in the Termination Amount Reserve Account shall mature not later than the Business Day prior to the next succeeding Payment Date.  In the absence of written investment instructions hereunder, funds on deposit in the Termination Amount Reserve Account shall be invested in money market funds described in clause (e) of the definition of Permitted Investments.  The Master Issuer shall not direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(c)                                  Earnings from the Termination Amount Reserve Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Termination Amount Reserve Account shall be deemed to be Investment Income on deposit for application to amounts required to be on deposit in the Termination Amount Reserve Account or for distribution to the Collection Account in accordance with Section 5.12.

Section 5.7                                      Other Accounts.

(a)                                  Hedge Payment Account.

(i)                                     Establishment of the Hedge Payment Account.  On or prior to the Closing Date, the Master Issuer shall establish and maintain an account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (the “Hedge Payment Account”).  The Hedge Payment Account shall be an Eligible Account.  If the Hedge Payment Account is at any time no longer an Eligible Account, the Master Issuer shall, within ten (10) Business Days of obtaining knowledge that the Hedge Payment Account is no longer an Eligible Account, notify the Trustee and establish a new Hedge Payment Account that is an Eligible Account.  If a new Hedge Payment Account is established the Master Issuer shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Hedge Payment Account into the new Hedge Payment Account.  Initially, the Hedge Payment Account shall be established with the Trustee.

(ii)                                  Administration of the Hedge Payment Account.  All amounts held in the Hedge Payment Account shall be invested in Permitted Investments at the written direction of the Master Issuer; provided, however, that any such investment in the Hedge Payment Account shall mature not later than the Business Day prior to the next succeeding Payment Date.  In the absence of written investment instructions hereunder, funds on deposit in the Hedge Payment Account shall be invested in money market funds described in clause (e) of the definition of Permitted Investments.  The Master Issuer shall not direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(iii)                               Earnings from the Hedge Payment Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Hedge Payment Account shall be deemed to be Investment Income on deposit for application to amounts required to be on deposit in the Hedge Payment Account or for distribution to the Collection Account in accordance with Section 5.12.

(b)                                 Enhancement Payment Account.

(i)                                     Establishment of the Enhancement Payment Account.  On or prior to the Closing Date, the Master Issuer shall establish and maintain an account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (the “Enhancement Payment Account”).  The Enhancement Payment Account shall be an Eligible Account.  If the Enhancement Payment Account is at any time no longer an Eligible Account, the Master Issuer shall, within ten (10) Business Days of obtaining knowledge that the Enhancement Payment Account is no longer an Eligible Account, notify the Trustee and establish a new Enhancement Payment Account that is an Eligible Account.  If a new Enhancement Payment Account is established the Master Issuer shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Enhancement Payment Account into the new Enhancement Payment Account.  Initially, the Enhancement Payment Account will be established with the Trustee.

(ii)                                  Administration of the Enhancement Payment Account.  All amounts held in the Enhancement Payment Account shall be invested in Permitted Investments at the written direction of the Master Issuer; provided, however, that any such investment in the Enhancement Payment Account shall mature not later than the Business Day prior to the next succeeding Payment Date.  In the absence of written investment instructions hereunder, funds on deposit in the Enhancement Payment Account shall be invested in money market funds described in clause (e) of the definition of Permitted Investments.  The Master Issuer shall not direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(iii)                               Earnings from the Enhancement Payment Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Enhancement Payment Account shall be deemed to be Investment Income on deposit for application to amounts required to be on deposit in the Enhancement Payment Account or for distribution to the Collection Account in accordance with Section 5.12.

Section 5.8                                      Collection Account.

(a)                                  Establishment of Collection Account.  On or prior to the Closing Date, the Master Issuer shall establish and shall maintain the Collection Account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (the “Collection Account”).  The Collection Account shall be an Eligible Account.  If the Collection Account is at any time no longer an Eligible Account, the Master Issuer shall, within ten (10) Business Days of obtaining knowledge that the Collection Account is no longer an Eligible Account, notify the Trustee and establish a new Collection Account that is an Eligible Account.  If a new Collection Account is established the Master Issuer shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Collection Account into the new Collection Account.  Initially, the Collection Account shall be established with the Trustee.

(b)                                 Administration of the Collection Account.  All amounts held in the Collection Account shall be invested in Permitted Investments at the written direction of the Master Issuer; provided, however, that any such investment in the Collection Account shall mature not later than the Business Day prior to the next succeeding Payment Date.  In the absence of written investment instructions hereunder, funds on deposit in the Collection Account shall be invested in money market funds described in clause (e) of the definition of Permitted Investments.  The Master Issuer shall not direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(c)                                  Earnings from Collection Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account shall be deemed to be Investment Income on deposit for distribution in accordance with Section 5.12.

Section 5.9                                      Collection Account Administrative Accounts.

(a)                                  Establishment of Collection Account Administrative Accounts.  The Master Issuer shall establish and maintain with the Trustee the following administrative sub-accounts of the Collection Account, each of which shall be an Eligible Account, each in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties entitled to payment from such sub-account (collectively, the “Collection Account Administrative Accounts”); provided that the Trustee shall not be required to establish separate physical accounts for each Collection Account Administrative Account so long as the Trustee is able to monitor the amounts in each Collection Account Administrative Account while holding such amounts in the Collection Account:

(i)                                     an account for the deposit of the interest on the Senior Notes, any Note Make Whole Premium, any Class A-2 Breakage Amounts, and any Class A-3 Breakage Amounts applicable to the Senior Notes (the “Senior Note Interest Account”);

(ii)                                  an account for the deposit of the Class A-2 Senior Note Commitment Fee Amount (the “Class A-2 Notes Commitment Fees Account”);

(iii)                               an account for the deposit of the Class A-3 Senior Note Commitment Fee Amount (the “Class A-3 Notes Commitment Fees Account”);

(iv)                              an account for the deposit of the Required Amortization Amounts, if any, any Indemnification Amounts, Asset Disposition Prepayment Amounts, Insurance Proceeds Amounts, Excess CAPEX Amounts or any other principal payments with respect to the Senior Notes  (the “Senior Note Principal Payments Account”);

(v)                                 an account for the deposit of the interest on the Subordinated Notes and any Note Make Whole Premium applicable to the Subordinated Notes (the “Subordinated Note Interest Account”);

(vi)                              an account for the deposit of any Indemnification Amounts, Asset Disposition Prepayment Amounts, Insurance Proceeds Amounts, Excess CAPEX Amounts or any other principal payments with respect to the Subordinated Notes (the “Subordinated Note Principal Payments Account”);

(vii)                           an account for the deposit of the Senior Note Contingent Additional Interest Amount (the “Senior Note Contingent Additional Interest Account”); and

(viii)                        an account for the deposit of the Subordinated Note Contingent Additional Interest Amount (the “Subordinated Note Contingent Additional Interest Account”);

provided that if any Collection Account Administrative Account is at any time no longer an Eligible Account, the Master Issuer shall, within ten (10) Business Days of obtaining knowledge that such Collection Account Administrative Account is no longer an Eligible Account, notify the Trustee and establish a new Collection Account Administrative Account that is an Eligible Account to replace such non-qualifying Collection Account Administrative Account.  If a new Collection Account Administrative Account is established the Master Issuer shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Collection Account Administrative Account into the new Collection Account Administrative Account.

(b)                                 Administration of the Collection Account Administrative Accounts.  All amounts held in the Collection Account Administrative Accounts shall be invested in Permitted Investments at the written direction of the Master Issuer, or the Transaction Manager on behalf of the Master Issuer; provided, however, that any such investment in the Collection Account Administrative Accounts shall mature not later than the Business Day prior to the next succeeding Payment Date.  In the absence of written investment instructions hereunder, funds on deposit in the Collection Account Administrative Accounts shall be invested in money market funds described in clause (e) of the definition of Permitted Investments.  The Master Issuer shall not direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(c)                                  Earnings from the Collection Account Administrative Accounts.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account Administrative Accounts shall be deposited therein and shall be deemed to be Investment Income on deposit for distribution in accordance with Section 5.12.

Section 5.10                                Trustee as Securities Intermediary.

(a)                                  The Trustee or other Person holding any Base Indenture Account held in the name of the Trustee for the benefit of the Secured Parties (collectively the “Master Issuer Trustee Accounts”) shall be the “Securities Intermediary”.  If the Securities Intermediary in respect of any Master Issuer Trustee Account is not the Trustee, the Master Issuer shall obtain the express agreement of such other Person to the obligations of the Securities Intermediary set forth in this Section 5.10.

(b)                                 The Securities Intermediary agrees that:

(i)                                     The Master Issuer Trustee Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the UCC in effect in the State of New York (the “New York UCC”) will or may be credited;

(ii)                                  The Master Issuer Trustee Accounts will be treated as “securities accounts” within the meaning of Section 8-501 of the New York UCC and the Securities Intermediary qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC;

(iii)                               All securities or other property (other than cash) underlying any Financial Assets credited to any Master Issuer Trustee Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any Financial Asset credited to any Master Issuer Trustee Account be registered in the name of the Master Issuer or any other Securitization Entity, payable to the order of the Master Issuer or any other Securitization Entity or specially indorsed to the Master Issuer or any other Securitization Entity;

(iv)                              All property delivered to the Securities Intermediary pursuant to this Base Indenture will be promptly credited to the appropriate Master Issuer Trustee Account;

(v)                                 Each item of property (whether investment property, security, instrument or cash) credited to a Master Issuer Trustee Account shall be treated as a Financial Asset under Article 8 of the New York UCC;

(vi)                              If at any time the Securities Intermediary shall receive any entitlement order from the Trustee (including those directing transfer or redemption of any Financial Asset) relating to the Master Issuer Trustee Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Master Issuer or any other Person;

(vii)                           For purposes of all applicable UCCs, New York shall be deemed to be the Securities Intermediary’s jurisdiction, and the Master Issuer Trustee Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;

(viii)                        The Securities Intermediary has not entered into, and until termination of this Base Indenture, will not enter into, any agreement with any other Person relating to the Master Issuer Trustee Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Base Indenture will not enter into, any agreement with the Master Issuer or any Affiliate thereof purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 5.10(b)(vi); and

(ix)                                Except for the claims and interest of the Trustee, the Secured Parties, the Master Issuer and the other Securitization Entities in the Master Issuer Trustee Accounts, neither the Securities Intermediary nor, in the case of the Trustee, any Trust Officer knows of any claim to, or interest in, the Master Issuer Trustee Accounts or in any Financial Asset credited thereto.  If the Securities Intermediary or, in the case of the Trustee, a Trust Officer has Actual Knowledge of the assertion by any other person of any Lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Master Issuer Trustee Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee and the Master Issuer thereof.

(c)                                  At any time after the occurrence and during the continuation of an Event of Default, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Master Issuer Trustee Accounts and in all proceeds thereof, and shall be the only Person authorized to originate entitlement orders in respect of the Master Issuer Trustee Accounts; provided, however, that at all other times the Master Issuer, or the Transaction Manager on behalf of the Master Issuer, shall, subject to the terms of the Indenture and the other Related Documents, be authorized to instruct the Trustee to originate entitlement orders in respect of the Master Issuer Trustee Accounts.

Section 5.11                                Establishment of Series Accounts.

To the extent specified in the Series Supplement with respect to any Series of Notes, the Trustee may establish and maintain one or more Series Accounts and/or administrative accounts of any such Series Account in accordance with the terms of such Series Supplement.

Section 5.12                                Collections and Investment Income.

(a)                                  Collections in General.  Until the Indenture is terminated pursuant to Section 11.1, the Master Issuer (or the Transaction Manager on behalf of the Master Issuer) shall cause all Collections due and to become due to the Master Issuer, any other Securitization Entity or the Trustee, as the case may be, to the extent not deposited to the Concentration Account to be deposited to the Collection Account in the following manner:

(i)                                     on the last Weekly Allocation Date of each calendar month, the Transaction Manager shall withdraw from the Concentration Account for deposit to the Collection Account all amounts remaining in the Concentration Account as of such date, after giving effect to the payments, transfers and other withdrawals from the Concentration Account pursuant to Section 5.1(c).

(ii)                                  on the last Weekly Allocation Date of each calendar month, the Transaction Manager shall withdraw from the Equipment Holder Master Account for deposit to the Collection Account all amounts remaining in the Equipment Holder Master Account as of such date, after giving effect to the payments, transfers and other withdrawals from the Equipment Holder Master Account pursuant to Section 5.2(a)(ii).

(iii)                               as and when received, the Transaction Manager shall cause all Contributions (other than any amount of equity contributions made in cash by NuCO2 to the Master Issuer that are not intended by NuCO2 to constitute

‘‘Contributions’’ for inclusion in “Net Cash Flow” subject to the limitations set forth in the proviso to the definition of “Contributions”) to be deposited to the Collection Account;

(iv)                              as and when received, the Transaction Manager shall cause any Asset Disposition Amounts, Indemnification Amounts and Excess CAPEX Amounts to be deposited to the Collection Account;

(v)                                 on the last day of each Monthly Collection Period, the Transaction Manager shall withdraw from the Insurance Proceeds Reserve Account for deposit to the Collection Account all Insurance Proceeds Amounts remaining in the Insurance Proceeds Reserve Account as of such date;

(vi)                              as and when received, the Transaction Manager shall cause all amounts and allocations distributed to the Master Issuer as a result of its ownership of the preferred membership interests in the Employee Company to be deposited to the Collection Account;

(vii)                           as and when received, the Transaction Manager shall cause any amounts in respect of Permitted Hedges to be deposited to the Collection Account; and

(viii)                        any other amounts required to be deposited to the Collection Account shall be deposited thereto as provided for under this Base Indenture.

(b)                                 Investment Income.  On the Determination Date immediately prior to each Payment Date, the Master Issuer, or the Transaction Manager on behalf of the Master Issuer, shall instruct the Trustee to transfer any Investment Income on deposit in the Senior Note Interest Reserve Account, the Cash Trap Reserve Account, the Contributions Reserve Account, the Termination Amount Reserve Account, the Hedge Payment Account, the Enhancement Payment Account, or the Collection Account Administrative Accounts to the Collection Account.

(c)                                  Payment Instructions.  In accordance with and subject to the terms of the Master Management Agreement, the Master Issuer shall cause the Transaction Manager to instruct each third party from which Customer Collections are received to make the related payments to the Concentration Account; provided that, to the extent such payments are made by check, such checks shall be deposited to the Concentration Account within two (2) Business Days of receipt.

(d)                                 Misdirected Collections.

(i)                                     The Co-Issuers agree that if any Collections shall be received by any Co-Issuer or any other Securitization Entity in an account other than the Concentration Account or the Collection Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by such Co-Issuer or such other Securitization Entity with any of their other funds or property, if any, but shall be held separate and apart therefrom and shall be held in trust by such Co-Issuer or such other Securitization Entity for, and, within one (1) Business Day of the identification of such payment, paid over to, the Transaction Manager or the Trustee, as applicable, for deposit to the appropriate account, with any necessary endorsement.

(ii)                                  The Trustee shall withdraw from the Collection Account any monies on deposit therein that the Transaction Manager certifies to it are not Collections and pay such amounts to or at the direction of the Transaction Manager.

(iii)                               All monies, instruments, cash and other proceeds received by the Trustee pursuant to the Indenture shall be immediately deposited in the Collection Account and shall be applied as provided in this Article V.

(iv)                              To the extent of amounts deposited in any Securitization Entity Account that the Transaction Manager determines were required to be deposited to another Securitization Entity Account pursuant to the terms of the Base Indenture, the Transaction Manager agrees, within one (1) Business Day of the identification of such amount, to transfer such amounts to such other Securitization Entity Account.

Section 5.13                                Application of Collections on Payment Dates.  On the Determination Date prior to each Payment Date, the Master Issuer, or the Transaction Manager on behalf of the Master Issuer, shall instruct the Trustee in writing (including, without limitation, pursuant to the Monthly Manager’s Certificate) to withdraw or allocate the funds, including any Investment Income available thereon, on deposit in the Collection Account on such Payment Date as follows (the “Priority of Payments”); provided that in connection with allocations to pay any interest amounts in respect of any variable funding Notes which are based on a calculation of the CP Funding Rate (as defined in the applicable Series Supplement), such instructions shall constitute a reasonable estimate of the interest amounts due, subject to appropriate adjustments and true-ups which the Master Issuer may instruct the Trustee of in writing (including, without limitation, pursuant to the Monthly Manager’s Certificate) on the immediately following Payment Date:

(i)                                                 first, to pay the Trustee for all accrued and unpaid fees and expenses permitted under the Base Indenture (which expenses shall be subject to the SPE Operating Expenses Cap);

(ii)                                              second, to pay to the Transaction Manager an amount equal to the Transaction Management Fee together with any accrued and unpaid Transaction Management Fees;

(iii)                                           third, to pay the incurred SPE Operating Expenses in an aggregate amount up to the SPE Operating Expenses Cap;

(iv)                                          fourth, to allocate to the Senior Note Interest Account, the accrued and unpaid Senior Note Interest Amount (including any accrued and unpaid interest on such unpaid Senior Note Interest Amount, if any) for such Payment Date;

(v)                                             fifth, to deposit or pay, ratably according to the amounts required to be deposited or paid set forth in subclauses (A) through (D) below, the following amounts until the amount required to be deposited or paid pursuant to subclauses (A) through (D) below is deposited or paid in full:

(A)                              to the Class A-2 Notes Commitment Fees Account, the accrued and unpaid Class A-2 Senior Note Commitment Fee Amount;

(B)                                to the Class A-3 Notes Commitment Fees Account, the accrued and unpaid Class A-3 Senior Note Commitment Fee Amount;

(C)                                to the Enhancement Payment Account, the Enhancement Payment Amount, if any; and

(D)                               to the Hedge Payment Account, the accrued and unpaid Series Hedge Payment Amount, if any, payable to each Hedge Counterparty pro rata according to the amount due and payable to each of them; provided, that the deposit to the Hedge Payment Account pursuant to this subclause (D) will exclude any termination payment payable to a Hedge Counterparty, if any, without regard to whether the Hedge Counterparty was the defaulting party or an affected party or any other unscheduled amount due and payable to a Hedge Counterparty, if any, and will exclude any indemnity payment, tax payments or other similar amounts not constituting regularly scheduled hedge payments;

(vi)                                          sixth, to deposit into the Senior Note Interest Reserve Account, an amount equal to the Senior Note Interest Reserve Account Deficit Amount on such Payment Date (calculated after giving effect to any deposit to the Senior Note Interest Reserve Account on the applicable Draw Date pursuant to Section 5.14(i)(v)) with respect to each Class of Senior Notes; provided, however, that no amounts, with respect to any Series of Notes, shall be deposited into the Senior Note Interest Reserve Account pursuant to this clause sixth on any Payment Date that occurs on or after the Series Adjusted Repayment Date;

(vii)                                       seventh, to deposit the applicable Tax Reserve Amount to the Tax Reserve Account;

(viii)                                    eighth, so long as no Early Amortization Event has occurred and is continuing, (i) first, to deposit pro rata (a) to the Senior Note Principal Payments Account the Required Amortization Amounts, if any, relating to the applicable Series 2008-1 Notes, and (b) to the Senior Note Interest Account any Class A-2 Breakage Amounts or Class A-3 Breakage Amounts, as the case may be, relating to the applicable Series 2008-1 Notes, and (ii) second, to pay the Final Payment on the applicable Series Legal Final Maturity Date;

(ix)                                            ninth, to pay the Trustee, the Administrative Agent, the Class A-2 Administrative Agent, the Class A-3 Administrative Agent or the Replacement Manager, as applicable, for any reimbursable expenses permitted hereunder (including the SPE Operating Expenses) not otherwise covered by clause first and clause third above, unless such expenses are deferred by the Trustee, the Administrative Agent, the Class A-2 Administrative Agent, the Class A-3 Administrative Agent or the Replacement Manager, as applicable;

(x)                                               tenth, ratably on such amounts, (A) to deposit to the Senior Note Principal Payments Account, the aggregate Additional Senior Note Prepayment Amount, if any, up to the amount necessary to cause the Aggregate Outstanding Principal Amount of the Senior Notes Outstanding to be paid in full, and (B) to deposit to the Senior Note Interest Account, the entire amount of any corresponding Note Make Whole Premium applicable to the Senior Notes with respect to such Payment Date and any such amounts remaining unpaid from all prior Payment Dates;

(xi)                                            eleventh, so long as no Early Amortization Event has occurred and is continuing, (i) first, to the extent that a Cash Trapping Period is in effect, to deposit into the Cash Trap Reserve Account, an amount equal to the Cash Trapping Amount, if any, on such Payment Date and (ii) second, with respect to any Series of Senior Notes issued after the Closing Date, to deposit pro rata into (a) the Senior Note Principal Payments Account, the applicable Required Amortization Amounts, if any, and (b) the Senior Note Interest Account, any breakage amounts relating to such Series of Senior Notes issued after the Closing Date;

(xii)                                         twelfth, if such Payment Date occurs during an Early Amortization Period, to allocate to the Senior Note Principal Payments Account all remaining funds on deposit in the Collection Account on such Payment Date until no principal amounts with respect to any Class A Notes are Outstanding;

(xiii)                                      thirteenth, to deposit to the Termination Amount Reserve Account all remaining funds on deposit in the Collection Account on such Payment Date, up to the Aggregate Termination Amount relating to such Payment Date and any unpaid Termination Amount Shortfall from Prior Payment Dates;

(xiv)                                     fourteenth, to allocate to the Subordinated Note Interest Account, the Subordinated Notes Interest Amount for such Payment Date (including any accrued and unpaid interest on such unpaid Subordinated Notes Interest Amount, if any);

(xv)                                        fifteenth, ratably on such amounts, (A) to deposit to the Subordinated Note Principal Payments Account, the aggregate Additional

Subordinated Note Prepayment Amount, if any, up to the amount necessary to cause the Aggregate Outstanding Principal Amount of the Subordinated Notes Outstanding to be paid in full, and (B) to deposit to the Subordinated Note Interest Account, the entire amount of any corresponding Note Make Whole Premium applicable to the Subordinated Notes with respect to such Payment Date and any such amounts remaining unpaid from all prior Payment Dates;

(xvi)                                     sixteenth, if such Payment Date occurs during an Early Amortization Period and no amounts are due but unpaid on any Class of Senior Notes, to allocate to the Subordinated Note Principal Payments Account, all remaining funds on deposit in the Collection Account on such Payment Date until no principal amounts with respect to the Subordinated Notes are Outstanding;

(xvii)                                  seventeenth, to allocate to the Senior Note Contingent Additional Interest Account, the accrued and unpaid Senior Note Contingent Additional Interest Amount (including any accrued and unpaid interest on such unpaid Senior Note Contingent Additional Interest Amount) for such Payment Date;

(xviii)                               eighteenth, to allocate to the Subordinated Note Contingent Additional Interest Account, the accrued and unpaid Subordinated Note Contingent Additional Interest Amount (including any accrued and unpaid interest on such unpaid Subordinated Note Contingent Additional Interest Amount) for such Payment Date;

(xix)                                       nineteenth, to pay, ratably according to the amounts required to be paid set forth in subclauses (A) through (D) below, the following amounts until the amounts required to be paid pursuant to subclauses (A) through (D) below are paid in full:

(A)                              to pay any SPE Operating Expenses to the extent not covered by clause first, clause third, and clause ninth above;

(B)                                to pay to each Class A-2 Administrative Agent (or other Person acting in a similar capacity in respect of the Class A-2 Notes) on behalf of itself or on behalf of the Holders of the Class A-2 Notes, as applicable, pursuant to each Class A-2 Note Purchase Agreement (or other similar agreement), an amount equal to any accrued and unpaid Class A-2 Other Amounts due under the related Class A-2 Note Purchase Agreement (or other similar agreement), pro rata based on all such amounts due under each Class A-2 Note Purchase Agreement for such Payment Date;

(C)                                to pay to each Class A-3 Administrative Agent (or other Person acting in a similar capacity in respect of the Class A-3 Notes) on behalf of itself or on behalf of the Holders of the Class A-3 Notes, as applicable, pursuant to each Class A-3 Note Purchase Agreement (or other similar agreement), an amount equal to any accrued and unpaid Class A-3

Other Amounts due under the related Class A-3 Note Purchase Agreement (or other similar agreement), pro rata based on all such amounts due under each Class A-3 Note Purchase Agreement for such Payment Date; and

(D)                               to deposit to the Hedge Payment Account, (A) any accrued and unpaid Series Hedge Payment Amount that constitutes a termination payment payable to a Hedge Counterparty, if any; and (B) any other amount payable to a Hedge Counterparty, if any, pursuant to the related Interest Rate Hedge, in each case pro rata to each Hedge Counterparty, if any, according to the amount due and payable to each of them;

(xx)                                          twentieth, to deposit to the Equipment Holder Operating Account amounts equal to the Additional Equipment Holder Operating Expenses;

(xxi)                                       twenty-first, to pay the Note Make Whole Premium, if any, to the extent not already paid pursuant to clause tenth and clause fifteenth, as applicable, above;

(xxii)                                    twenty-second, to deposit to the Contributions Reserve Account all remaining funds on deposit in the Collection Account on such Payment Date, up to the Aggregate Contributions Amount relating to such Payment Date and any unpaid Contributions Amount Shortfall from Prior Payment Dates; and

(xxiii)                                 twenty-third, to pay the remaining amount, if any (the “Surplus Amount”), to or at the direction of the Master Issuer.

Section 5.14                                Application of Funds.

On each Payment Date, amounts deposited in the Collection Account and allocated to the Collection Account Administrative Accounts, or withdrawn from the Senior Note Interest Reserve Account or the Cash Trap Reserve Account, as the case may be, will be available to the Trustee to remit all applicable amounts on such Payment Date pursuant to the related Monthly Manager’s Certificate and the terms hereof in accordance with the following:

(a)                                  Senior Note Interest Account.  On each Determination Date, after giving effect to the allocations set forth in the Priority of Payments, the Transaction Manager shall instruct the Trustee in writing to withdraw on the related Payment Date: (i) the funds allocated to the Senior Note Interest Account on such Payment Date to be paid in the following order: (A) to the applicable Class of Senior Notes (including the Series 2008-1 Class A Notes) from the Collection Account, up to the accrued and unpaid Senior Note Interest Amount, in the order of priority set forth in Section 6.1, and (B) to the applicable Class of Senior Notes (including the Series 2008-1 Class A Notes) from the Collection Account, up to the applicable accrued and unpaid Note Make Whole Premium, Class A-2 Breakage Amounts and Class A-3 Breakage Amounts, as the case may be, in the order of priority set forth in Section 6.1, and pay such amounts to the Holders of Class A Notes entitled thereto pursuant to this Base Indenture and the applicable Series Supplement, and (ii) if the amount of funds allocated to the Senior Note Interest Account referred to in the immediately preceding clause (i)(A) is less than the accrued and unpaid Senior Note Interest Amount for the related Interest Period, first, an amount equal to the lesser of (A) such insufficiency and (B) the balance on deposit in the Senior Note Interest Reserve Account, from the Senior Note Interest Reserve Account, and second, if an insufficiency still exists, an amount equal to the lesser of (A) such insufficiency and (B) the balance on deposit in the Cash Trap Reserve Account, from the Cash Trap Reserve Account, up to the accrued and unpaid Senior Note Interest Amount, in the order of priority set forth in Section 6.1, and pay such amounts to the Holders of Class A Notes entitled thereto pursuant to this Base Indenture and the applicable Series Supplement.

(b)                                 Class A-2 Notes Commitment Fees Account.  On each Determination Date, after giving effect to the allocations set forth in the Priority of Payments, the Transaction Manager shall instruct the Trustee in writing to withdraw on the related Payment Date: (i) the funds allocated to the Class A-2 Notes Commitment Fees Account on such Payment Date to be paid to the applicable Class A-2 Notes from the Collection Account, up to the Class A-2 Senior Note Commitment Fee Amount accrued and unpaid with respect to the applicable Class A-2 Notes, pro rata among each Class of Class A-2 Notes based upon the Class A-2 Senior Note Commitment Fee Amount payable with respect to such Class, and pay such funds to the Holders of Class A-2 Notes entitled thereto pursuant to this Base Indenture and the applicable Series Supplement, and (ii) if the amount of funds allocated to the Class A-2 Notes Commitment Fees Account referred to in the immediately preceding clause (i) is less than the accrued and unpaid Class A-2 Senior Note Commitment Fee Amount for the related Interest Period, an amount equal to the lesser of (A) such insufficiency and (B) after giving effect to the ratable manner in which funds are allocated in clause fifth of the Priority of Payments, such ratable portion of the Senior Note Available Reserve Account Amount which is allocable to pay off the Class A-2 Senior Note Commitment Fee Amount for such related Interest Period from, first, the Senior Note Interest Reserve Account, and, if such insufficiency still exists, second, the Cash Trap Reserve Account, to be paid to the Class A-2 Notes up to the Class A-2 Senior Note Commitment Fee Amount, pro rata among each Class of Class A-2 Notes based upon the Class A-2 Senior Note Commitment Fee Amount payable with respect to such Class, and pay such amounts to the Holders of Class A-2 Notes entitled thereto pursuant to this Base Indenture and the applicable Series Supplement.

(c)                                  Class A-3 Notes Commitment Fees Account.  On each Determination Date, after giving effect to the allocations set forth in the Priority of Payments, the Transaction Manager shall instruct the Trustee in writing to withdraw on the related Payment Date: (i) the funds allocated to the Class A-3 Notes Commitment Fees Account on such Payment Date to be paid to the applicable Class A-3 Notes from the Collection Account, up to the Class A-3 Senior Note Commitment Fee Amount accrued and unpaid with respect to the applicable Class A-3 Notes, pro rata among each Class of Class A-3 Notes based upon the Class A-3 Senior Note Commitment Fee Amount payable with respect to such Class, and pay such amounts to the Holders of

Class A-3 Notes entitled thereto pursuant to this Base Indenture and the applicable Series Supplement, and (ii) if the amount of funds allocated to the Class A-3 Notes Commitment Fees Account referred to in the immediately preceding clause (i) is less than the accrued and unpaid Class A-3 Senior Note Commitment Fee Amount for the related Interest Period, an amount equal to the lesser of (A) such insufficiency and (B) after giving effect to the ratable manner in which funds are allocated in clause fifth of the Priority of Payments, such ratable portion of the Senior Note Available Reserve Account Amount which is allocable to pay off the Class A-3 Senior Note Commitment Fee Amount for such related Interest Period from, first, the Senior Note Interest Reserve Account, and, if such insufficiency still exists, second, the Cash Trap Reserve Account, to be paid to the Class A-3 Notes up to the Class A-3 Senior Note Commitment Fee Amount, pro rata among each Class of Class A-3 Notes based upon the Class A-3 Senior Note Commitment Fee Amount payable with respect to such Class, and pay such amounts to the Holders of Class A-3 Notes entitled thereto pursuant to this Base Indenture and the applicable Series Supplement.

(d)                                 Senior Note Principal Payments Account.  On each Determination Date, after giving effect to the allocations set forth in the Priority of Payments, the Transaction Manager shall instruct the Trustee in writing to withdraw on the related Payment Date: (i) the funds allocated to the Senior Note Principal Payments Account on such Payment Date to be paid, in the following order: (A) to each applicable Series 2008-1 Class A-2 Note (as defined in the Series 2008-1 Supplement) or Series 2008-1 Class A-3 Note (as defined in the Series 2008-1 Supplement), as the case may be, from the Collection Account up to the aggregate amount of the accrued and unpaid Required Amortization Amounts relating to any Series 2008-1 Class A-2 Notes or Series 2008-1 Class A-3 Notes, as the case may be, owed to such Series 2008-1 Class A-2 Note or Series 2008-1 Class A-3 Note, as the case may be, in the order of priority set forth in Section 6.1, (B) to each applicable Class of Senior Notes from the Collection Account up to the aggregate amount of the accrued and unpaid Indemnification Amounts, Asset Disposition Prepayment Amounts, Insurance Proceeds Amounts and Excess CAPEX Amounts, if any, owed to such Class of Senior Notes in the order of priority set forth in Section 6.1, (C) to each applicable Class of Senior Notes issued following the Closing Date from the Collection Account up to the aggregate amount of accrued and unpaid Required Amortization Amounts owed to such Class of Senior Notes in the order of priority set forth in Section 6.1 and (D) to each applicable Class of Senior Notes from the Collection Account up to the amounts distributed to such administrative account pursuant to clause twelfth of the Priority of Payments owed to such Class of Senior Notes, in the order of priority set forth in Section 6.1, and pay such amounts to the Holders of Class A Notes entitled thereto pursuant to this Base Indenture and the applicable Series Supplement and (ii) if an Early Amortization Event has occurred and is continuing on such Payment Date, the amounts on deposit in the Cash Trap Reserve Account (after giving effect to any payments made from the Cash Trap Reserve Account pursuant to this Base Indenture), if any, to be paid to each applicable Class of Senior Notes up to the Aggregate Outstanding Principal Amount of all Senior Notes after giving effect to the application of the amounts on deposit in the Senior Note Principal Payments Account referred to in the preceding clause (i) above, in the order of priority set forth in Section

6.1, and pay such amounts to the Holders of Class A Notes entitled thereto pursuant to this Base Indenture and the applicable Series Supplement.

(e)                                  Subordinated Note Interest Account.  On each Determination Date, after giving effect to the allocations set forth in the Priority of Payments, the Transaction Manager shall instruct the Trustee in writing to withdraw on the related Payment Date: (i) the funds allocated to the Subordinated Note Interest Account on such Payment Date to be paid in the following order: (A) to the applicable Class of Subordinated Notes from the Collection Account, up to the accrued and unpaid Subordinated Notes Interest Amount, in the order of priority set forth in Section 6.1, and (B) to the applicable Class of Subordinated Notes, up to the applicable accrued and unpaid Note Make Whole Premium in the order of priority set forth in Section 6.1, and pay such amounts to the Holders of Subordinated Notes entitled thereto pursuant to this Base Indenture and the applicable Series Supplement, and (ii) if the amount of funds allocated to the Subordinated Note Interest Account on each Payment Date with respect to the related Monthly Collection Period referred to in the immediately preceding clause (i)(A) is less than the accrued and unpaid Subordinated Notes Interest Amount for the related Interest Period and no Senior Notes are Outstanding, the amounts on deposit in the Cash Trap Reserve Account (after giving effect to any payments made from the Cash Trap Reserve Account pursuant to this Base Indenture), if any, to be paid to each applicable Class of Subordinated Notes, up to the accrued and unpaid Subordinated Notes Interest Amount, after giving effect to the application of the amounts on deposit in the Subordinated Note Interest Account referred to in the immediately preceding clause (i)(A), in the order of priority set forth in Section 6.1, and pay such amounts to the Holders of Subordinated Notes entitled thereto pursuant to this Base Indenture and the applicable Series Supplement.

(f)                                    Subordinated Note Principal Payments Account.  On each Determination Date, after giving effect to the allocations set forth in the Priority of Payments, the Transaction Manager shall instruct the Trustee in writing to withdraw on the related Payment Date: (i) the funds allocated to the Subordinated Note Principal Payments Account on such Payment Date to be paid, in the following order: (A) to each applicable Class of Subordinated Notes from the Collection Account up to the aggregate amount of the accrued and unpaid Indemnification Amounts, Asset Disposition Prepayment Amounts, Insurance Proceeds Amounts and Excess CAPEX Amounts, if any, owed to such Class of Subordinated Notes in the order of priority set forth in Section 6.1, and (B) to each applicable Class of Subordinated Notes from the Collection Account up to the amounts distributed to such administrative account pursuant to clause sixteenth of the Priority of Payments owed to such Class of Subordinated Notes, in the order of priority set forth in Section 6.1, and pay such amounts to the Holders of Subordinated Notes entitled thereto pursuant to this Base Indenture and the applicable Series Supplement, and (ii) if an Early Amortization Event has occurred and is continuing on such Payment Date and no amounts are due but unpaid on any Class of Senior Notes, the amounts on deposit in the Cash Trap Reserve Account (after giving effect to any payments made from the Cash Trap Reserve Account pursuant to this Base Indenture), if any, to be paid to each applicable Class of Subordinated Notes up to the Aggregate Outstanding Principal Amount of all Subordinated Notes after giving effect to the application of the amounts on deposit in the Subordinated Notes Principal Payment

Account referred to in the immediately preceding clause (i) above, in the order of priority set forth in Section 6.1, and pay such amounts to the Holders of Subordinated Notes entitled thereto pursuant to this Base Indenture and the applicable Series Supplement.

(g)                                 Senior Note Contingent Additional Interest Account.  On each Determination Date, after giving effect to the allocations set forth in the Priority of Payments, the Transaction Manager shall instruct the Trustee in writing to withdraw on the related Payment Date the funds allocated to the Senior Note Contingent Additional Interest Account on such Payment Date, to be paid to each applicable Class of Senior Notes from the Collection Account, up to the amount of the accrued and unpaid Senior Note Contingent Additional Interest Amount owed to such Class of Senior Notes in the order of priority set forth in Section 6.1, and pay such amounts to the Holders of Class A Notes entitled thereto pursuant to this Base Indenture and the applicable Series Supplement.

(h)                                 Subordinated Notes Contingent Additional Interest Account.  On each Determination Date, after giving effect to the allocations set forth in the Priority of Payments, the Transaction Manager shall instruct the Trustee in writing to withdraw on the related Payment Date the funds allocated to the Subordinated Note Contingent Additional Interest Account on such Payment Date, to be paid to each applicable Class of Subordinated Notes from the Collection Account up to the amount of the accrued and unpaid Subordinated Note Contingent Additional Interest Amount owed to such Class of Subordinated Notes in the order of priority set forth in Section 6.1, and pay such amounts to the Holders of Subordinated Notes entitled thereto pursuant to this Base Indenture and the applicable Series Supplement.

(i)                                     Amounts on Deposit in the Senior Note Interest Reserve Account.

(i)                                     On each Payment Date, any amount equal to the excess, if any, of (i) the amounts then on deposit in the Senior Note Interest Reserve Account, over (ii) the Senior Note Interest Reserve Account Required Amount, will be withdrawn from the Senior Note Interest Reserve Account and deposited to the Collection Account for application on such Payment Date in accordance with the Priority of Payments.

(ii)                                  On each Payment Date, the amounts on deposit in the Senior Note Interest Reserve Account shall be applied to pay the following amounts in the following order: (A) first, to pay to the applicable Holders of Senior Notes the accrued and unpaid Senior Note Interest Amount on each Class of Senior Notes Outstanding in the order of priority set forth in Section 6.1 to the extent that the amounts on deposit in the Senior Note Interest Account are insufficient for such purpose and (B) second, to pay to the applicable Holders of Class A-2 Notes the accrued and unpaid Class A-2 Senior Note Commitment Fee Amount and to the applicable Holders of Class A-3 Notes the accrued and unpaid Class A-3 Senior Note Commitment Fee Amount for each Class of Class A-2 Notes Outstanding, and each Class of Class A-3 Notes Outstanding, respectively, in the order of priority set forth in Section 6.1 to the extent that the amounts on deposit in the Class A-2 Notes Commitment Fees Account and the Class A-3 Notes Commitment Fees Account, as applicable, are insufficient for such purpose.

(iii)                               If the Master Issuer (or the Transaction Manager on the Master Issuer’s behalf) determines, with respect to any Series of Senior Notes, that the amount to be paid to the applicable Holders of Senior Notes entitled thereto in accordance with this Base Indenture on any Series Legal Final Maturity Date related to such Series of Senior Notes is less than the Aggregate Outstanding Principal Amount of such Series of Senior Notes, on the Determination Date immediately preceding such Series Legal Final Maturity Date, the Master Issuer shall instruct the Trustee thereof in writing, and the Trustee shall, in accordance with such instruction on such Series Legal Final Maturity Date, withdraw from the Senior Note Interest Reserve Account and pay to the applicable Holders of Senior Notes entitled thereto in accordance with this Base Indenture and the applicable Series Supplement and in the order of priority set forth in Section 6.1, an amount equal to the lesser of such insufficiency and the Available Senior Note Interest Reserve Account Amount (after giving effect to any payments made from the Senior Note Interest Reserve Account made on such date pursuant to Section 5.14(a)(ii), Section 5.14(b)(ii) and Section 5.14(c)(ii)) on such Series Legal Final Maturity Date.

(iv)                              On any date on which no Senior Notes are Outstanding, the Master Issuer shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in the Senior Note Interest Reserve Account and to deposit all remaining funds into the Collection Account for distribution in accordance with the Priority of Payments on the next Payment Date.

(v)                                 On any Draw Date (whether or not occurring on a Payment Date) relating to the Class A-2 Notes or the Class A-3 Notes, the Co-Issuers shall (i) recalculate the applicable Senior Note Interest Reserve Account Required Amount, after giving effect to any funds drawn (the “Drawn VFN Amounts”) pursuant to the applicable Variable Funding Note Purchase Agreement on such date, and (ii) instruct the Trustee to deposit to the Senior Note Interest Reserve Account such portion of the Senior Note Interest Reserve Account Deficit Amount, if any, attributable to such Drawn VFN Amounts; provided that any amounts deposited to the Senior Note Interest Reserve Account on such date shall be taken from the Drawn VFN Amounts (which the Co-Issuers shall remit to the Trustee on such applicable Draw Date).

(j)                                     Amounts on Deposit in the Cash Trap Reserve Account.

(i)                                     On the Determination Date preceding any Payment Date on which it is anticipated that a Cash Trapping Period shall have ended (but not as a result of the occurrence and continuance of an Early Amortization Event or Event of Default), the Transaction Manager shall instruct the Trustee in writing to withdraw on such Payment Date the amounts then on deposit in the Cash Trap Reserve Account relating to such Cash Trapping Period and deposit such funds into the Collection Account for distribution on such Payment Date in accordance with the Priority of Payments; provided that if on such Payment Date such Cash Trapping Period shall have ended as a result of the occurrence and continuance of an Event of Default or Early Amortization Event, then the Transaction Manager shall instruct the Trustee to ignore such prior instruction.

(ii)                                  On each Payment Date, the amounts on deposit in the Cash Trap Reserve Account shall be applied to pay the following amounts in the following order: (i) first, to pay to the applicable Holders of Class A Notes the accrued and unpaid Senior Note Interest Amount on each Class of Senior Notes Outstanding in the order of priority set forth in Section 6.1 to the extent that the amounts on deposit in the Senior Note Interest Account and the Senior Note Interest Reserve Account are insufficient for such purpose, (ii) second, to pay to the applicable Holders of Class A-2 Notes the accrued and unpaid Class A-2 Senior Note Commitment Fee Amount and to the applicable Holders of Class A-3 Notes the accrued and unpaid Class A-3 Senior Note Commitment Fee Amount for each Class A-2 Note Outstanding and each Class A-3 Note Outstanding in the order of priority set forth in Section 6.1 to the extent that the amounts on deposit in (x) the Class A-2 Notes Commitment Fees Account and the Class A-3 Notes Commitment Fees Account, as applicable, and (y) the Senior Note Interest Reserve Account are insufficient for such purpose, (iii) third, if an Early Amortization Event has occurred and is continuing, to pay to the applicable Holders of Class A Notes the Aggregate Outstanding Principal Amount of all Senior Notes Outstanding in the order of priority set forth in Section 6.1 after giving effect to the application of certain amounts in the Senior Note Principal Payments Account, in accordance with this Base Indenture, (iv) fourth, provided no Senior Notes are Outstanding, to pay to the applicable Holders of Subordinated Notes the accrued and unpaid Subordinated Notes Interest Amount on each Class of Subordinated Notes Outstanding in the order of priority set forth in Section 6.1 to the extent that the amounts on deposit in the Subordinated Note Interest Account are insufficient for such purpose, and (v) fifth, if an Early Amortization Event has occurred and is continuing, and no Senior Notes remain Outstanding, to pay to the applicable Holders of Subordinated Notes the Aggregate Outstanding Principal Amount of all Subordinated Notes Outstanding in the order of priority set forth in Section 6.1 after giving effect to the application of certain amounts in the Subordinated Note Principal Payments Account, in accordance with this Base Indenture.

(iii)                               On the Determination Date related to the first Payment Date following the commencement of an Early Amortization Period, the Transaction Manager shall instruct the Trustee in writing to withdraw on such Payment Date any funds then on deposit in the Cash Trap Reserve Account for payment to the Holders of each Class of Notes Outstanding in accordance with this Section 5.14 and in the order of priority set forth in Section 6.1.

(iv)                              On the Determination Date related to the Series Adjusted Repayment Date, the Master Issuer (or the Transaction Manager on behalf of the

Master Issuer) shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in the Cash Trap Reserve Account for payment to the Holders of each Class of Notes Outstanding in accordance with this Section 5.14 and in the order of priority set forth in Section 6.1.

(v)                                 On any Payment Date on which a Tax Payment Deficiency exists, the Master Issuer (or the Transaction Manager on behalf of the Master Issuer) may, in its sole discretion, instruct the Trustee in writing to withdraw from first, the Tax Reserve Account the amounts necessary to discharge such Tax Payment Deficiency, second to the extent of any remaining Tax Payment Deficiency, the Surplus Account the amounts necessary to discharge such Tax Payment Deficiency and third, to the extent of any remaining Tax Payment Deficiency, the Cash Trap Reserve Account the amounts necessary to discharge such Tax Payment Deficiency.

(k)                                  Amounts on Deposit in the Contributions Reserve Account.

(i)                                     With respect to any Payment Date, 100% of any funds available in the Collection Account after payment of the amounts described in clauses first through twenty-first of the Priority of Payments shall be deposited to the Contributions Reserve Account, up to an amount equal to the aggregate amount of Contributions (with respect to each Payment Date, the “Aggregate Contributions Amount”) deposited to the Collection Account during the related Monthly Collection Period; provided that if the remaining funds available in the Collection Account after payment of the amounts described in clauses first through twenty-first of the Priority of Payments on such Payment Date is less than the related Aggregate Contributions Amount for the related Monthly Collection Period, then an aggregate amount equal to the difference between such Aggregate Contributions Amount and such remaining available amount on deposit in the Collection Account (such difference, the “Contributions Amount Shortfall”) shall continue to be required to be deposited to the Contributions Reserve Account on subsequent Payment Dates pursuant to clause twenty-second of the Priority of Payments until the applicable Contributions Amount Shortfall has been reduced to zero.

(ii)                                  Except as described in Section 5.14(k)(iii), amounts deposited to the Contributions Reserve Account shall be held in such account for three Monthly Collection Periods, after which the released amounts shall be deposited to the Surplus Account on the next Payment Date.

(iii)                               On any Payment Date following (i) the commencement of any Cash Trapping Period, the amounts then on deposit in the Contributions Reserve Account (including any Investment Income) shall be withdrawn and deposited into the Cash Trap Reserve Account, or (ii) the occurrence of any Early Amortization Event or Event of Default, the amounts then on deposit in the Contributions Reserve Account (including any Investment Income) shall be withdrawn and deposited into the Collection Account for distribution in accordance with the Priority of Payments.

(l)                                     Amounts on Deposit in the Termination Amount Reserve Account.

(i)                                     With respect to any Payment Date, 100% of any funds available in the Collection Account after payment of the amounts described in clauses first through twelfth of the Priority of Payments, shall be deposited to the Termination Amount Reserve Account, up to an amount equal to the aggregate amount of Termination Amounts (with respect to each Payment Date, the “Aggregate Termination Amount”) deposited to the Collection Account during the related Monthly Collection Period; provided that if the remaining funds available in the Collection Account after payment of the amounts described in clauses first through twelfth of the Priority of Payments on such Payment Date is less than the related Aggregate Termination Amount for the related Monthly Collection Period, then an aggregate amount equal to the difference between such Aggregate Termination Amount and such remaining available amount on deposit in the Collection Account (such difference, the “Termination Amount Shortfall”) shall continue to be required to be deposited to the Termination Amount Reserve Account on subsequent Payment Dates (in addition to any other Aggregate Termination Amount due on such subsequent Payment Dates) pursuant to clause thirteenth of the Priority of Payments until the applicable Termination Amount Shortfall has been reduced to zero.

(ii)                                  Except as described in Section 5.14(l)(iii), amounts deposited to the Termination Amount Reserve Account shall be held in such account for three Monthly Collection Periods, after which time the amounts will be released and deposited to the Surplus Account on the next Payment Date.

(iii)                               On any Payment Date following (i) the commencement of any Cash Trapping Period, the amounts then on deposit in the Termination Amount Reserve Account (including any Investment Income) shall be withdrawn and deposited into the Cash Trap Reserve Account, or (ii) the occurrence of any Early Amortization Event or Event of Default, the amounts then on deposit in the Termination Amount Reserve Account (including any Investment Income) shall be withdrawn and deposited into the Collection Account for distribution in accordance with the Priority of Payments.

(m)                               Amounts on Deposit in the Hedge Payment Account.

(i)                                     Deposits to and withdrawals from the Hedge Payment Account shall be made in accordance with the applicable Series Supplement providing for the use of such account.

(n)                                 Amounts on Deposit in the Enhancement Payment Account.

(i)                                     Deposits to and withdrawals from the Enhancement Payment Account shall be made in accordance with the applicable Series Supplement providing for the use of such account.

Section 5.15                                Determination of Monthly Interest.

Monthly payments of interest and fees on each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.16                                Determination of Monthly Principal.

Monthly payments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.17                                Prepayment of Principal.

Mandatory prepayments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement, if not otherwise described herein.

ARTICLE VI

DISTRIBUTIONS

Section 6.1                                      Distributions in General.

(a)                                  Unless otherwise specified in the applicable Series Supplement, on each Payment Date, the Paying Agent shall pay to the Noteholders of each applicable Series of Notes of record on the preceding Record Date or to the applicable Variable Funding Administrative Agent the amounts payable thereto (i) by wire transfer in immediately available funds released by the Paying Agent from the Collection Account or the applicable Collection Account Administrative Account no later than 2:30 p.m. (New York City time) if a Noteholder or applicable Variable Funding Administrative Agent has provided to the Paying Agent and the Trustee wiring instructions at least five (5) Business Days prior to the applicable Payment Date or (ii) by check mailed first-class postage prepaid to such Noteholder or applicable Variable Funding Administrative Agent at the address for such Noteholder appearing in the Note Register or at the address for such Variable Funding Administrative Agent on file with the Paying Agent and the Trustee, in each case, if such Noteholder or applicable Variable Funding Administrative Agent has not provided wire instructions pursuant to clause (i) above; provided, however, that the final principal payment due on a Note shall only be paid upon due presentment and surrender of such Note for cancellation in accordance with the provisions of the Note at the applicable Corporate Trust Office.

(b)                                 All Series of Notes issued under this Base Indenture that are part of a Class with an alphanumerical designation that contains the letter “A” (such as the Series

2008-1 Class A-1 Notes, the Series 2008-1 Class A-2 Notes and the Series 2008-1 Class A-3 Notes) will be classified as “Senior Notes.” Any Notes issued under this Base Indenture that are part of a Class with an alphanumerical designation that does not contain the letter “A” (such as the Series 2008-1 Class B-1 Notes) will be classified as “Subordinated Notes.” On each Payment Date, payments of interest, principal (when due) and certain other amounts in respect of all Classes of Notes will be made from amounts allocated in accordance with the Priority of Payments among each Class of Notes. Classes of the Notes having the same alphabetical designation will be pari passu with each other with respect to all distributions of proceeds under this Base Indenture, will be paid in alphabetical order (e.g., each Class of the Series 2008-1 Class A Notes will be pari passu with each other with respect to such proceeds and will have priority over any Class of Subordinated Notes (including the Series 2008-1 Class B-1 Notes) with respect to such proceeds), and such proceeds will be distributed in respect of each Class of Notes bearing the same alphanumerical designation on a pro rata basis according to the amounts owed on such Classes of Notes, except that with respect to any prepayments of principal of the Notes under the Indenture, if any, in connection with any Indemnification Amounts, any Asset Disposition Prepayment Amounts, any Insurance Proceeds Amounts, and any Excess CAPEX Amounts, such prepayments of principal will be paid first, to the Class A-1 Notes of all Series of Notes Outstanding until paid in full, second, ratably according to the Aggregate Outstanding Principal Amount of the applicable Class of Notes, to the Class A-2 Notes and Class A-3 Notes of all Series of Notes Outstanding and third, to each class of Subordinated Notes of all Series of Notes Outstanding sequentially in alphabetical order.

(c)           Unless otherwise specified in the applicable Series Supplement, the Trustee shall distribute all amounts owed to the Noteholders of any Class of Notes pursuant to the instructions of the Co-Issuers whether set forth in a Monthly Manager’s Certificate, a Company Order or otherwise.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

The Co-Issuers hereby represent and warrant, for the benefit of the Trustee and the Noteholders, as follows as of each Series Closing Date:

Section 7.1             Existence and Power.

Each Securitization Entity (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) is duly qualified to do business and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Related Documents make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Material Adverse Effect, and (c) has all limited liability company, corporate or similar powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by the Indenture and the other Related Documents, except to the extent the failure to obtain such licenses, authorizations, consents and approvals is not reasonably likely to result in a Material Adverse Effect.

Section 7.2             Company and Governmental Authorization.

The issue and sale of the Notes and the execution, delivery and performance by each Co-Issuer of this Base Indenture and any Series Supplement and by each Co-Issuer and each other Securitization Entity of the other Related Documents to which it is a party (a) is within such Securitization Entity’s limited liability company, corporate or similar powers and has been duly authorized by all necessary limited liability company, corporate or other action, (b) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained and (c) does not contravene, or constitute a default under, any Requirements of Law with respect to such Securitization Entity or any Contractual Obligation with respect to such Securitization Entity or result in the creation or imposition of any Lien on any property of any Securitization Entity (other than Liens created by this Base Indenture or the other Related Documents), except (i) in the case of clause (b) above, and solely in connection with the Contribution Agreements, for any action or filing the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect, and (ii) in the case of clause (c) above, and solely in connection with the Contribution Agreements, for any contravention or default which could not reasonably be expected to have a Material Adverse Effects.  This Base Indenture and each of the other Related Documents to which each Securitization Entity is a party has been executed and delivered by a duly Authorized Officer of such Securitization Entity.

Section 7.3             No Consent.

Except as set forth on Schedule 7.3, no consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the issue and sale of the Notes, the valid execution and delivery by each Co-Issuer of this Base Indenture and any Series Supplement and by each Co-Issuer and each other Securitization Entity of any Related Document to which it is a party or for the performance of any of the Securitization Entities’ obligations hereunder or thereunder other than such consents, approvals, authorizations, registrations, declarations or filings (a) as shall have been obtained or made by such Securitization Entity prior to the Closing Date or as are permitted to be obtained subsequent to the Closing Date in accordance with Section 7.13, or (b) relating to the performance of any Collateral Bulk Gases Business Documents the failure of which to obtain is not reasonably likely to have a Material Adverse Effect.

Section 7.4             Binding Effect.

This Base Indenture and each other Related Document to which a Securitization Entity is a party has been duly and validly authorized, executed and delivered by such Securitization Entity and, assuming due authorization, execution and delivery by the other parties thereto, is a legal, valid and binding obligation of each such

Securitization Entity enforceable against such Securitization Entity in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

Section 7.5             Litigation.

There is no action, suit, proceeding or investigation pending against or, to the knowledge of any Co-Issuer, threatened against or affecting any Securitization Entity or of which any property or assets of such Securitization Entity is the subject before any court or arbitrator or any Governmental Authority that would, individually or in the aggregate, affect the validity or enforceability of this Base Indenture or any Series Supplement, materially adversely affect the performance by the Securitization Entities of their obligations hereunder or thereunder or which is reasonably likely to have a Material Adverse Effect.

Section 7.6             No ERISA Plan.

No Securitization Entity or any corporation or any trade, business, organization or other entity (whether or not incorporated) that would be treated together with any Securitization Entity as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA has, except as provided on Schedule 7.6, established, maintains, contributes to, or has any liability in respect of (or has in the past six years established, maintained, contributed to, or had any liability in respect of) any Plan.  No Securitization Entity which is a member of a Controlled Group which includes a Securitization Entity has any contingent liability with respect to any post-retirement welfare benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable continuation of coverage laws.

Section 7.7             Tax Filings and Expenses.

Each Securitization Entity has filed, or caused to be filed, all federal and state, and all other Tax returns which, to the knowledge of any Co-Issuer, are required to be filed by, or with respect to the income, properties or operations of, such Securitization Entity (whether information returns or not), and has paid, or caused to be paid, all Taxes due, if any, pursuant to said returns or pursuant to any assessment received by any Securitization Entity or otherwise, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP, or where the failure to pay such Taxes is not reasonably likely to have a Material Adverse Effect.  As of the Closing Date, except as set forth on Schedule 7.7, no Co-Issuer is aware of any proposed Tax assessments against NuCO2 or any direct or indirect subsidiary thereof which either individually or in the aggregate exceed $1,000.  Except as would not reasonably be expected to have a Material Adverse Effect, no tax deficiency has been determined adversely to any Securitization Entity, nor does any Securitization Entity have any knowledge of any tax deficiencies.  Each

Securitization Entity has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification and authorization to do business in each state in which it is required to so qualify, except to the extent that the failure to pay such fees and expenses is not reasonably likely to result in a Material Adverse Effect.

Section 7.8             [Reserved].

Section 7.9             Investment Company Act.

No Securitization Entity is, and after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom will be,  an “investment company” or a company “controlled” by an “investment company” within the meaning of, or will be required to register as an “investment company” under, the Investment Company Act and the rules and regulations of the Securities and Exchange Commission thereunder.

Section 7.10           Regulations T, U and X.

The proceeds of the Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof) in such a way that could cause the transactions contemplated by the Related Documents to fail to comply with the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof.  No Securitization Entity owns or is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

Section 7.11           Solvency.

Both before and after giving effect to the transactions contemplated by the Indenture and the other Related Documents, each Securitization Entity is solvent within the meaning of the Bankruptcy Code and any applicable state law (giving effect to each Co-Issuer’s right to contribution from each other Co-Issuer with respect to each Co-Issuer’s several liability for the Obligations), and no Securitization Entity is the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law, and no Event of Bankruptcy has occurred with respect to any Securitization Entity.

Section 7.12           Ownership of Equity Interests; Subsidiaries.

(a)           All of the issued and outstanding common limited liability company membership interests of the Employee Company are owned by NuCO2, and all of the issued and outstanding preferred limited liability company membership interests of the Employee Company are owned by the Master Issuer, all of which limited liability company membership interests have been validly issued and are owned of record by NuCO2 or the Master Issuer, as the case may be, free and clear of all Liens other than Permitted Liens.

(b)           All of the issued and outstanding limited liability company membership interests of the Master Issuer are owned by NuCO2, all of which limited liability company membership interests have been validly issued and are owned of record by the NuCO2, free and clear of all Liens other than Permitted Liens.

(c)           All of the issued and outstanding limited liability company membership interests of the Contract Holder, the Equipment Holder and the IP Holder are owned by the Master Issuer, all of which limited liability company membership interests have been validly issued and are owned of record by the Master Issuer, free and clear of all Liens other than Permitted Liens.

(d)           The Master Issuer has no Subsidiaries and owns no Equity Interests in any other Person, other than the Employee Company, the Contract Holder, the Equipment Holder, the IP Holder and any Additional Securitization Entity.  The Contract Holder, the Equipment Holder and the IP Holder have no Subsidiaries and own no Equity Interests in any other Person other than any Additional Securitization Entity.

Section 7.13           Security Interests.

(a)           Each Co-Issuer owns and has good title to its portion of the Collateral, free and clear of all Liens other than Permitted Liens.  The Co-Issuers’ rights under the Collateral Documents constitute accounts or general intangibles under the applicable UCC.  This Base Indenture creates a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of and for the benefit of the Secured Parties, which Lien on the Collateral has been perfected (except as described on Schedule 7.13(a) and subject to the last sentence of this Section 7.13(a)) and is prior to all other Liens (other than Permitted Liens), and is enforceable as such as against creditors of and purchasers from each Co-Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing.  The Co-Issuers have received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral to the Trustee hereunder except to the extent provided under Section 3.1 hereof.  All action necessary to perfect such first-priority security interest (including the filing of UCC-1 financing statements and filings with the PTO and the United States Copyright Office) has been duly taken or, in the case of Intellectual Property, will be duly taken consistent with the obligations set forth in Section 8.25(c).

(b)           Other than the security interest granted to the Trustee hereunder, pursuant to the other Related Documents or any other Permitted Lien, none of the Co-Issuers has pledged, assigned, sold or granted a security interest in the Collateral.  No security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by any Co-Issuer and listing such Co-Issuer as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction in the United States, except in respect of Permitted Liens or such as may have been filed, recorded or made by such Co-Issuer in favor of the Trustee on behalf of the Secured

Parties in connection with this Base Indenture, and no Co-Issuer has authorized any such filing.

(c)           All authorizations in this Base Indenture for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements, account control agreements and other instruments with respect to the Collateral and to take such other actions with respect to the Collateral authorized by this Base Indenture are powers coupled with an interest and are irrevocable.

Section 7.14           Related Documents.

The Related Documents are in full force and effect.  There are no outstanding Defaults or Events of Default, and no events have occurred which, with the giving of notice, the passage of time or both, would constitute a Default or Event of Default.

Section 7.15           Non-Existence of Other Agreements.

Other than as permitted by Section 8.22, (a) no Securitization Entity is a party to any contract or agreement of any kind or nature, and (b) no Securitization Entity is subject to any material obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations.  No Securitization Entity has engaged in any activities since its formation (other than those incidental to its formation, the authorization and the issue of Series of Notes, the execution of the Related Documents to which such Securitization Entity is a party and the performance of the activities and operation of its business referred to in or contemplated by such agreements).

Section 7.16           Compliance with Contractual Obligations and Laws.

No Securitization Entity is in violation of (a) its Charter Documents, (b) any Requirement of Law with respect to such Securitization Entity or (c) any Contractual Obligation with respect to Securitization Entity except, solely with respect to clauses (b) and (c), to the extent such violation could not reasonably be expected to result in a Material Adverse Effect.

Section 7.17           Other Representations.

All representations and warranties of each Securitization Entity made in each Related Document to which it is a party are true and correct in all material respects and are repeated herein as though fully set forth herein.

Section 7.18           No Employees.

Notwithstanding any other provision of the Indenture or any Charter Documents of any Securitization Entity to the contrary, no Securitization Entity has any employees.

Section 7.19           Insurance.

The Securitization Entities maintain or cause to be maintained on the Closing Date the insurance coverages described on Schedule 7.19 hereto, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.  All policies of insurance of the Securitization Entities are in full force and effect and the Securitization Entities are in compliance with the terms of such policies in all material respects.  None of the Securitization Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.  All such insurance is primary coverage, all premiums therefor due on or before the date hereof have been paid in full, and the terms and conditions thereof are no less favorable to the Securitization Entities than the terms and conditions of insurance maintained by their Affiliates that are not Securitization Entities.

Section 7.20           Environmental Matters; Real Property.

(a)           None of the Securitization Entities are subject to any material liabilities or obligations pursuant to any Environmental Law.

(b)           None of the Securitization Entities (a) owns any real property, or (b) leases or operates any real property, other than any real property underlying the Real Estate Leases and the lease of the headquarters of the Securitization Entities and NuCO2.

Section 7.21           Intellectual Property.

(a)           The IP Holder owns or otherwise has the right to use all Intellectual Property necessary to operate the Bulk Gases Business, free and clear of all Liens, set-offs, defenses and counterclaims of whatsoever kind or nature, other than Permitted Liens.  The Co-Issuers have not made and will not hereafter make any material assignment, pledge, mortgage, hypothecation or transfer of any of the Securitization IP, other than Permitted Liens.

(b)           All Existing Securitization IP owned by any Co-Issuer and necessary for the operation of the Bulk Gases Business is subsisting and valid.  There is no claim, action or proceeding pending, or to the knowledge of any Co-Issuer, threatened, that seeks to limit, cancel or question the validity of any Existing Securitization IP owned by any Co-Issuer or any Co-Issuer’s rights or interests therein, or its use thereof and, to the knowledge of any Co-Issuer, there is no basis for any such claim, action or proceeding, that individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(c)           There is no agreement to which any Co-Issuer is a party or otherwise bound, materially restricting the use, exploitation or enforcement of any Existing Securitization IP owned by a Co-Issuer, or that would otherwise in any material respect impair or interfere with the rights granted thereunder.

(d)           To the knowledge of any Co-Issuer, the Existing Securitization IP and the use thereof in the operation of or in connection with the Bulk Gases Business does not infringe, misappropriate, dilute or violate the rights of any Person and does not violate applicable requirements of law, except for such matters that, individually, or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(e)           To the knowledge of any Co-Issuer, no Person is infringing, diluting, misappropriating or otherwise violating the Existing Securitization IP, except for such matters that, individually, or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(f)            Each Co-Issuer has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of the trade secrets and other confidential Intellectual Property used in connection with the Bulk Gases Business.  To the knowledge of any Co-Issuer, except for such matters that, individually, or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, there has been no misappropriation of any trade secrets or other material confidential Intellectual Property used in connection with the Bulk Gases Business by any Person; no employee, independent contractor or agent of any Co-Issuer has misappropriated any trade secrets of any other Person in the course of performance as an employee, independent contractor or agent of the Bulk Gases Business; and no employee, independent contractor or agent of any Co-Issuer is in default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property, including trade secrets, of the Bulk Gases Business.

(g)           No Co-Issuer is in default or in breach of any term of any Third Party IP License Agreement, and no counterparty thereto has exercised any right of termination or asserted the existence of any default thereunder by any Co-Issuer except for such matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(h)           Each Third Party IP License Agreement is in full force and effect and is the legal, valid and binding obligation of the Co-Issuer that is a party thereto except for such matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

ARTICLE VIII

COVENANTS

Section 8.1             Payment of Notes.

(a)           Each Co-Issuer shall pay or cause to be paid the principal of, interest on (subject to Section 2.15(e)), and, if applicable, commitment fees with respect to, the Notes when due, together with any prepayment amounts, if any, pursuant to the provisions of this Base Indenture and any applicable Series Supplement.  Principal, interest and commitment fees shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal, interest and commitment fees then due.  Except as otherwise provided pursuant to a Variable Funding Note Purchase Agreement or any other Related Document, amounts properly withheld under the Code or any applicable state, local or foreign law by any Person from a payment to any Noteholder of interest or principal shall be considered as having been paid by the Co-Issuers to such Noteholder for all purposes of the Indenture and the Notes.

(b)           By acceptance of its Notes, each Noteholder agrees that the failure to provide the Paying Agent with appropriate tax certifications (which includes (i) an Internal Revenue Service Form W-9 for United States persons (as defined under Section 7701(a)(30) of the Code) or any applicable successor form or (ii) an applicable Internal Revenue Service Form W-8, for Persons other than United States persons, or applicable successor form) may result in amounts being withheld from payments to such Noteholder under this Base Indenture and any Series Supplement and that amounts withheld pursuant to applicable laws shall be considered as having been paid by the Co-Issuers as provided in clause (a) above.

Section 8.2             Maintenance of Office or Agency.

(a)           The Co-Issuers shall maintain an office or agency (which may be an office of the Trustee, the Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon the Co-Issuers in respect of the Notes and the Indenture may be served, and where, at any time when the Co-Issuers are obligated to make a payment of principal on the Notes, the Notes may be surrendered for payment.  The Co-Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Co-Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

(b)           The Co-Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Co-Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)           The Co-Issuers hereby designate the applicable Corporate Trust Office as one such office or agency of the Co-Issuers.

Section 8.3             Payment and Performance of Obligations.  The Co-Issuers shall, and the Master Issuer shall cause the other Securitization Entities to, pay and discharge and fully perform, at or before maturity, all of their respective material obligations and liabilities, including, without limitation, Tax liabilities and other governmental claims levied or imposed upon such Securitization Entity or upon the income, properties or operations of any Securitization Entity, judgments, settlement agreements and all obligations of each Securitization Entity under the Collateral Documents, except where the same may be contested in good faith by appropriate proceedings (and without derogation from the material obligations of the Co-Issuers hereunder regarding the protection of the Collateral from Liens (other than Permitted Liens)), and shall maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

Section 8.4             Maintenance of Existence.  Each Co-Issuer shall, and the Master Issuer shall cause each other Securitization Entity to, maintain its existence as a limited liability company or corporation, if applicable, validly existing, and in good standing under the laws of its state of organization and duly qualified as a limited liability company or corporation, if applicable, licensed under the laws of each state in which the failure to so qualify would be reasonably likely to result in a Material Adverse Effect.  Each Co-Issuer shall, and the Master Issuer shall cause each other Securitization Entity (other than any Additional Securitization Entity that is a corporation) to, be treated as a disregarded entity within the meaning of United States Treasury regulation section 301.7701-2(c)(2), and no Co-Issuer shall, and the Master Issuer shall not permit any other Securitization Entity (other than any Additional Securitization Entity that is a corporation) to, be classified as a corporation or as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for United States federal tax purposes.  Each Co-Issuer shall, and the Master Issuer shall cause each other Securitization Entity to, comply with its Charter Documents.

Section 8.5             Compliance with Laws.  Each Co-Issuer shall, and the Master Issuer shall cause each other Securitization Entity to, comply in all respects with all Requirements of Law with respect to such Co-Issuer or such other Securitization Entity except where such noncompliance would not be reasonably likely to result in a Material Adverse Effect; provided, however, such noncompliance will not result in a Lien (other than a Permitted Lien) on any of the Collateral or any criminal liability on the part of any Securitization Entity, the Master Manager, the Transaction Manager or the Trustee.

Section 8.6             Inspection of Property; Books and Records.  Each Co-Issuer shall, and the Master Issuer shall cause each other Securitization Entity to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions, business and activities in accordance with GAAP.  Each Co-Issuer shall, and the Master Issuer shall cause each other Securitization Entity to, permit each of the Trustee and the Administrative Agent or any Person appointed by either of them to act as its agent to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, managers, employees and Independent Accountants (an “Audit”) at the sole cost and expense of the Co-Issuers, at such reasonable times upon such reasonable notice as may reasonably be requested; provided, that the Trustee, the Administrative Agent or such Person appointed by either of them to act as its agent shall only be entitled to up to two Audits per calendar year actually completed;  provided, further, that during the continuance of an Early Amortization Event or an Event of Default each of the Trustee and the Administrative Agent or any Person appointed by either of them to act as its agent may visit and conduct such number of Audits as it deems necessary at any time and all such visits and Audits shall be at the Co-Issuers’ expense.

Section 8.7                                      Actions under the Collateral Documents and Related Documents.

(a)                                  Except as otherwise provided in Section 8.7(d), no Co-Issuer shall, and the Master Issuer shall not permit any Securitization Entity to, take any action which would permit any Securitization Entity or any other Person party to a Collateral Transaction Document to have the right to refuse to perform any of its respective obligations under any of the Collateral Transaction Documents or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any Collateral Transaction Document.

(b)                                 Except as otherwise provided in Section 3.2(a) or 8.7(d), no Co-Issuer shall, and the Master Issuer shall not permit any Securitization Entity to, take any action which would permit any other Person party to a Collateral Bulk Gases Business Documents to have the right to refuse to perform any of its respective obligations under such Collateral Bulk Gases Business Documents or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, such Collateral Bulk Gases Business Documents if such action when taken on behalf of any Securitization Entity by the Transaction Manager would constitute a breach by the Transaction Manager of the Transaction Management Agreement.

(c)                                  Except as otherwise provided in Section 3.2(a), each Co-Issuer agrees that it shall not, and the Master Issuer shall cause each Securitization Entity not to, without the prior written consent of the Control Party, exercise any right, remedy, power or privilege available to it with respect to any obligor under a Collateral Document or under any instrument or agreement included in the Collateral, take any action to compel or secure performance or observance by any such obligor of its obligations to such Co-Issuer or such other Securitization Entity or give any consent, request, notice, direction or approval with respect to any such obligor, if such action when taken on behalf of any Securitization Entity by the Transaction Manager would constitute a breach by the Transaction Manager of the Transaction Management Agreement.

(d)                                 Each Co-Issuer agrees that it shall not, and the Master Issuer shall cause each Securitization Entity not to, without the prior written consent of the Control

Party, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Related Documents excluding the Indenture; provided, however, that the Securitization Entities may agree to any amendment, modification, supplement or waiver of any such term of any Related Document excluding the Indenture without any such consent:

(i)                                     to add to the covenants of any Securitization Entity for the benefit of the Secured Parties; or to add to the covenants of NuCO2 or any Affiliate thereof for the benefit of any Securitization Entity; or

(ii)                                  to make such other provisions in regard to matters or questions arising under the Related Documents as the parties thereto may deem necessary or desirable, which are not inconsistent with the provisions thereof and which shall not materially and adversely affect the interests of any Noteholder, any Note Owner or any other Secured Party; provided that an Officer’s Certificate (in form and substance reasonably satisfactory to the Trustee) shall be delivered to the Trustee and the Rating Agencies to such effect.

(e)                                  Upon the occurrence of a Master Manager Default under the Master Management Agreement, (i) each Co-Issuer shall not, and the Master Issuer shall cause each other Securitization Entity not to, without the prior written consent of the Control Party, terminate the Master Manager and appoint any successor Master Manager in accordance with the Master Management Agreement and the Replacement Management Agreement and (ii) each Co-Issuer shall, and the Master Issuer shall cause each other Securitization Entity to, terminate the Master Manager and appoint one or more successor Master Managers in accordance with the Master Management Agreement and the Replacement Management Agreement if and when so directed by the Control Party.

(f)                                    Upon the occurrence of a Transaction Manager Default under the Transaction Management Agreement, (i) each Co-Issuer shall not, and the Master Issuer shall cause each other Securitization Entity not to, without the prior written consent of the Control Party, terminate the Transaction Manager and appoint any successor Transaction Manager in accordance with the Transaction Management Agreement and (ii) each Co-Issuer shall, and the Master Issuer shall cause each other Securitization Entity to, terminate the Transaction Manager and appoint one or more successor Transaction Managers in accordance with the Transaction Management Agreement and the Replacement Management Agreement if and when so directed by the Control Party.

(g)                                 Each Co-Issuer agrees that it shall, and the Master Issuer shall cause each Securitization Entity to, perform its obligations under each Related Document (including without limitation the payment of any reimbursable expenses pursuant to such Related Documents) and enforce the obligations of the Additional Securitization Entities, if any, under and pursuant to the Related Documents.

(h)                                 Each Co-Issuer agrees that it shall not, and the Master Issuer shall cause each Securitization Entity not to, permit the validity or effectiveness of the Indenture to be impaired, or permit any Lien under the Indenture to be subordinated, terminated or discharged, except as permitted or contemplated by the terms of the Indenture.

Section 8.8                                      Notice of Defaults and Other Events.  Promptly (and in any event within two (2) Business Days) following Actual Knowledge of the occurrence of any circumstances which might reasonably be expected to constitute (i) an Early Amortization Event, (ii) a Master Manager Default or a Transaction Manager Default, (iii) an Event of Default or (iv) a default under any Related Document (other than the Indenture), the Co-Issuers shall give the Trustee, the Administrative Agent and the Rating Agencies with respect to each Series of Notes Outstanding notice thereof (provided that such notice need not be sent to the Rating Agencies in the case of a non-monetary default under the First Tier Contribution Agreement), together with an Officer’s Certificate setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Co-Issuers.  The Co-Issuers shall, at their expense, promptly provide to the Trustee and the Administrative Agent such additional information as the Trustee or the Administrative Agent may reasonably request from time to time in connection with the matters so reported, and the actions so taken or contemplated to be taken.

Section 8.9                                      Notice of Material Proceedings.  Without limiting Section 8.30, promptly (and in any event within five (5) Business Days) upon the determination by any of the chief executive officer, the chief financial officer, the chief operating officer, the senior vice president-sales or the chief legal officer of the Master Manager that the commencement or existence of any litigation, arbitration or other proceeding with respect to it or any of its Affiliates would be reasonably likely to have a Material Adverse Effect, the Co-Issuers shall give written notice thereof to the Trustee and the Rating Agencies.

Section 8.10                                Further Requests.  Each Co-Issuer shall, and the Master Issuer shall cause each other Securitization Entity to, promptly furnish to the Trustee or any Rating Agency such additional information regarding the financial position, results of operations or business of NuCO2, the Master Issuer or any Securitization Entity or such other information as, and in such form as, the Trustee or Rating Agency may reasonably request in connection with the transactions contemplated hereby or by any Series Supplement.

Section 8.11                                Further Assurances.

(a)                                  Each Co-Issuer shall, and the Master Issuer shall cause each other Securitization Entity to, do such further acts and things, and execute and deliver to the Trustee and the Administrative Agent such additional assignments, agreements, powers and instruments, as are necessary or desirable to obtain or maintain the security interest of the Trustee in the Collateral on behalf of the Secured Parties as a perfected security interest subject to no prior Liens (other than Permitted Liens), to carry into effect the purposes of the Indenture or the other Related Documents or to better assure and confirm unto the Trustee, the Administrative Agent, the Noteholders or the other Secured Parties their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements or amendments under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby, except as set forth on Schedule 8.11 or in Section 8.25.  The Co-Issuers intend the security interests granted pursuant to the Indenture in favor of the Secured Parties to be prior to all other Liens (other than Permitted Liens) in respect of the Collateral, and each Co-Issuer shall, and the Master Issuer shall cause each other Securitization Entity to, take all actions necessary to obtain and maintain, in favor of the Trustee for the benefit of the Secured Parties, a first priority perfected Lien on the Collateral (except with respect to Permitted Liens).  If any Co-Issuer fails to perform any of its agreements or obligations under this Section 8.11(a), the Trustee or the Administrative Agent itself may perform such agreement or obligation, and the expenses of the Trustee or the Administrative Agent incurred in connection therewith shall be payable by the Co-Issuers upon the Trustee’s or the Administrative Agent’s demand therefor.  The Trustee and the Administrative Agent are hereby authorized to execute and file any financing statements, continuation statements, amendments or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Collateral.

(b)                                 If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument (other than checks required to be deposited within two (2) Business Days to the Concentration Account in accordance with the terms of this Indenture), such note, chattel paper or instrument shall be deemed to be held in trust and, subject to an exception for such notes, chattel paper and instruments that in the aggregate at any one time do not evidence more than $10,000 payable to the Securitization Entities, immediately pledged and within two (2) Business Days physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.  In such event, the Co-Issuers will enter into a custodial agreement with the Trustee on terms reasonably satisfactory to the parties thereto.

(c)                                  Notwithstanding the provisions set forth in clauses (a) and (b) above, the Co-Issuers shall not be required to perfect any security interest in any fixtures (other than through a central filing of a UCC financing statement).

(d)                                 If during any Monthly Collection Period, any Co-Issuer shall assert in litigation an interest in any commercial tort claim or claims (as such term is defined in the New York UCC) and such commercial tort claim or claims (when added to any past commercial tort claim or claims that were asserted by any Securitization Entity prior to such Monthly Collection Period that are still outstanding) have an aggregate value equal to or greater than $5,000,000 as of the last day of such Monthly Collection Period, such Co-Issuer shall notify the Trustee and the Administrative Agent on or before the Determination Date prior to the next succeeding Payment Date that it has asserted such an interest and, at the request of the Trustee or the Administrative Agent, shall sign and deliver documentation acceptable to the Trustee and the Administrative Agent granting a security interest under the Base Indenture in and to the proceeds of such commercial tort claim or claims.

(e)                                  Each Co-Issuer shall, and the Master Issuer shall cause each other Securitization Entity to, warrant and defend the Trustee’s right, title and interest in and to the Collateral and the income, distributions and Proceeds thereof, for the benefit of the Trustee on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.

(f)                                    On or before May 30th of each calendar year, commencing with May 30, 2009, the Co-Issuers shall furnish to the Trustee, the Administrative Agent and the Rating Agencies an Opinion of Counsel reaffirming the opinions with respect to the perfection of Liens and security interest created by this Base Indenture under Article 9 of the New York UCC on the Collateral set forth in the Opinions of Counsel delivered on the applicable Series Closing Date pursuant to the Note Purchase Agreements.

Section 8.12                                Liens.  No Co-Issuer shall, and the Master Issuer shall not permit any other Securitization Entity to (a) create, incur, assume or permit to exist any Lien upon any of its property,  other than (i) Liens in favor of the Trustee for the benefit of the Secured Parties and (ii) other Permitted Liens or (b) enter into any agreement prohibiting or conditioning the creation of any Lien on any of its property (including the Collateral) other than (i) this Base Indenture and the other Related Documents, (ii) any agreements governing any Capitalized Lease Obligations (or refinancings thereof) permitted by Section 8.13(iv) of this Base Indenture (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (iii) pursuant to customary non-assignment or no-subletting clauses in leases, licenses or contracts entered into in the ordinary course of business, which restrict only the assignment of such lease, license or contract, as applicable, (iv) with respect to property to be sold pursuant to an executed agreement in connection with Permitted Asset Dispositions permitted by Section 8.16, restrictions covering such specific property and (v) any restriction that exists pursuant to applicable Requirements of Law.

Section 8.13                                Other Indebtedness.  No Co-Issuer shall, and the Master Issuer shall not permit any other Securitization Entity to, create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder, (ii) any guarantee by any Securitization Entity of the obligations of any other Securitization Entity, (iii) any Indebtedness incurred in connection with Permitted Hedges and (iv) Capitalized Lease Obligations relating to office furnishings and office equipment of not more than $2,000,000 at any time outstanding;

Section 8.14                                No ERISA Plan.  No Securitization Entity or any corporation or any trade, business, organization or other entity (whether or not incorporated), that would be treated together with any Securitization Entity as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA shall establish, maintain, contribute to, incur any obligation to contribute to, or incur any liability in respect of, any Plan.

Section 8.15                                Mergers.  No Co-Issuer shall, and the Master Issuer shall not permit any other Securitization Entity to, merge or consolidate with or into any other Person, transfer substantially all of its assets to any other Person or terminate or liquidate (whether by means of single transaction or a series of related transactions).

Section 8.16                                Asset Dispositions.

No Co-Issuer shall, and the Master Issuer shall not permit any other Securitization Entity to, sell, transfer, lease, license, liquidate or otherwise dispose of any of its property (whether by means of a single transaction or a series of related transactions), including any Equity Interests of any other Securitization Entity, except in the case of the following (each, a “Permitted Asset Disposition”):

(a)                                  any disposition or other transfer of Bulk CO2 Tanks, Nitrogen Generators or Customer Contracts of any of the Securitization Entities; provided that with respect to any Excess Customer Contract Disposition, the Control Party shall have provided its prior written consent; provided further that with respect to any Notice Triggering Customer Contract Disposition (i) prior written notice thereof shall have been given to the Rating Agencies, and (ii) the Transaction Manager, on behalf of the Securitization Entities, shall certify to the Rating Agencies that the Three-Month DSCR on the immediately succeeding Payment Date (after giving effect to such Disposition) will be equal to or greater than the Three-Month DSCR on the immediately preceding Payment Date;

(b)                                 any Obsolete Property Disposition or Disposition of any Miscellaneous Equipment; provided that with respect to any Disposition of Miscellaneous Equipment, such Disposition (individually or in combination with all other such Dispositions of Miscellaneous Equipment) will not cause a Material Adverse Effect; and

(c)                                  any other sale, lease, license, transfer or other disposition of property to which the Control Party has given the Master Issuer its prior written consent and which is not otherwise expressly permitted by the Indenture or any other Related Document; provided that the Master Issuer shall deliver a copy of such prior written consent to the Rating Agencies.

In the case of any Dispositions permitted by Section 8.16(a), the Asset Disposition Amounts, (A) with respect to Dispositions of Customer Contracts, shall be deposited to the Collection Account and applied as Asset Disposition Prepayment Amounts in accordance with clause tenth and clause fifteenth, as applicable, of the Priority of Payments, (B) with respect to Dispositions of Bulk CO2 Tanks and Dispositions of Nitrogen Generators, shall be deposited to the Collection Account as regular Collections and applied in accordance with the Priority of Payments, and (C) with respect to Excess Bulk CO2 Tank and Nitrogen Generator Dispositions, shall be deposited to the Collection Account and applied as Asset Disposition Prepayment Amounts in accordance with clause tenth and clause fifteenth, as applicable, of the Priority of Payments;

In the case of any Dispositions permitted by Section 8.16(b), the related Asset Disposition Amounts shall be deposited to the Collection Account as regular Collections and applied in accordance with the Priority of Payments.

In the case of any Dispositions permitted by Section 8.16(c), all proceeds arising from such sale, lease, license, transfer or other disposition are deposited in accordance with the instructions provided by the Control Party in the document providing such prior written consent, except that if such document does not contain deposit instructions, then such proceeds shall be deposited into the Collection Account as regular Collections and applied in accordance with the Priority of Payments.

Concurrently with a Permitted Asset Disposition, upon request of the Co-Issuers, the Trustee, at the written direction of the Transaction Manager, shall execute and deliver to the Co-Issuers any and all documentation reasonably requested and prepared by the Co-Issuers at their expense to effect or evidence the release by the Trustee of its security interest on behalf of the Secured Parties in the property disposed of in connection with such Permitted Asset Disposition.

Section 8.17                Acquisition of Assets.  No Co-Issuer shall, and the Master Issuer shall not permit any other Securitization Entity to, acquire, by long-term or operating lease or otherwise, any assets if such acquisition when effected on behalf of any Securitization Entity by the Transaction Manager, would constitute a breach by the Transaction Manager of the Transaction Management Agreement.

Section 8.18                Dividends, Officers’ Compensation, etc.  The Master Issuer shall not declare or pay any distributions on any of its limited liability company interests; provided, however, that so long as no Early Amortization Event, Default or Event of Default has occurred and is continuing with respect to any Series of Notes Outstanding or would result therefrom, the Master Issuer may declare and pay distributions to the extent permitted under Section 18-607 of the Delaware Limited Liability Company Act and the Master Issuer Operating Agreement.  Without limiting Section 8.28, no Co-Issuer shall, and the Master Issuer shall not permit any other Securitization Entity to, pay any wages or salaries or other compensation to its officers, directors, managers or other agents, if any, except as permitted to be paid pursuant to any Related Documents.  Except as permitted in connection with the formation of an Additional Securitization Entity, no Co-Issuer shall, and the Master Issuer shall not permit any other Securitization Entity to, redeem, purchase, retire or otherwise acquire for value any Equity Interest or other security in or issued by such Securitization Entity or set aside or otherwise segregate any amounts for any such purpose except as consented to by the Control Party.

Section 8.19                Legal Name, Location Under Section 9-301 or 9-307.  No Co-Issuer shall, and the Master Issuer shall not permit any other Securitization Entity to, change its location (within the meaning of Section 9-301 or 9-307 of the applicable UCC) or its legal name without at least thirty (30) days’ prior written notice to the Trustee, the Administrative Agent and the Rating Agencies with respect to each Series of Notes Outstanding.  In the event that any Co-Issuer or other Securitization Entity desires to so change its location or change its legal name, such Co-Issuer shall, or shall cause such other Securitization Entity to, make any required filings and prior to actually changing its location or its legal name such Co-Issuer shall, or shall cause such other Securitization Entity to, deliver to the Trustee and the Administrative Agent (i) an Officer’s Certificate and an Opinion of Counsel confirming that all required filings have been made, subject to Section 8.11(c), to continue the perfected interest of the Trustee on behalf of the Secured Parties in the Collateral under Article 9 of the applicable UCC in respect of the new location or new legal name of such Co-Issuer or other Securitization Entity and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

Section 8.20                                Charter Documents.  No Co-Issuer shall, and the Master Issuer shall not permit any other Securitization Entity to, amend, or consent to the amendment of any of its Charter Documents to which it is a party as a member or shareholder unless, prior to such amendment, the Trustee shall have received, in a form satisfactory to it, (a) a bring-down of the non-consolidation opinion delivered on the Closing Date (or thereafter in the case of an Additional Securitization Entity) expressly confirming that giving effect to such amendment will not adversely affect the analysis and conclusions in such opinion and (b) Rating Agency Confirmation Letters shall have been delivered to the Trustee confirming each applicable rating from the applicable Rating Agency with respect to each Series of Notes then Outstanding; provided that the Control Party also shall have consented to such amendment if such amendment could be expected, in any manner, to change the amounts available for deposit (or the time of such deposit) to the Concentration Account or the Collection Account that otherwise would be derived from such Securitization Entity pursuant to the Related Documents.

Section 8.21                                Investments.  No Co-Issuer shall, and the Master Issuer shall not, permit any other Securitization Entity to, make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person if such investment when made on behalf of any Securitization Entity by the Transaction Manager would constitute a breach by the Transaction Manager of the Transaction Management Agreement other than (a) investments of amounts in the Concentration Account, the Securitization Entity Accounts, the Base Indenture Accounts and the Series Accounts or (b) in any other Securitization Entity.

Section 8.22                                No Other Agreements.  No Co-Issuer shall, and the Master Issuer shall not permit any other Securitization Entity to, enter into or be a party to any agreement or instrument other than any Related Document, any Collateral Bulk Gases Business Document, any other document permitted by a Series Supplement or the Related Documents, as the same may be amended, supplemented or otherwise modified from time to time, any documents related to any Enhancement (subject to Section 8.32) or any Interest Rate Hedge (subject to Section 8.33) or any documents or agreements incidental thereto or any other agreement if such transaction when effected on behalf of any Securitization Entity by the Transaction Manager would not constitute a breach by the Transaction Manager of the Transaction Management Agreement.

Section 8.23                                Bulk Gases Business; Other Business.

(a)                                  Each Co-Issuer shall, and the Master Issuer shall cause each other Securitization Entity to, maintain all licenses, permits, charters and registrations required for the conduct of its portion of the Bulk Gases Business and any other business in which such Co-Issuer is authorized to engage in accordance with its Charter Documents, except for those the failure of which to maintain would not, alone or in the aggregate, be reasonably likely to result in a Material Adverse Effect; and

(b)                                 No Co-Issuer shall, and the Master Issuer shall not permit any other Securitization Entity to, engage in any business or enterprise or enter into any transaction other than in connection with the Bulk Gases Business, the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes and other activities related to or incidental to any of the foregoing or any other transaction which when effected on behalf of any Securitization Entity by the Transaction Manager would not constitute a breach by the Transaction Manager of the Transaction Management Agreement.

Section 8.24                                Maintenance of Separate Existence.

(a)                                  Each Co-Issuer shall, and the Master Issuer shall cause each other Securitization Entity to:

(i)                                     maintain their own deposit and securities account, as applicable, or accounts, separate from those of any of its Affiliates (other than the other Securitization Entities), with commercial banking institutions and ensure that the funds of the Securitization Entities will not be diverted to any Person who is not a Securitization Entity or for other than the use of the Securitization Entities, nor will such funds be commingled with the funds of any of its Affiliates (other than the other Securitization Entities) other than as provided in the Related Documents;

(ii)                                  ensure that all transactions between it and any of its Affiliates (other than the other Securitization Entities), whether currently existing or hereafter entered into, shall be only on an arm’s length basis, it being understood and agreed that the transactions contemplated in the Related Documents meet the requirements of this clause (ii);

(iii)                               to the extent that it requires an office to conduct its business, either (a) conduct its business from an office at a separate address from that of any of its Affiliates (other than the other Securitization Entities); provided that segregated offices in the same building shall constitute separate addresses for purposes of this clause (a), or (b) conduct its business from an office shared between such Co-Issuer or Securitization Entity and any of its members or Affiliates (other than the other Securitization Entities), provided that there shall be an equitable and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

(iv)                              issue separate financial statements from any of its Affiliates (other than the other Securitization Entities) prepared at least quarterly and prepared in accordance with GAAP;

(v)                                 conduct its affairs in its own name and in accordance with its Charter Documents and observe all necessary, appropriate and customary limited liability company or corporate formalities (as applicable), including, but not limited to, holding all regular and special meetings appropriate to authorize all its actions, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(vi)                              not assume or guarantee any of the liabilities of any of its Affiliates (other than the other Securitization Entities);

(vii)                           take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct in all material respects with respect to it and (y) comply in all material respects with those procedures described in such provisions which are applicable to it;

(viii)                        maintain at least one Independent Manager or Independent Director on its Board of Managers or its Board of Directors, as the case may be.

(b)                                 Each Co-Issuer, on behalf of itself and each of the other Securitization Entities, shall confirm on the Closing Date that the statements contained under “Assumptions of Fact” in the opinion of Gibson, Dunn & Crutcher LLP regarding substantive consolidation and true sale or true contribution matters delivered to the Trustee on the Closing Date are true and correct with respect to itself and each other Securitization Entity, and that each Co-Issuer shall, and the Master Issuer shall cause each other Securitization Entity to, act in a manner consistent with the assumptions and factual recitations set forth in such opinion, and comply with any covenants or obligations assumed to be complied with by it therein as if such covenants and obligations were set forth herein.

Section 8.25                                Covenants Regarding the Securitization IP.

(a)                                  No Co-Issuer shall, and the Master Issuer shall not permit any other Securitization Entity to, take or omit to take any action with respect to the maintenance, enforcement and defense of the IP Holder’s (or any Additional IP Holder’s) rights in and to the Securitization IP that would constitute a breach by the Transaction Manager of the Transaction Management Agreement if such action were taken or omitted by the Transaction Manager on behalf of any Securitization Entity.

(b)                                 The Co-Issuers shall notify the Trustee in writing within ten (10) Business Days of any Co-Issuer’s Actual Knowledge or having reason to know that any application or registration relating to any material Securitization IP, including any Trademark included in the Existing Securitization IP (now or hereafter existing), may become abandoned or dedicated to the public domain, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the PTO, the United States Copyright Office or any court, but excluding any non-final determinations (other than in an adversarial proceeding) of the PTO) regarding the validity or any Securitization Entity’s ownership of any material Securitization IP, its right to register the same, or to keep and maintain the same.

(c)                                  With respect to the Securitization IP, the IP Holder agrees to, and each other Co-Issuer agrees to cause the IP Holder (and any Additional IP Holder) to, execute, deliver and file instruments substantially in the form of Exhibit C-1 hereto with respect to Trademarks, Exhibit C-2 hereto with respect to Patents and Exhibit C-3 with respect to Copyrights, as each such type of Intellectual Property is included in the Securitization IP, or otherwise in form and substance satisfactory to the Control Party, and any other instruments or documents as may be reasonably necessary or, in the Control Party’s opinion, desirable under any Requirement of Law and agreed upon by the IP Holder (and each applicable Additional IP Holder) and the Control Party, to perfect or protect the Trustee’s security interest granted under this Base Indenture in the Patents, Trademarks and Copyrights included in the Securitization IP.

(d)                                 If any Co-Issuer, either itself or through any agent, licensee or designee, shall file an application for the registration of any Patent, Trademark or Copyright with the PTO or the United States Copyright Office, such Co-Issuer, will within a reasonable time after such filing (and in any event within ninety (90) days for Patents and Trademarks and thirty (30) days for Copyrights) (i) give the Trustee written notice thereof and (ii) upon reasonable request of the Control Party, subject to Section 3.1(a)(iv), shall execute and deliver all instruments and documents, and take all further action, that the Control Party may request in order to continue, perfect or protect the security interest granted hereunder, including, without limitation, executing and delivering (x) the Supplemental Grant of Security Interest in Trademarks substantially in the form attached as Exhibit D-1 hereto, (y) the Supplemental Grant of Security Interest in Patents substantially in the form attached as Exhibit D-2 hereto and/or (z) the Supplemental Grant of Security Interest in Copyrights substantially in the form attached as Exhibit D-3 hereto.

(e)                                  In the event that any material Securitization IP is infringed upon, misappropriated, violated or diluted by a third party, the IP Holder (or any Additional IP Holder) upon having Actual Knowledge of such infringement, violation, misappropriation or dilution shall promptly notify the Trustee in writing.  The IP Holder (or any Additional IP Holder) shall take all reasonable and appropriate actions, at its expense, to protect or enforce such material Securitization IP, including suing for infringement, violation, misappropriation or dilution and seeking an injunction (including, if appropriate, temporary and/or preliminary injunctive relief) against such infringement, violation, misappropriation or dilution, unless the failure to take such actions if taken on behalf of the IP Holder (or any Additional IP Holder) by the Transaction Manager would not constitute a breach by the Transaction Manager of the Transaction Management Agreement; provided that if the IP Holder (or any Additional IP Holder) decides not to take action with respect to a material infringement, violation, misappropriation or dilution, the IP Holder (or any Additional IP Holder) shall deliver written notice to the Trustee setting forth in reasonable detail the basis for its decision not to act.

(f)                                    The parties agree that the Securitization IP License Agreement and any sublicense thereof by the Contract Holder may only be amended, terminated or assigned by the parties thereto with the consent of the Control Party, notwithstanding any other obligations, restrictions or requirements related to amendments, termination or assignment contained in such Securitization IP License Agreement.  The parties agree that the Trustee shall be a third party beneficiary of the rights (but none of the duties, obligations or liabilities) arising under the Securitization IP License Agreement for so long as there are Notes Outstanding under this Base Indenture, and that the Trustee may enforce the provisions of the Securitization IP License Agreement and exercise the rights of the IP Holder under the Securitization IP License Agreement in connection with a liquidation of the collateral upon and during the continuance of an Event of Default.

Section 8.26                                Contributions.  The Master Issuer shall, or shall cause the Master Manager to, deposit each Contribution into the Collection Account.

Section 8.27                                Real Property Leases.  No Co-Issuer shall, and the Master Issuer shall not permit any other Securitization Entity to, enter into any lease of real property (other than in connection with the Real Estate Leases).

Section 8.28                                No Employees.  The Co-Issuers and the other Securitization Entities shall have no employees.

Section 8.29                                Insurance.  The Co-Issuers shall maintain, or cause the Transaction Manager to maintain, with financially sound insurers with (i) at least one of the following:  a Moody’s Credit Rating of not less than “A2”, an S&P Credit Rating of not less than “A” or a Fitch Credit Rating of not less than “A” and (ii) a claims-paying ability rated not less than “A:VIII” by A.M. Best’s Key Rating Guide, insurance coverages as required pursuant to the Transaction Management Agreement; provided that the Co-Issuers shall cause NuCO2 to list each Securitization Entity as an “additional insured” or “loss payee” or “co-insured” on any insurance maintained by NuCO2 for the benefit of the Securitization Entity.  The terms and conditions of all such insurance shall be no less favorable to the Co-Issuers than the terms and conditions of insurance maintained by their Affiliates that are not Securitization Entities.  The Co-Issuers shall annually provide to the Trustee and the Administrative Agent an insurance certificate showing that the insurance required to be maintained by the Co-Issuers hereunder is in full force and effect, by not later than May 31st of each calendar year.  Schedule 8.29 attached hereto sets forth every insurance policy maintained by the Co-Issuers, the Transaction Manager and NuCO2 as of the Closing Date, and further identifies the “primary insured” and “co-insureds” for each insurance policy.

Section 8.30                                Litigation.  If NuCO2 is not then subject to Section 13 or 15(d) of the Exchange Act, the Co-Issuers shall, on each Payment Date (or promptly after obtaining Actual Knowledge thereof), provide a written report to the Trustee and the Rating Agencies that sets forth all outstanding litigation, arbitration or other proceedings against NuCO2 or any of its Subsidiaries that would have been required to be disclosed in NuCO2’s annual reports, quarterly reports and other public filings which NuCO2 would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if NuCO2 were subject to such sections.

Section 8.31                                Environmental.  If NuCO2 is not then subject to Section 13 or 15(d) of the Exchange Act, the Co-Issuers shall, and the Master Issuer shall cause each other Securitization Entity to, promptly notify the Trustee and the Rating Agencies, in writing, upon receipt of any written notice of which any Securitization Entity becomes aware from any source of facts or allegations (including but not limited to a governmental entity) relating in any way to any possible material liability of any Securitization Entity pursuant to any Environmental Law that would have been required to be disclosed in NuCO2’s annual reports, quarterly reports and other public filings which NuCO2 would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if NuCO2 were subject to such sections.

Section 8.32                                Enhancements.  No Enhancement shall be provided in respect of any Series of Notes, nor will any Enhancement Provider have any rights hereunder, as third-party beneficiary or otherwise, except as determined by the Transaction Manager as commercially reasonable to provide Enhancement with respect to the Notes.

Section 8.33                                Interest Rate Hedges; Derivatives Generally.

(a)                                  No Interest Rate Hedge shall be provided in respect of any Series of Notes, nor will any Hedge Counterparty have any rights hereunder, as third-party beneficiary or otherwise, except for Permitted Hedges that are determined by the

Transaction Manager as commercially reasonable to hedge interest rate exposure of the Co-Issuers under the Indenture or any Series of Notes.

(b)                                 No Co-Issuer shall, and the Master Issuer shall not permit any other Securitization Entity to, enter into any derivative contract, swap, option, hedging contract, forward purchase contract or other similar agreement or instrument if any such contract, agreement or instrument requires the Co-Issuers to expend any financial resources to satisfy any payment obligations owed in connection therewith except as determined by the Transaction Manager in its commercially reasonable judgment as necessary in the operation of the business of the Co-Issuers.

Section 8.34                                Additional Securitization Entity.

(a)                                  The Co-Issuers shall not form or cause to be formed any Additional Securitization Entities other than in accordance with and as permitted under the Related Documents, and without first obtaining the prior written consent of the Control Party; provided that the prior written consent of the Control Party shall not be required if such Additional Securitization Entity is a Delaware limited liability company or a Delaware corporation and has adopted Charter Documents substantially similar to the Charter Documents of the Securitization Entities that are Delaware limited liability companies or Delaware corporations, as applicable, as in existence on the Closing Date.

(b)                                 If any Co-Issuer desires to create, incorporate, form or otherwise organize an Additional Securitization Entity that does not comply with the proviso set forth in clause (a) above, such Co-Issuer shall first obtain the prior written consent of the Control Party; provided that the Master Issuer shall deliver a copy of any such prior written consent to the Rating Agencies.

(c)                                  Any direct or indirect Subsidiary formed by the Co-Issuers pursuant to clause (a) or clause (b) above shall automatically be designated as an Additional Securitization Entity, and the Co-Issuers shall cause any such Additional Securitization Entity to become an Additional Co-Issuer.  The Co-Issuers shall cause such Additional Securitization Entity to promptly execute a Supplement to the Indenture pursuant to which such Additional Securitization Entity shall become jointly and severally obligated under the Indenture with the other Co-Issuers.  The Co-Issuers shall, if applicable, designate any such Additional Co-Issuer as (i) an Additional Contract Holder; provided that such Additional Co-Issuer owns Customer Contracts, or (ii) an Additional IP Holder; provided that such Additional Co-Issuer owns Securitization IP.

(d)                                 Upon the execution and delivery of a Supplement as required by clause (c) above, any Additional Securitization Entity party thereto will become a party to the Indenture with the same force and effect as if originally named therein as a Co-Issuer and, without limiting the generality of the Indenture, will assume all Obligations and liabilities of a Co-Issuer hereunder.

Section 8.35                                Subordinated Note Repayments.  No Co-Issuer shall repay any Subordinated Notes after the Series Adjusted Repayment Date with respect to the Initial Series of Notes with amounts obtained by the Master Issuer from NuCO2 or any other direct or indirect owner of Equity Interests of the Master Issuer in the form of any capital contributions or any portion of any Surplus Amounts distributed to the Master Issuer pursuant to the Priority of Payments unless and until all Senior Notes Outstanding have been paid in full and are no longer Outstanding.

Section 8.36                                Registration under Securities Laws.  The Co-Issuers shall, and the Master Issuer shall cause each Securitization Entity to, take all reasonable actions necessary so as to exempt any Class of any Series of Notes and the sale thereof from registration under the 1933 Act (including permitting compliance with Rule 144A), or under any applicable securities laws, and use all reasonable efforts to permit any Series of Notes to be designated as PORTAL securities if so requested by the Initial Purchaser or any placement agent.

Section 8.37                                Control Party.  The Co-Issuers shall, and the Master Issuer shall cause each Securitization Entity to, comply with all directions of the Control Party properly given in accordance with the terms of the Indenture.

Section 8.38                                Other Accounts.  Except with respect to the Surplus Account, so long as any Notes remain Outstanding, none of the Co-Issuers, and none of the Securitization Entities, shall (i) own any deposit account except as may be pledged to the Trustee or (ii) make any deposits into any account other than in accordance with the terms of this Base Indenture and the other Related Documents.

Section 8.39                                Transaction with NuCO2 and Affiliates.  The Co-Issuers shall not, and the Master Issuer shall cause each Securitization Entity not to, enter into any transactions with NuCO2 or its Affiliates, except as contemplated or permitted by the Related Documents (including without limitation any Contribution pursuant to Section 8.26 of this Base Indenture or any equity contributions that do not constitute “Contributions”) and the Collateral Bulk Gases Business Documents (including, for the avoidance of doubt, entering into such Related Documents and Collateral Bulk Gases Business Documents).

Section 8.40                                Investment Company Act.  The Co-Issuers shall not, and the Master Issuer shall cause each Securitization Entity not to, take or suffer or permit to occur any action that would cause such entity to be registered as an “investment company” under the Investment Company Act.

ARTICLE IX

REMEDIES

Section 9.1                                      Early Amortization Events.

Upon the occurrence of any one of the following events:

(a)                                  the Three-Month DSCR with respect to any Payment Date is less than 1.40 times;

(b)                                 a Master Manager Default under the Master Management Agreement has occurred and is continuing;

(c)                                  an Event of Default has occurred and is continuing; or

(d)                                 the Co-Issuers have not repaid or refinanced any Series of Notes (or Class thereof) on or prior to the applicable Series Adjusted Repayment Date,

an “Early Amortization Event” shall be deemed to have occurred automatically without the giving of further notice or any other action on the part of the Trustee or any Noteholder; provided, that an Early Amortization Event may be waived by the Control Party in its sole discretion, except that (i) a waiver of an Early Amortization Event described in clause (c), if the applicable Event of Default is an event described in clause (a) or clause (f) of the definition of an “Event of Default” in Section 9.2, shall require the consent of all Noteholders, unless such Event of Default has been cured or waived, and (ii) a waiver of an Early Amortization Event described in clause (d) shall require the consent of the Holders of 100% of the Aggregate Outstanding Principal Amount of the applicable Series of Notes.

Section 9.2                                      Events of Default.

If any one of the following events shall occur (the occurrence of each of which shall constitute an “Event of Default” hereunder):

(a)                                  any Co-Issuer defaults in the payment of (i) any interest (excluding (a) Contingent Additional Interest with respect to any Series of Notes prior to the date on which all principal of such Series of Notes that remains Outstanding is due and payable and (b) any interest of which the non-payment is deemed not to constitute an Event of Default pursuant to the applicable Series Supplement), Commitment Fees in respect of any Senior Notes or other amount payable (other than amounts referred to in clause (ii) herein) in respect of, any Series of Notes Outstanding when the same becomes due and payable or (ii) any principal of any Series of Notes Outstanding or any other Obligation (other than amounts referred to in clause (i) herein) when the same becomes due and payable (whether on any Series Legal Final Maturity Date, any redemption date, any optional prepayment date or any maturity date or otherwise with respect to such Series);

(b)                                 the Three-Month DSCR with respect to any Payment Date is less than 1.20 times (excluding the effect of all Contributions);

(c)                                  any Securitization Entity, NuCO2 or the Employee Company fails to comply with any of its agreements or covenants in, or provisions of, the Indenture or any other Related Document (other than with respect to any provision of the Charter Documents covered by clause (h) below) to which it is a party and the failure continues unremedied for a period of thirty (30) days after the earlier of (a) the date on which any

Securitization Entity or the Employee Company, as applicable, obtains Actual Knowledge thereof or (b) the date on which written notice of such failure, requiring the same to be remedied, is given to any Securitization Entity or the Employee Company, as applicable, by the Trustee or to each Securitization Entity and the Trustee by the Control Party;

(d)                                 any representation made by any Securitization Entity or the Employee Company in the Indenture or any other Related Document is false in any material respect when made and such false representation is not cured for a period of thirty (30) days after the earlier of (a) the date on which any Securitization Entity or the Employee Company obtains Actual Knowledge thereof or (b) the date that written notice thereof is given to any Securitization Entity or the Employee Company by the Trustee or to each Securitization Entity or the Employee Company and the Trustee by the Control Party;

(e)                                  an effective resolution is passed by any Securitization Entity or the Employee Company for the winding up or liquidation of such Securitization Entity or the Employee Company, as applicable, except for the purpose of a merger, consolidation or amalgamation in accordance with the terms of this Base Indenture, the terms of which have previously been approved in writing by the Control Party of each Series of Notes;

(f)                                    the occurrence of an Event of Bankruptcy with respect to any Securitization Entity or the Employee Company;

(g)                                 any Securitization Entity or the Employee Company registers or is required to register as an “investment company” under the Investment Company Act, or any body with jurisdiction makes a final determination that any Securitization Entity is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act;

(h)                                 any Securitization Entity or the Employee Company fails to comply in any material respect with Section 9(c) of the Master Issuer Operating Agreement or the comparable provisions of such Securitization Entity’s or the Employee Company’s Charter Documents and such failure continues for a period of five (5) Business Days after (i) the date on which any Securitization Entity or the Employee Company, as applicable, obtains Actual Knowledge thereof or (ii) the date on which written notice of such failure is given to any Securitization Entity or the Employee Company, as applicable, by the Trustee or to each Securitization Entity or the Employee Company, as applicable, and the Trustee by the Control Party;

(i)                                     the Master Issuer itself or through any Securitization Entity fails to have good title to the Contributed Property and all other Collateral, free and clear of all Liens, other than Permitted Liens, except for such failures which, collectively, could not reasonably be expected to result in a Material Adverse Effect;

(j)                                     the Trustee ceases to have for any reason a valid and perfected first priority security interest in the Collateral to the extent required by the Related Documents or NuCO2  or any Affiliate thereof so asserts in writing except as a result of Permitted Liens;

(k)                                  a final judgment or order for the payment of money shall be rendered against any Securitization Entity or the Employee Company and such judgment or order (x) against any Securitization Entity, is in an amount which exceeds $100,000 or (y) against the Employee Company, is in an amount which exceeds $15,000,000, and in each case is not covered by insurance and either: (i) such judgment or order is not discharged within the period of 30 days after entry thereof or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order shall not be in effect;

(l)                                     the Post-Adjusted Repayment Date DSCR with respect to any Payment Date on or after the eighth anniversary of the Closing Date is less than 1.20 times;

(m)                               any of the Related Documents or a material portion thereof ceases to be in full force and effect or enforceable in accordance with its terms (other than in accordance with the express termination provisions thereof) or NuCO2, any Affiliate thereof or any Securitization Entity or the Employee Company so asserts in writing; or

(n)                                 a final non-appealable ruling has been made by a court of competent jurisdiction, or any Securitization Entity or NuCO2 so asserts in writing, that the sale or contribution of the Collateral (other than any immaterial Collateral and any Collateral which has been disposed of, to the extent permitted under this Base Indenture) pursuant to the First Tier Contribution Agreement does not constitute a “true contribution,” a “true sale,” or other absolute transfer of such Collateral pursuant to such First Tier Contribution Agreement;

then (i) in the case of any event described in each clause above (except for clause (f) thereof) that is continuing the Trustee, at the direction of the Control Party and on behalf of the Noteholders, by written notice to the Co-Issuers, may declare the Notes of all Series to be immediately due and payable, and upon any such declaration the unpaid principal amount of the Notes of all Series, together with accrued and unpaid interest thereon through the date of acceleration, and all other amounts due to the Noteholders and the other Secured Parties under the Indenture Documents shall become immediately due and payable or (ii) in the case of any event described in clause (f) above, the unpaid principal amount of the Notes of all Series, together with interest accrued but unpaid thereon through the date of acceleration, and all other amounts due to the Noteholders and the other Secured Parties under the Indenture, shall immediately and without further act become due and payable.  Promptly following the Trustee’s receipt of written notice hereunder of any Event of Default, the Trustee shall send a copy thereof, or notice thereof if the Trustee otherwise has Actual Knowledge of such Event of Default, to the Co-Issuers, NuCO2, the Transaction Manager, each Rating Agency, the Replacement Manager, the Administrative Agent, each Noteholder and each other Secured Party.

The foregoing notwithstanding, the failure by the Co-Issuers to make a mandatory redemption of Notes to prevent any Notes from being treated as an “applicable high yield discount obligations” in accordance with the applicable Series Supplement shall not constitute an Event of Default.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, as hereinafter provided in this Article IX, the Control Party, by written notice to the Co-Issuers and to the Trustee, may rescind and annul such declaration and its consequences, if all existing Events of Default, other than the non-payment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 9.7.  No such rescission shall affect any subsequent default or impair any right consequent thereon.

An Event of Default described in Section 9.2(a) above that has not been cured or described in Section 9.2(f) above shall not be subject to waiver without the consent of all Noteholders.  Any other Default or Event of Default may be waived by the Control Party by notice to the Trustee and the Rating Agencies.

Section 9.3                                      Rights of the Control Party and Trustee upon Event of Default.

(a)                                  Payment of Principal and Interest.  Each Co-Issuer covenants that if (i) default is made in the payment of any interest on any Series of Notes Outstanding when the same becomes due and payable, (ii) the Notes are accelerated following the occurrence of an Event of Default or (iii) default is made in the payment of the principal of, or premium, if any, on any Series of Notes Outstanding when due and payable, the Co-Issuers shall, to the extent of funds available, upon demand of the Trustee, at the direction of the Control Party, pay to the Trustee, for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal, premium, if any, and interest, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Note Rate and any default rate, as applicable, and in addition thereto such further amount as shall be sufficient to cover costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

(b)                                 Proceedings To Collect Money.  In case any Co-Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee (at the direction of the Control Party), in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against any Co-Issuer and collect in the manner provided by law out of the property of any Co-Issuer, wherever situated, the moneys adjudged or decreed to be payable.

(c)                                  Other Proceedings.  If and whenever an Event of Default shall have occurred and be continuing, the Trustee may and, at the direction of the Control Party pursuant to a Control Party Order, shall:

(i)                                     proceed to protect and enforce its rights and the rights of the Noteholders and the other Secured Parties, by such appropriate Proceedings as the Trustee (at the direction of the Control Party) or the Control Party shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or any other Related Document or in aid of the exercise of any power granted therein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by the Indenture or any other Related Document or by law, including any remedies of a secured party under applicable law;

(ii)                                  (A) direct the Co-Issuers to exercise (and each Co-Issuer agrees to exercise) all rights, remedies, powers, privileges and claims of any Co-Issuer against any party to any Collateral Document arising as a result of the occurrence of such Event of Default or otherwise, including the right or power to take any action to compel performance or observance by any such party of its obligations to any Co-Issuer, and any right of any Co-Issuer to take such action independent of such direction shall be suspended, and (B) if (x) the Co-Issuers shall have failed, within ten (10) Business Days of receiving the direction of the Trustee (given at the direction of the Control Party), to take commercially reasonable action to accomplish such directions of the Trustee, (y) any Co-Issuer refuses to take such action or (z) the Control Party reasonably determines that such action must be taken immediately, take such previously directed action (and any related action as permitted under the Indenture thereafter determined by the Trustee or the Control Party to be appropriate without the need under this provision or any other provision under the Indenture to direct the Co-Issuers to take such action);

(iii)                               institute Proceedings from time to time for the complete or partial foreclosure of the Indenture or, to the extent applicable, any other Related Document, with respect to the Collateral; provided that the Trustee shall not be required to take title to any real property in connection with any foreclosure or other exercise of remedies hereunder and title to such property shall instead be acquired in an entity designated and (unless owned by a third party) controlled by the Control Party; and/or

(iv)                              sell all or a portion of the Collateral at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Trustee shall not proceed with any such sale without the prior written consent of the Control Party, and the Trustee shall provide notice to the Co-Issuers and each Holder of Subordinated Notes of a proposed sale of Collateral.

(d)                                 Sale of Collateral.  In connection with any sale of the Collateral hereunder or under any judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of the Indenture or any other Related Document:

(i)            the Trustee, any Noteholder and/or any other Secured Party may bid for and purchase the property being sold, and upon compliance with the terms of the sale may hold, retain, possess and dispose of such property in its own absolute right without further accountability;

(ii)           the Trustee (at the direction of the Control Party) may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(iii)          all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of any Securitization Entity of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against such Securitization Entity, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under such Securitization Entity or its successors or assigns; and

(iv)          the receipt by the Trustee of the applicable proceeds shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof.

(e)           Application of Proceeds.  Any amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee of any right hereunder shall be held by the Trustee as additional collateral for the repayment of Obligations, shall be deposited into the Collection Account and shall be applied as provided in Article V; provided, however, that with respect to any distribution to any Class of Notes, notwithstanding the provisions of Article V, such amounts shall be distributed sequentially in order of alphabetical designation and pro rata among each Class of Notes of the same alphabetical designation based upon Outstanding Principal Amount of the Notes of each such Class.  Any amounts remaining after all of the Obligations have been indefeasibly paid in full shall be transferred by the Trustee to NuCO2 in an amount equal to the amount of proceeds, if any, realized by the Trustee from an exercise of remedies under the Pledge Agreement, with any remaining amounts being transferred to the Master Issuer.

(f)            Additional Remedies.  In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee shall have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

(g)           Proceedings.  The Trustee may maintain a Proceeding even if it does not possess any of the Notes or does not produce any of them in the Proceeding, and any such Proceeding instituted by the Trustee shall be in its own name as trustee.  All remedies are cumulative to the extent permitted by law.

(h)           Power of Attorney.  Each Co-Issuer hereby grants to the Trustee an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office, United States Copyright Office or any other Governmental Authority in order to effect an absolute assignment of all right, title and interest in or to any Securitization IP, and record the same.  The power of attorney granted under this Section 9.3(h) shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, any insolvency or dissolution of all or any of the Co-Issuers.

Section 9.4             Waiver of Appraisal, Valuation, Stay and Right to Marshaling.  To the extent it may lawfully do so, each Co-Issuer for itself and for any Person who may claim through or under it hereby:

(a)           agrees that neither it nor any such Person shall step up, plead, claim or in any manner whatsoever take advantage of any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance, enforcement or foreclosure of the Indenture, (ii) the sale of any of the Collateral or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

(b)           waives all benefit or advantage of any such laws;

(c)           waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of the Indenture; and

(d)           consents and agrees that, subject to the terms of the Indenture, all the Collateral may at any such sale be sold by the Trustee as an entirety or in such portions as the Trustee may (upon direction by the Control Party) determine.

Section 9.5             Limited Recourse.

Notwithstanding any other provision of the Indenture, the Notes or any other Related Document or otherwise, the liability of the Securitization Entities to the Noteholders and any other Secured Parties under or in relation to the Indenture, the Notes or any other Related Document or otherwise, is limited in recourse to the Collateral.  Once the Collateral has been applied in accordance with the terms of the Indenture, none of the Noteholders or any other Secured Parties shall be entitled to take any further steps against any Securitization Entity to recover any sums due but still unpaid hereunder, under the Notes or under any of the other Related Documents, all claims in respect of which shall be extinguished.

Section 9.6             Optional Preservation of the Collateral.

If the maturity of the Outstanding Notes of each Series has been accelerated pursuant to Section 9.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee at the direction of the Control Party pursuant to a Control Party Order, shall elect to maintain possession of such portion, if any, of the Collateral as the Control Party shall in its discretion determine.

Section 9.7             Waiver of Past Events.

Prior to the declaration of the acceleration of the maturity of each Series of Notes Outstanding as provided in Section 9.2 and subject to Section 12.2, the Control Party by notice to the Trustee and the Rating Agencies, may waive any existing Default or Event of Default described in any clause of Section 9.2 (except clause (f) thereof) and its consequences.  Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.  Subject to Section 12.2, a Default or an Event of Default described in clause (f) of Section 9.2 shall not be subject to waiver.  Subject to Section 12.2, the Control Party, by notice to the Trustee and the Rating Agencies, may waive any existing potential Early Amortization Event or any existing Early Amortization Event in its sole discretion; provided however, that an Early Amortization Event described in clause (d) of Section 9.1 relating to a particular Series of Notes (or Class thereof) shall not be permitted to be waived by any party unless each affected Noteholder has consented to such waiver.

Section 9.8             Control by the Control Party.

Notwithstanding any other provision hereof, the Control Party may cause the institution of and direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercise any trust or power conferred on the Trustee; provided that:

(a)           such direction of time, method and place shall not be in conflict with any rule of law or with the Indenture;

(b)           the Trustee may take any other action deemed proper by the Trustee  that is not inconsistent with such direction (as the same may be modified by the Control Party); and

(c)           such direction shall be in writing;

provided further that, subject to Section 10.1, the Trustee need not take any action that it determines might involve it in liability unless it has received an indemnity for such liability as provided herein.

Section 9.9             Limitation on Suits.

Any other provision of the Indenture to the contrary notwithstanding, a Holder of Notes may pursue a remedy with respect to the Indenture or any other Related Document only if:

(a)           the Noteholder gives to the Trustee written notice of a continuing Event of Default;

(b)           the Noteholders of at least 25% of the aggregate Principal Amount of all then Outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)           such Noteholder or Noteholders offer and, if requested, provide to the Trustee indemnification satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee has not complied with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of indemnification reasonably satisfactory to it;

(e)           during such sixty (60) day period the Control Party does not give the Trustee a direction inconsistent with the written request; and

(f)            the Control Party has consented to the pursuit of such remedy.

A Noteholder may not use the Indenture or any other Related Document to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 9.10           Unconditional Rights of Noteholders to Receive Payment.

Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal of, and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder of the Note.

Section 9.11           The Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), the Noteholders and any other Secured Party (as applicable) allowed in any judicial proceedings relative to any Co-Issuer (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Noteholder and each other Secured Party to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders or any other Secured Party, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which the Noteholders or any other Secured Party may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder or any other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Noteholder or any other Secured Party, or to authorize the Trustee to vote in respect of the claim of any Noteholder or any other Secured Party in any such proceeding.

Section 9.12           Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 9.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 9.10 or a suit by Noteholders of more than 10% of the Aggregate Outstanding Principal Amount of all Series of Notes.

Section 9.13           Restoration of Rights and Remedies.

If the Trustee, any Noteholder or any other Secured Party has instituted any Proceeding to enforce any right or remedy under the Indenture or any other Related Document and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder or other Secured Party, then and in every such case the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Noteholders and the other Secured Parties shall continue as though no such Proceeding had been instituted.

Section 9.14           Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes or any other Secured Party is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Indenture or any other Related Document or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy under the Indenture or any other Related Document, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.15           Delay or Omission Not Waiver.

No delay or omission of the Trustee, the Control Party, any Holder of any Note or any other Secured Party to exercise any right or remedy accruing upon any potential Early Amortization Event, Early Amortization Event, Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such potential Early Amortization Event, Early Amortization Event, Default or Event of Default or an acquiescence therein.  Every right and remedy given by this Article IX or by law to the Trustee, the Control Party, the Holders of Notes or any other Secured Party may be exercised from time to time to the extent not inconsistent with the Indenture, and as often as may be deemed expedient, by the Trustee, the Control Party, the Holders of Notes or any other Secured Party, as the case may be.

Section 9.16           Waiver of Stay or Extension Laws.

Each Co-Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture or any other Related Document; and each Co-Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantages of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, the Administrative Agent or the Control Party, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE X

THE TRUSTEE AND THE ADMINISTRATIVE AGENT

Section 10.1           Duties of the Trustee and the Administrative Agent.

(a)           The duties of the Trustee and the Administrative Agent shall be as follows:

(i)            Duties of the Trustee.  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture and the other Related Documents, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Event of Default, an Early Amortization Event or a Master Manager Default of which a Trust Officer has not received written notice; provided further, however, that the Trustee shall have no liability in connection with any action or inaction due to the acts or failure to act of the Control Party in connection with any Event of Default or for acting or failing to act due to any direction or lack of direction from the Control Party.  The preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee’s negligence or willful misconduct.  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of the Indenture, shall examine them to determine whether they conform to the requirements of this Indenture; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement opinion, report, document, order or other instrument furnished by the Co-Issuers under the Indenture.

(ii)           Duties of the Administrative Agent.  The Administrative Agent shall:

(A)          perform the following functions: (a) monitor each of the Co-Issuers’, the Transaction  Manager’s, the Master Manager’s, the Employee Company Manager’s and the Replacement Manager’s compliance with its obligations under the Indenture Documents and the Related Documents solely (i) by confirming that any report, certificate or notice prepared by it pursuant to any Related Document and received by the Administrative Agent is complete on its face, (ii) by verifying the calculations included in the Weekly Manager’s Certificates, Monthly Manager’s Certificates and Noteholders’ Statements, as set forth on Schedule 10.1(a); provided that in verifying such calculations the Administrative Agent shall be permitted to base its calculations and conclusions solely on the data supplied to it by the Co-Issuers, the Transaction  Manager, the Master Manager, the Employee Company Manager and the Replacement Manager, as applicable, and (iii) by confirming such other information as the Co-Issuers or the Control Party may reasonably request; (b) to the extent the Administrative Agent fails to receive any report, certificate or notice due to it under the Related Documents, (I) notify any of the Co-Issuers, the Transaction  Manager, the Master Manager, the Employee Company Manager and the Replacement Manager, as applicable, within one Business Day (x) after the date that such report, certificate or notice was due or (y) if the applicable Related Document does not specify a date certain when such report, certificate or notice was due, after the date that the Administrative Agent has Actual Knowledge of such report, certificate or notice having become due, and (II) notify the Trustee of any such failure to receive any applicable report, certificate or notice; (c) notify the Trustee of the occurrence of any Early Amortization Event, Indenture Event of Default, Transaction Manager Default, Master Manager Default or any other default under the Related

Documents of which an Authorized Officer of the Administrative Agent has Actual Knowledge; (d) carry out any additional rights or duties specified under the Related Documents; and (e) forward to the Trustee any report, certificate or notice received by the Administrative Agent pursuant to any Related Document; and

(B)           act as the transition agent under the Replacement Management Agreement and assist in identifying a successor Replacement Manager in the event that the existing Replacement Manager resigns or is required to be replaced pursuant to the Replacement Management Agreement (which successor Replacement Manager shall be approved by the Control Party).

(b)           Except, with respect to the Trustee only, during the occurrence and continuance of an Event of Default of which a Trust Officer shall have Actual Knowledge:

(i)            Each of the Trustee and the Administrative Agent undertakes to perform only those duties that are specifically set forth in the Indenture or any other Related Document to which it is a party and no others, neither the Trustee nor the Administrative Agent shall be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into the Indenture or any other Related Document against the Trustee or the Administrative Agent; and

(ii)           In the absence of bad faith on its part, each of the Trustee and the Administrative Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee or the Administrative Agent, as applicable, and conforming to the requirements of the Indenture and any other applicable Related Document; provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee or the Administrative Agent, the Trustee or the Administrative Agent, as applicable, shall be under a duty to examine such certificates or opinions to determine whether or not they conform to the requirements of the Indenture and shall promptly notify the Person delivering such certificates or opinions of any non-conformity.

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, and the Administrative Agent may not be relieved from liability from its own grossly negligent action, or its grossly negligent failure to act, or its willful misconduct, except that:

(i)            This clause (c) does not limit the effect of clause (b) of this Section 10.1.

(ii)           Neither the Trustee nor the Administrative Agent shall be liable in its individual capacity for any error of judgment made in good faith by a Trust Officer or an Authorized Officer of the Administrative Agent, unless it is proved that the Trustee was negligent or the Administrative Agent was grossly negligent, as applicable, in ascertaining the pertinent facts.

(iii)          Neither the Trustee nor the Administrative Agent shall be liable in its individual capacity with respect to any action it takes, suffers or omits to take in good faith in accordance with a direction received by it pursuant to the Indenture.

(iv)          Neither the Trustee nor the Administrative Agent shall be charged with knowledge of any Default, Event of Default, potential Early Amortization Event or Early Amortization Event or the commencement and continuation of a Cash Trapping Period until such time as a Trust Officer or Authorized Officer of the Administrative Agent shall have Actual Knowledge or have received written notice thereof.  In the absence of receipt of such notice, the Trustee or the Administrative Agent, as applicable, may conclusively assume that no such event has occurred or is continuing.

(d)           Notwithstanding anything to the contrary contained in the Indenture or any of the other Related Documents, no provision of the Indenture or the other Related Documents shall require either the Trustee or the Administrative Agent to expend or risk its own funds or incur any material liability (financial or otherwise) if there are reasonable grounds for believing that the repayment of such funds is not reasonably assured to it by the security afforded to it by the terms of the Indenture.  Each of the Trustee or the Administrative Agent, as applicable, may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any risk, loss, liability or expense.

(e)           In the event that the Paying Agent or the Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Registrar, as the case may be, under the Indenture, the Trustee shall be obligated as soon as practicable upon a Trust Officer or Authorized Officer of the Administrative Agent having Actual Knowledge thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

(f)            Subject to Section 10.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Indenture or any of the other Related Documents.

(g)           Whether or not therein expressly so provided, every provision of the Indenture and the other Related Documents relating to the conduct of, affecting the liability of, or affording protection to, the Trustee or the Administrative Agent shall be subject to the provisions of this Section 10.1.

(h)           Neither the Trustee nor the Administrative Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee or gross negligence, bad faith or willful misconduct on the part of the Administrative Agent, as applicable, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Securitization Entities to the Collateral, for insuring the Collateral or for the payment of Taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Except as otherwise expressly provided herein, neither the Trustee nor the Administrative Agent shall have any duty to inquire as to the performance or observance of any of the terms of the Indenture or the other Related Documents by the Securitization Entities.

(i)            Neither the Trustee nor the Administrative Agent shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the Indenture and any Related Document or at the direction of the Control Party, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, under the Indenture.

(j)            Neither the Trustee nor the Administrative Agent shall have any duty (i) to see to any recording, filing or depositing of this Base Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recordings or filing or depositing or to any rerecording, refilling or redeposition of any thereof; provided, however, the Trustee shall be obligated to take all necessary actions in connection with any filings delivered by the Transaction Manager or the Co-Issuers as required by the terms of the Indenture, (ii) to see to any insurance, (iii) except as otherwise provided by Section 10.1(e), to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind or (iv) to confirm or verify the contents of any reports or certificates of the Transaction Manager delivered to the Trustee pursuant to this Base Indenture believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

(k)           Neither the Trustee nor the Administrative Agent shall be personally liable for special, indirect, consequential or punitive damages arising out of, in connection with or as a result of the performance of its duties under the Indenture.

Section 10.2           Rights of the Trustee and the Administrative Agent.  Except as otherwise provided by Section 10.1:

(a)           Each of the Trustee and the Administrative Agent may conclusively rely and shall be fully protected in acting or refraining from acting based upon any resolution, Officer’s Certificate, Opinion of Counsel, certificate, instrument, report, consent, order, document or other paper reasonably believed by it to be genuine and to have been signed by or presented by the proper person.

(b)           Each of the Trustee and the Administrative Agent may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           Each of the Trustee and the Administrative Agent may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such non-affiliated agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care.

(d)           Neither the Trustee nor the Administrative Agent shall be liable for any action it takes, suffers or omits to take in the absence of negligence, in the case of the Trustee, or gross negligence in the case of the Administrative Agent, which it believes to be authorized or within the discretion or rights or powers conferred upon it by the Indenture or the applicable Related Documents.

(e)           Neither the Trustee nor the Administrative Agent shall be under any obligation to exercise any of the rights or powers vested in it by this Base Indenture, any Series Supplement or any other Related Document, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of the Control Party, any of the Noteholders or any other Secured Party, pursuant to the provisions of this Base Indenture or any Series Supplement, unless the Trustee or the Administrative Agent, as applicable, shall have been offered reasonable security or indemnity satisfactory to the Trustee or the Administrative Agent, as applicable, against the costs, expenses and liabilities which may be incurred therein or thereby.

(f)            Prior to the occurrence of an Event of Default or Early Amortization Event, Neither the Trustee nor the Administrative Agent shall be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Noteholders of at least 25% of the aggregate Principal Amount of all then Outstanding Notes.  If either the Trustee or the Administrative Agent is so requested or determines in its own discretion to make such further inquiry or investigation into such facts or matters as it sees fit, the Trustee or the Administrative Agent, as applicable, shall be entitled to examine the books, records and premises of the Securitization Entities, personally or by agent or attorney, at the sole cost of the Co-Issuers, and neither the Trustee nor the Administrative Agent shall incur any liability by reason of such inquiry or investigation.

(g)           The right of the Trustee or the Administrative Agent, as applicable, to perform any discretionary act enumerated in this Base Indenture shall not be construed as a duty, and neither the Trustee nor the Administrative Agent, shall be liable in the absence of negligence, in the case of the Trustee or gross negligence in the case of the Administrative Agent, or willful misconduct for the performance of such act.

Section 10.3           Individual Rights of the Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Securitization Entities or an Affiliate of the Securitization Entities with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.

Section 10.4           Notice of Events of Default and Defaults.

If an Event of Default, a Default, an Early Amortization Event or a potential Early Amortization Event occurs and is continuing and if it is actually known to a Trust Officer, or written notice of the existence thereof has been delivered to a Trust Officer, the Trustee shall promptly provide the Noteholders, the Co-Issuers, any Variable Funding Administrative Agent and each Rating Agency with notice of such Event of Default, Default, Early Amortization Event or potential Early Amortization Event, to the extent that the Notes of such Series are Book-Entry Notes, by telephone, e-mail and facsimile and otherwise by first class mail.

Section 10.5           Compensation and Indemnity.

(a)           The Co-Issuers shall promptly pay to the Trustee and the Administrative Agent from time to time compensation for its acceptance of the Indenture and services hereunder and under the other Related Documents to which the Trustee or the Administrative Agent, as applicable, is a party as the Trustee and the Co-Issuers and the Administrative Agent and the Co-Issuers shall from time to time agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Co-Issuers shall reimburse each of the Trustee and the Administrative Agent promptly upon request (with appropriate evidence) for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with the provisions of the Indenture (including, without limitation, the Priority of Payments).  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s or the Administrative Agent’s agents and outside counsel.  The Co-Issuers shall not be required to reimburse any expense incurred by the Trustee or the Administrative Agent through the Trustee’s own willful misconduct or negligence or the Administrative Agent’s own willful misconduct or gross negligence.  When the Trustee or the Administrative Agent incurs expenses or renders services after an Event of Default occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

(b)           The Co-Issuers shall jointly and severally indemnify and hold harmless (i) the Trustee and any predecessor Trustee, (ii) the Administrative Agent and any predecessor Administrative Agent, and in each case their respective directors, officers, agents and employees from and against any loss, liability, claim, expense (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee and such predecessor Trustee or the Administrative Agent and such predecessor Administrative Agent), damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or in connection with the activities of the Trustee and such predecessor Trustee or of the Administrative Agent and such predecessor Administrative Agent pursuant to this Base Indenture, any Series Supplement or any other Related Documents to which the Trustee or the Administrative Agent is a party, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses reasonably incurred in connection with the defense of any actual or threatened action, proceeding, claim (whether asserted by the Co-Issuers, the Control Party or any Noteholder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section 10.5(b); provided, however, that the Co-Issuers shall not indemnify the Trustee, any predecessor Trustee, the Administrative Agent, any predecessor Administrative Agent or their respective directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute, willful misconduct, bad faith or negligence by the Trustee and such predecessor Trustee or willful misconduct, bad faith or gross negligence by the Administrative Agent and such predecessor Administrative Agent, as the case may be.

(c)           The provisions of this Section 10.5 shall survive the termination of the Indenture and the resignation and removal of the Trustee and the Administrative Agent.

Section 10.6           Replacement of the Trustee or the Administrative Agent.

(a)           A resignation or removal of (i) the Trustee and appointment of a successor Trustee or (ii) the Administrative Agent and appointment of a successor Administrative Agent shall become effective only upon the successor Trustee’s or successor Administrative Agent’s, as applicable, acceptance of appointment as provided in this Section 10.6.

(b)           Each of the Trustee or the Administrative Agent may, after giving thirty (30) days’ prior written notice to the Co-Issuers, the Master Manager, the Transaction Manager, each Noteholder, each Variable Funding Administrative Agent and each Rating Agency, resign at any time from its office and be discharged from the trust hereby created.  The Control Party may remove the Trustee or the Administrative Agent at any time by so notifying the Trustee or the Administrative Agent, as applicable, and the Co-Issuers.  So long as no Event of Default has occurred and is continuing, the Co-Issuers (with the Control Party’s prior written consent) may remove the Trustee or the Administrative Agent at any time.  The Co-Issuers (with the Control Party’s prior written consent) shall remove the Trustee or the Administrative Agent if:

(i)            the Trustee or the Administrative Agent, as applicable, fails to comply with Section 10.8;

(ii)           the Trustee or the Administrative Agent, as applicable, is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee or the Administrative Agent, as applicable, under the Bankruptcy Code;

(iii)          a custodian or public officer takes charge of the Trustee or the Administrative Agent, as applicable, or its property; or

(iv)          the Trustee or the Administrative Agent, as applicable, becomes incapable of acting.

If the Trustee or the Administrative Agent, as applicable, resigns or is removed or if a vacancy exists in the office of the Trustee or the Administrative Agent for any reason, the Co-Issuers shall promptly, with the prior written consent of the Control Party appoint a successor Trustee or successor Administrative Agent, as applicable. In any event, however, neither (i) the resignation or removal of the Trustee or the Administrative Agent, as applicable, nor (ii)  the appointment of a successor Trustee or successor Administrative Agent, as applicable, shall be effective until a successor Trustee or successor Administrative Agent has assumed the obligations of the Trustee or the Administrative Agent, respectively, hereunder by delivering to the current Trustee or current Administrative Agent, as applicable, and the Co-Issuers written notice of its acceptance of such appointment. Within one year after the successor Trustee or successor Administrative Agent takes office, the Control Party may appoint a successor Trustee or successor Administrative Agent to replace the successor Trustee or successor Administrative Agent appointed by the Co-Issuers.

(c)           If a successor Trustee or successor Administrative Agent does not take office within sixty (60) days after the retiring Trustee or retiring Administrative Agent resigns or is removed, the retiring Trustee or Administrative Agent, at the expense of the Co-Issuers, may petition any court of competent jurisdiction for the appointment of a successor Trustee or successor Administrative Agent.

(d)           If either the Trustee or the Administrative Agent after written request by the Control Party or any Noteholder fails to comply with Section 10.8, the Control Party or such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee or the Administrative Agent and the appointment of a successor Trustee or successor Administrative Agent.

(e)           A successor Trustee or successor Administrative Agent shall deliver a written acceptance of its appointment to the retiring Trustee or removed Trustee, or the retiring Administrative Agent or removed Administrative Agent, and to the Co-Issuers.  Thereupon the resignation or removal of the retiring Trustee or retiring Administrative Agent shall become effective, and the successor Trustee or successor Administrative Agent shall have all the rights, powers and duties of the Trustee or Administrative Agent under this Base Indenture, any Series Supplement and any other Related Document to which the Trustee or Administrative Agent is a party.  The successor Trustee or successor Administrative Agent shall mail a notice of its succession to Noteholders and each Variable Funding Administrative Agent.  The retiring Trustee or retiring Administrative Agent shall promptly transfer all property held by it as Trustee or Administrative Agent, as applicable, to the successor Trustee or successor Administrative Agent, as applicable; provided, however, that all sums owing to the retiring Trustee or retiring Administrative Agent hereunder have been paid.  Notwithstanding replacement of the Trustee or Administrative Agent pursuant to this Section 10.6, the Co-Issuers’ obligations under Section 10.5 shall continue for the benefit of the retiring Trustee or retiring Administrative Agent.

Section 10.7           Successor Trustee or Successor Administrative Agent by Merger, etc.

Subject to Section 10.8, if the Trustee or Administrative Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or successor Administrative Agent, as applicable; provided that written notice of such consolidation, merger or conversion shall be provided to the Co-Issuers, the Noteholders and each Variable Funding Administrative Agent; provided further that the resulting or successor corporation is eligible to be a Trustee or Administrative Agent under Section 10.8.

Section 10.8           Eligibility Disqualification.

(a)           There shall at all times be a Trustee and Administrative Agent hereunder which shall (i) be a bank or trust company organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $250,000,000 as set forth in its most recent published annual report of condition, and (iv) have a long-term unsecured debt rating of at least “A2” by Moody’s, “A” by S&P and “A” by Fitch.

(b)           At any time the Trustee or the Administrative Agent shall cease to satisfy the eligibility requirements of Section 10.8(a), the Trustee or the Administrative Agent shall resign immediately in the manner and with the effect specified in Section 10.6.

Section 10.9           Appointment of Co-Trustee or Separate Trustee.

(a)           Notwithstanding any other provisions of this Base Indenture, any Series Supplement or any other Related Document, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power upon notice to the Noteholders, the Rating Agencies, the Co-Issuers, the Master Manager, the Transaction Manager and each Variable Funding Administrative Agent and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the other Secured Parties, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 10.9, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  Any co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under

Section 10.8 or shall be otherwise acceptable to the Control Party.  No co-trustee shall be appointed without the consent of the Control Party and the Co-Issuers unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

(b)           Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)            The Notes of each Series shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

(ii)           All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(iii)          No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such  trustee or co-trustee as an agent of the Trustee; and

(iv)          The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Base Indenture and the conditions of this Article X.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Base Indenture, any Series Supplement and any other Related Documents to which the Trustee is a party, specifically including every provision of this Base Indenture, any Series Supplement, or any other Related Document which the Trustee is a party relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Co-Issuers.

(d)           Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Base Indenture, any Series Supplement or any other Related Document on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 10.10         Representations and Warranties of the Trustee and the Administrative Agent.

Each of the Trustee and the Administrative Agent represents and warrants to the Co-Issuers and the Noteholders that:

(a)           It is a national banking association, organized, existing and in good standing under the laws of the United States;

(b)           It has full power, authority and right to execute, deliver and perform this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and each other Related Document to which it is a party and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and any such other Related Document and to authenticate the Notes;

(c)           This Base Indenture and each other Related Document to which it is a party has been duly executed and delivered by the Trustee and the Administrative Agent, and is a legal, valid and binding obligation of the Trustee and the Administrative Agent enforceable against the Trustee and the Administrative Agent in accordance with its terms; and

(d)           It meets the requirements of eligibility as a trustee or administrative agent, as the case may be, hereunder set forth in Section 10.8.

Section 10.11         Trustee and Administrative Agent Communications.

Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee or the Administrative Agent that the Trustee or the Administrative Agent, each in its sole discretion, deems to contain confidential, proprietary, and/or sensitive information and sent by secure electronic mail will be encrypted.  The recipient of the email communication will be required to complete a one-time registration process.

ARTICLE XI

DISCHARGE OF INDENTURE

Section 11.1           Termination of the Co-Issuers’ Obligations.

(a)           The Indenture shall cease to be of further effect (except that (i) the Co-Issuers’ obligations under Section 10.5, (ii) the Trustee’s and the Paying Agent’s

obligations under Sections 11.2 and 11.3 and (iii) the Noteholders’ and the Trustee’s obligations under Section 13.13 shall survive) when all Outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation, the Co-Issuers have paid all sums payable hereunder and under each other Indenture Document and all commitments to extend credit under all Variable Funding Note Purchase Agreements have been terminated.

(b)           In addition, except as may be provided to the contrary in any Supplement, the Co-Issuers may terminate all of their obligations under the Indenture and obtain the release of all Collateral if:

(i)            the Co-Issuers irrevocably deposit in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Control Party, the Trustee and the Co-Issuers under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations in an amount sufficient (including scheduled interest payments on any such U.S. Government Obligations), in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay, when due, all principal, premium, if any, and interest on the Notes to maturity, redemption or prepayment, as the case may be, and to pay all other sums payable by them hereunder and under each other Indenture Document; provided, however, that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (B) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes and such other sums;

(ii)           the Co-Issuers deliver to the Trustee an Officer’s Certificate of the Co-Issuers stating that all conditions precedent to satisfaction and discharge of the Indenture have been complied with, and an Opinion of Counsel to the same effect;

(iii)          the Co-Issuers deliver to the Trustee an Officer’s Certificate of the Co-Issuers stating that no Early Amortization Event, Default or Event of Default has occurred and is continuing on the date of such deposit;

(iv)          if such termination occurs during a different calendar year than the Series Scheduled Maturity Date of the affected Notes, the Co-Issuers deliver to the Trustee an Opinion of Counsel to the effect that such termination of the Co-Issuers’ obligations shall not result in the recognition of income or gain by the Noteholders at the time of such termination;

(v)           the Trustee shall have received Rating Agency Confirmation Letters from each Rating Agency rating each Series of Notes then Outstanding, with the applicable Rating Agency confirming the applicable rating on each such Series of Notes Outstanding with respect to such deposit and termination of obligations pursuant to this Section 11.1; and

(vi)          all commitments under all Variable Funding Note Purchase Agreements have been terminated.

Upon such termination, the Indenture shall cease to be of further effect (except as provided in this Section 11.1), and the Trustee, on demand of the Co-Issuers, shall execute proper instruments prepared by the Co-Issuers acknowledging confirmation of and discharge under the Indenture.

(c)           In addition, except as may be provided to the contrary in any Series Supplement, the Co-Issuers, solely in connection with any optional or mandatory prepayment or redemption in full of all Outstanding Notes, may terminate all of their obligations under the Indenture and obtaining the release of all Collateral in respect thereof if:

(i)            the Co-Issuers irrevocably deposit in trust with the Trustee, or a trustee reasonably satisfactory to the Control Party, the Trustee and the Co-Issuers funds or Permitted Investments having scheduled interest payments thereon sufficient to pay in full when due all principal, premium, if any, and interest on the Notes to the applicable prepayment or redemption date, as the case may be, and to pay all other sums payable by them hereunder and under each other Indenture Document; provided, however, that the Trustee shall have been irrevocably instructed to apply such funds to the payment of such principal, premium, if any, and interest with respect to the Notes and such other sums;

(ii)           the Co-Issuers deliver an irrevocable notice of prepayment or redemption in full in accordance with the terms of the Indenture with respect to all Outstanding Notes and the date of prepayment or redemption as specified in such notice is not longer than twenty (20) Business Days after the date of such notice;

(iii)          the Co-Issuers deliver to the Trustee an Officer’s Certificate of each Co-Issuer stating that all conditions precedent to satisfaction and discharge of the Indenture have been complied with, and an Opinion of Counsel to the same effect; and

(iv)          all commitments under all Variable Funding Note Purchase Agreements have been terminated and all amounts due and payable hereunder and thereunder (including all Outstanding Principal Amounts hereunder and all accrued interest and fees thereon) shall have been paid in full, in each case on or before the date such deposit is made.

Upon such termination, the Indenture shall cease to be of further effect (except as provided in this Section 11.1), and the Trustee, on the demand and at the expense of the Co-Issuers, shall execute proper instruments prepared by the Co-Issuers acknowledging confirmation of and discharge under the Indenture.

(d)           After the conditions set forth in Section 11.1(a) or (c) have been met, or after such irrevocable deposit is made pursuant to Section 11.1(b) and satisfaction of the other conditions set forth therein have been met, the Trustee upon request shall acknowledge in writing the discharge of the Securitization Entities’ obligations under the Indenture except for those surviving obligations specified above and shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Collateral and documents then in the custody or possession of the Trustee promptly to the applicable Co-Issuers and Securitization Entities at the expense of the Co-Issuers.

(e)           In order to have money available on a Payment Date to pay principal, and premium, if any, or interest on the Notes and the other sums referred to above, the U.S. Government Obligations shall be payable as to principal, and premium, if any, or interest at least one (1) Business Day before such payment date in such amounts as will provide the necessary money.  The U.S. Government Obligations shall not be callable at the issuer’s option.

(f)            The representations and warranties set forth in Article VII shall survive for so long as any Series of Notes are Outstanding, and except pursuant to Section 9.7, may not be waived with respect to any Series of Notes Outstanding.

(g)           The Co-Issuers and the Noteholders hereby agree that, if any funds remain on deposit in the Collection Account after the termination of the Indenture, such amounts shall be released by the Trustee and paid to the Co-Issuers.

Section 11.2           Application of Trust Money.

The Trustee or a trustee satisfactory to the Control Party, the Trustee and the Co-Issuers shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 11.1.  The Trustee shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent in accordance with this Base Indenture and the other Related Documents to the payment of principal, premium, if any, and interest on the Notes and the other sums referred to above.  The provisions of this Section 11.2 shall survive the expiration or earlier termination of the Indenture.

Section 11.3           Repayment to the Co-Issuers.

(a)           The Trustee and the Paying Agent shall promptly pay to the Co-Issuers upon written request any excess money or, pursuant to Sections 2.10 and 2.14, return any Notes held by them at any time.

(b)           Subject to Section 2.6(c), the Trustee and the Paying Agent shall pay to the Co-Issuers upon written request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years after the date upon which such payment shall have become due.

(c)           The provisions of this Section 11.3 shall survive the expiration or earlier termination of the Indenture.

Section 11.4                Reinstatement.

If the Trustee is unable to apply any funds received under this Article XI by reason of any proceeding, order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Co-Issuers’ obligations under the Indenture or the other Indenture Documents and in respect of the Notes shall be revived and reinstated as though no deposit had occurred, until such time as the Trustee is permitted to apply all such funds or property in accordance with this Article XI.  If the Co-Issuers make any payment of principal, premium, interest or commitment fees on any Notes or any other sums under the Indenture Documents while such obligations have been reinstated, the Co-Issuers shall be subrogated to the rights of the Noteholders or Note Owners or other Secured Parties who received such funds or property from the Trustee to receive such payment in respect of the Notes.

ARTICLE XII

AMENDMENTS

Section 12.1                Without Consent of the Noteholders.

(a)                                  Without the consent of any Noteholder or any other Secured Party, the Co-Issuers, the Administrative Agent and the Trustee, at any time and from time to time, may enter into one or more Supplements hereto, in form satisfactory to each party, for any of the following purposes:

(i)                                     to create a new Series of Notes;

(ii)                                  to add to the covenants of the Securitization Entities for the benefit of any Noteholders or any other Secured Parties (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender for the benefit of the Noteholders and the other Secured Parties any right or power herein conferred upon the Securitization Entities; provided, however, that no Co-Issuer shall pursuant to this Section 12.1(a)(ii) surrender any right or power it has under the Related Documents (other than this Base Indenture);

(iii)                               to mortgage, pledge, convey, assign and transfer to the Trustee any property or assets as security for the Obligations and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with the provisions of the Indenture, be deemed appropriate by the Co-Issuers and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee;

(iv)                              to cure any ambiguity, defect or inconsistency or to correct or supplement any provision contained herein or in any Supplement or in any Notes issued hereunder or any other Indenture Document to which the Trustee is a party;

(v)                                 to provide for uncertificated Notes in addition to certificated Notes;

(vi)                              to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(vii)                           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(viii)                        to correct or supplement any provision herein or in any Supplement or any other Indenture Document to which the Trustee is a party that may be inconsistent with any other provision herein or therein or to make consistent any other provisions with respect to matters or questions arising under this Base Indenture or in any Supplement or any other Indenture Document to which the Trustee is a party; or

(ix)                                to conform any provision of this Base Indenture to any provision of the “Description of the Indenture” or “Description of the Offered Notes” set forth in the Offering Memorandum;

provided, however, that, as evidenced by an Officer’s Certificate delivered to the Trustee and the Administrative Agent, such action shall not adversely affect in any material respect the interests of any Noteholder, any Note Owner or any other Secured Party and that all conditions precedent to the effectiveness of such action have been met.

(b)                                 Upon the request of the Co-Issuers and receipt by the Trustee and the Administrative Agent of the documents described in Section 2.2, the Trustee shall join with the Co-Issuers in the execution of any Series Supplement authorized or permitted by the terms of this Base Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Series Supplement which affects its own rights, duties or immunities under this Base Indenture or otherwise.

Section 12.2                With Consent of the Noteholders.

(a)                                  Except as provided in Section 12.1, the provisions of this Base Indenture, any Supplement and any other Indenture Document to which the Trustee is a party (unless otherwise provided in such Supplement) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing in a Supplement and consented to in writing by the Control Party.  Notwithstanding the foregoing:

(i)                                     any amendment, waiver or other modification that would reduce the percentage of the Aggregate Outstanding Principal Amount or the Outstanding Principal Amount of any Series of Notes, the consent of the Noteholders of which is required for any Supplement under this Section 12.2 or the consent of the Noteholders of which is required for any waiver of compliance with the provisions of the Indenture or any other Related Document or defaults hereunder or thereunder and their consequences provided for in herein or therein or for any other action hereunder or thereunder shall require the consent of the Control Party and each affected Noteholder;

(ii)                                  any amendment, waiver or other modification that would permit the creation of any Lien ranking prior to or on a parity with the Lien created by the Indenture or any other Related Documents with respect to any material part of the Collateral or except as otherwise permitted by the Related Documents, terminate the Lien created by the Indenture or any other Related Documents on any material portion of the Collateral at any time subject thereto (except as provided by the Indenture Documents) or deprive any Secured Party of any material portion of the security provided by the Lien created by the Indenture or any other Related Documents shall require the consent of the Control Party, each affected Noteholder and each other affected Secured Party;

(iii)                               any amendment, waiver or other modification that would (A) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of, premium, if any, or interest on any Note and the other Obligations (or reduce the principal amount of, premium, if any, or rate of interest on any Note and the other Obligations); (B) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder holding the same Series and Class of Notes; (C) change the provisions of the Priority of Payments; (D) change any place of payment where, or the coin or currency in which, any Notes and the other Obligations or the interest thereon is payable; (E) impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes and the other Obligations owing to Noteholders on or after the respective due dates thereof, or (F) amend, waive or otherwise modify this Section 12.2, shall require the consent of the Control Party, each affected Noteholder and each other affected Secured Party;

(iv)                              subject to the ability of the Control Party to waive certain events as set forth in Section 9.7, any amendment or other modification of the specific language of the following definitions:  “Default,” “Event of Default” or “Early Amortization Event” (as defined in this Base Indenture or any applicable Series Supplement) will require the consent of the Control Party, and the Rating

Agency Condition shall have been satisfied with respect to such amendment or modification; and

(v)                                 any amendment, waiver or other modification that would change the time periods with respect to any requirement to deliver to Noteholders notice with respect to any repayment, prepayment, redemption or election of any Extension Period shall require the consent of the Control Party and each affected Noteholder.

(b)                                 No failure or delay on the part of any Noteholder, the Trustee or any other Secured Party in exercising any power or right under the Indenture or any other Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

(c)                                  Unless each Noteholder of each Series and Class of Notes then Outstanding consents, the express requirement, in any provision hereof, that Rating Agency Confirmation Letters be obtained to confirm the applicable ratings be satisfied as a condition to the taking of a specified action, shall not be amended, modified or waived by the parties hereto without satisfying such requirement.

Section 12.3                Supplements.

Each amendment or other modification to the Indenture or the Notes shall be set forth in a Supplement, a copy of which shall be delivered to the Rating Agencies by the Co-Issuers.  The initial effectiveness of each Supplement shall be subject to the delivery to the Trustee and the Administrative Agent of an Opinion of Counsel that such Supplement is authorized or permitted by this Base Indenture and the conditions precedent set forth herein with respect thereto have been satisfied.  In addition to the manner provided in Sections 12.1 and 12.2, each Series Supplement may be amended as provided in such Series Supplement.

Section 12.4                Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note.  Any such Noteholder or subsequent Noteholder, however, may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective.  An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder.  The Co-Issuers may fix a record date for determining which Noteholders must consent to such amendment or waiver.

Section 12.5                Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated.  The Co-Issuers, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 12.6                The Trustee to Sign Amendments, etc.

The Trustee shall sign any Supplement authorized pursuant to this Article XII if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign it.  In signing such Supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 10.1, shall be fully protected in relying upon, an Officer’s Certificate of the Co-Issuers and an Opinion of Counsel as conclusive evidence that such Supplement is authorized or permitted by this Base Indenture and that all conditions precedent have been satisfied, and that it will be valid and binding upon the Co-Issuers in accordance with its terms.

ARTICLE XIII

MISCELLANEOUS

Section 13.1                Notices.

(a)                                  Any notice or communication by the Co-Issuers, the Master Manager or the Trustee to any other party hereto shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested) facsimile or overnight air courier guaranteeing next day delivery, to such other party’s address:

If to the Master Issuer:

NuCO2 Funding LLC
c/o NuCO2 Inc.
2800 S.E. Market Place
Stuart, Florida 34997
Attention:  General Counsel
Facsimile:  (772) 221-1690

If to the Contract Holder:

NuCO2 LLC
c/o NuCO2 Inc.
2800 S.E. Market Place
Stuart, Florida 34997
Attention:  General Counsel
Facsimile:  (772) 221-1690

If to the Equipment Holder:

NuCO2 Supply LLC
c/o NuCO2 Inc.
2800 S.E. Market Place
Stuart, Florida 34997
Attention:  General Counsel
Facsimile:  (772) 221-1690

If to the IP Holder:

NuCO2 IP LLC
c/o NuCO2 Inc.
2800 S.E. Market Place
Stuart, Florida 34997
Attention:  General Counsel
Facsimile:  (772) 221-1690

If to any Co-Issuer with a copy to:

Aurora Capital Group
10877 Wilshire Blvd., Suite 2100
Los Angeles, CA 90024
Attention: Timothy J. Hart
Facsimile: (310) 824-2791

If to the Master Manager:

NuCO2 Inc.
2800 S.E. Market Place
Stuart, Florida 34997
Attention:  General Counsel
Facsimile:  (772) 221-1690

If to the Master Manager with a copy to:

Aurora Capital Group
10877 Wilshire Blvd., Suite 2100
Los Angeles, CA 90024
Attention: Timothy J. Hart
Facsimile: (310) 824-2791

If to the Trustee and/or the Registrar
and/or the Paying Agent:

U.S. Bank National Association
EP-MN-WS3D
60 Livingston Avenue
St. Paul, MN 55107
Attention:  Structured Finance/NuCO2
Facsimile:  (866) 831-7910

If to the Administrative Agent:

U.S. Bank National Association
1310 Madrid Street, Suite 103
Marshall, MN 56258
Attention:  Joe Andries/NuCO2

If to Moody’s:

Moody’s Investors Service, Inc.
7 World Trade Center, 250 Greenwich Street, 25th Floor
New York, NY 10007
Attention:  ABS/RMBS/Monitoring Department
Facsimile:  212-553-0573

with a copy of all notices pertaining to other indebtedness:

Moody’s Investors Service, Inc.
7 World Trade Center, 250 Greenwich Street, 25th Floor
New York, NY 10007
Attention:  Asset Finance Group – Team Managing Director

If to Fitch:

Fitch Ratings
ABS Surveillance – New Assets
70 W. Madison, Suite 1100
Chicago, IL 60602

If to an Enhancement Provider or an Interest Rate Hedge Provider: At the address provided in the applicable Enhancement Agreement or the applicable Interest Rate Hedge Agreement.

(b)                                 The Co-Issuers or the Trustee by notice to each other party may designate additional or different addresses for subsequent notices or communications; provided, however, the Co-Issuers may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

(c)                                  Any notice shall be deemed delivered on the date of delivery of such notice if by e-mail, upon telephonic confirmation of receipt.

(d)                                 Notwithstanding any provisions of the Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to the Indenture, the Notes or any other Related Document.

(e)                                  If any Co-Issuer delivers a notice or communication to Noteholders, it shall deliver a copy to the Trustee at the same time.

(f)                                    Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice.  In any case where notice to a Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.  Where the Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.  In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 13.2                Communication by Noteholders With Other Noteholders.

Noteholders may communicate with other Noteholders with respect to their rights under the Indenture or the Notes.

Section 13.3                Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Co-Issuers to the Trustee, the Administrative Agent or the Noteholders to take any action under the Indenture or any other Related Document (other than in respect of the issuance of a new Series of Notes in accordance with Section 2.2 hereof), the Co-Issuers to the extent requested by the Trustee or the Administrative Agent shall furnish to the Trustee and the Administrative Agent (a) an Officer’s Certificate of the Co-Issuers in form and substance reasonably satisfactory to the Trustee and the Administrative Agent (which shall include the statements set forth in Section 13.4) stating that all conditions precedent and covenants, if any, provided for in the Indenture or such other Related Documents relating to the proposed action have been complied with and (b) an Opinion of Counsel confirming the same.  Such Opinion of Counsel shall be at the expense of the Co-Issuers.

Section 13.4                Statements Required in Certificate.

Each certificate with respect to compliance with a condition or covenant provided for in the Indenture or any other Related Document shall include:

(a)                                  a statement that the Person giving such certificate has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(c)                                  a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to reach an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether or not such condition or covenant has been complied with.

Section 13.5                Rules by the Trustee.

The Trustee may make reasonable rules for action by or at a meeting of Noteholders.

Section 13.6                Benefits of Indenture.

Except as set forth in a Series Supplement, nothing in this Base Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders and the other Secured Parties, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 13.7                Payment on Business Day.

In any case where any Payment Date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Payment Date, redemption date or maturity date; provided, however, that no interest shall accrue for the period from and after such Payment Date, redemption date or maturity date, as the case may be.

Section 13.8                Governing Law.

THIS BASE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 13.9                Successors.

All agreements of each of the Co-Issuers in the Indenture, the Notes and each other Related Document to which it is a party shall bind its successors and assigns; provided, however, no Co-Issuer may assign its obligations or rights under the Indenture or any Related Document, except with the written consent of the Control Party.  All agreements of the Trustee in the Indenture shall bind its successors.

Section 13.10          Severability.

In case any provision in the Indenture, the Notes or any other Related Document shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.11          Counterpart Originals.

The parties may sign any number of copies of this Base Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.12          Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.13          No Bankruptcy Petition Against the Securitization Entities.

Each of the Noteholders by its acceptance of a Note hereunder, the Trustee and the other Secured Parties hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all amounts due to all Noteholders, it shall not institute against, or join with any other Person in instituting against, any Securitization Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided, however, that nothing in this Section 13.13 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to the Indenture or any other Related Document. In the event that any such Noteholder or Secured Party or the Trustee takes action in violation of this Section 13.13, each affected Securitization Entity shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Noteholder or Secured Party or the Trustee against such Securitization Entity or the commencement of such action and raising the defense that such Noteholder or Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 13.13 shall survive the termination of the Indenture and the resignation or removal of the Trustee.  Nothing contained herein shall preclude participation by any Noteholder or any other Secured Party or the Trustee in the assertion or defense of its claims in any such proceeding involving any Securitization Entity.

Section 13.14          Recording of Indenture.

If the Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Co-Issuers and at their expense accompanied by an Opinion of Counsel (which may be counsel to the Co-Issuers, the Trustee or any other counsel reasonably acceptable to the Trustee) to the effect that such recording is necessary either for the protection of the Noteholders, the other Secured Party or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Trustee under the Indenture.

Section 13.15          Waiver of Jury Trial.

EACH OF THE CO-ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS BASE INDENTURE, THE NOTES, THE OTHER RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 13.16          Waivers by the Co-Issuers.

(a)                                  To the extent that any Co-Issuer is or is deemed to be a guarantor or surety of another Co-Issuer under this Indenture or under any Related Document (in such capacity, a “Guarantor”), the liability of each Co-Issuer as a Guarantor under this Indenture and the Related Documents shall be irrevocable, absolute and unconditional irrespective of, and each Co-Issuer hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(i)                                     any lack of validity or enforceability of any Related Document or any agreement or instrument relating thereto;

(ii)                                  any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of such other Co-Issuer (“Guaranteed Obligations”) or any other Obligations of any other Co-Issuer under or in respect of the Related Documents, or any other amendment or waiver of or any consent to departure from any Related Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any other Co-Issuer or any of its Subsidiaries or otherwise;

(iii)                               any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(iv)                              any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Co-Issuer under the Related Documents or any other assets of any other Co-Issuer or any of its Subsidiaries;

(v)                                 any change, restructuring or termination of the corporate structure or existence of any other Co-Issuer or any of its Subsidiaries;

(vi)                              any failure of any Secured Party to disclose to any Co-Issuer any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Co-Issuer now or hereafter known to such Secured Party (and any duty on the part of the Secured Parties to disclose such information is hereby waived);

(vii)                           the failure of any other Person to execute or deliver any Related Document or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(viii)                        any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any other Co-Issuer or any other guarantor or surety.

The foregoing provisions of this Section 13.16(a) shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of any Co-Issuer or otherwise, all as though such payment had not been made.

(b)                                 Each Co-Issuer in its capacity as a Guarantor (to the extent applicable) hereby unconditionally and irrevocably waives:

(i)                                     promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any other Co-Issuer or any other Person or any Collateral.

(ii)                                  any right to revoke this guaranty and acknowledges that this guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(iii)                               (x) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Co-Issuers, any other guarantor or any other Person or any Collateral and (y) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

(iv)                              any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Co-Issuer or any of its Subsidiaries now or hereafter known by such Secured Party.

(c)                                  Each Co-Issuer in its capacity as a Guarantor acknowledges that (x) the Trustee may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under the Related Documents, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Trustee and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law and (y) it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Related Documents and that the waivers set forth in Sections 13.16(a) and 13.16(b) are knowingly made in contemplation of such benefits.

Section 13.17          Submission to Jurisdiction; Waivers.

Each of the Co-Issuers and the Trustee hereby irrevocably and unconditionally:

(a)                                  submits for itself and its property in any legal action or proceeding relating to the Indenture and the other Related Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Co-Issuers or the Trustee, as the case may be, at its address set forth in Section 13.1 or at such other address of which the Trustee shall have been notified pursuant thereto;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.17 any special, exemplary, punitive or consequential damages.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Co-Issuers and the Trustee have caused this Base Indenture to be duly executed by its respective duly authorized signatory as of the day and year first written above.

NuCO2 Funding LLC, as Co-Issuer

By:	NuCO2 Inc., its Member

By:	/s/ Eric M. Wechsler
Name: Eric M. Wechsler
Title: General Counsel

NuCO2 LLC, as Co-Issuer

By:	NuCO2 Funding LLC, its Member

By:	NuCO2 Inc., its Member

By:	/s/ Eric M. Wechsler
Name: Eric M. Wechsler
Title: General Counsel

NuCO2 IP LLC, as Co-Issuer

By:	NuCO2 Funding LLC, its Member

By:	NuCO2 Inc., its Member

By:	/s/ Eric M. Wechsler
Name: Eric M. Wechsler
Title: General Counsel

NuCO2 SUPPLY LLC, as Co-Issuer

By:	NuCO2 Funding LLC, its Member

By:	NuCO2 Inc., its Member

By:	/s/ Eric M. Wechsler
Name: Eric M. Wechsler
Title: General Counsel

U.S. Bank National Association, not in its individual capacity but solely in its capacity as Trustee, Administrative Agent and as Securities Intermediary

By:	/s/ Edward F. Kachinski
Name: Edward F. Kachinski
Title: Senior Vice President

ANNEX A

BASE INDENTURE DEFINITIONS LIST

“1933 Act” means the Securities Act of 1933, as amended.

“Account Agreement” means each agreement governing the establishment and maintenance of the Concentration Account or any other Base Indenture Account or Series Account to the extent that any such account is not held at the Trustee.

“Account Control Agreement” means each control agreement pursuant to which the Trustee is granted the right to control deposits and withdrawals from, or otherwise to give instructions or entitlement orders in respect of, a deposit and/or securities account, including, without limitation, with respect to the Concentration Account and the other Securitization Entity Accounts.

“Actual Knowledge” means the actual knowledge of (a) the members of the Leadership Team, (b) any manager or director (as applicable) of the relevant Securitization Entity who is also a director or an officer of NuCO2, (c) an Authorized Officer of NuCO2, the Employee Company or any Co-Issuer or other Securitization Entity who is directly responsible for managing or servicing the assets of the Co-Issuer or other Securitization Entity or for administering the transactions relevant to such event or (d) an Authorized Officer of the Administrative Agent or a Trust Officer of the Trustee, as the case may be, responsible for administering the transactions relevant to such event.

“Additional Co-Issuer” means any entity that, after the Closing Date, becomes a “Co-Issuer” pursuant to Section 8.34 of the Base Indenture.

“Additional Co-Issuer Operating Agreement” means, with respect to any Additional Co-Issuer, the certificate of incorporation, the operating agreement or such similar document of such Additional Co-Issuer depending on the form of such entity.

“Additional Contract Holder” means any Additional Securitization Entity that, after the Closing Date, is designated as a “Contract Holder” pursuant to Section 8.34 of the Base Indenture.

“Additional Equipment Holder Operating Expenses” means, with respect to a Payment Date, an amount equal to the excess, if any, of (a) the Equipment Holder’s actual aggregate operating expenses for the related Monthly Collection Period as evidenced by the Monthly Manager’s Certificate, over (b) the aggregate Equipment Holder Operating Expense Fees transferred into the Equipment Holder Operating Account during such Monthly Collection Period.

“Additional IP Holder” means any entity that, after the Closing Date, is designated as an “IP Holder” pursuant to Section 8.34 of the Base Indenture.

“Additional Notes” means any notes the Co-Issuers may from time to time subsequent to the Closing Date issue pursuant to Section 2.2 of the Base Indenture.

“Additional Prepayment Amount” means the aggregate and accrued (A) Insurance Proceeds Amount, if any, (B) Asset Disposition Prepayment Amount, if any, (C) Indemnification Amount, if any, and (D) Excess CAPEX Amounts, if any, in each case with respect to any Payment Date and all prior Payment Dates.

“Additional Securitization Entity” means any entity that becomes a direct or indirect wholly-owned Subsidiary of the Master Issuer or any other Securitization Entity after the Closing Date in accordance with and as permitted under the Related Documents and is designated by the Co-Issuers as a “Securitization Entity” pursuant to Section 8.34 of the Base Indenture.

“Additional Securitization Entity Operating Agreement” means, with respect to any Additional Securitization Entity at any time, the limited liability company agreement, certificate of formation or similar agreement of such entity in effect at such time.

“Additional Senior Note Prepayment Amount” is the sum of (x) the lesser of (A) the Outstanding Principal Amount of the Series 2008-1 Class A-1 Notes and (B) the ratio achieved by dividing (I) the Additional Prepayment Amount, by (II) the sum of (a) one and (b) the Series 2008-1 Class A-1 Note Make-Whole Mandatory Prepayment Rate, and (y) if the Series 2008-1 Class A-1 Notes are paid in full after taking into account amounts distributed in accordance with clause (x) above, then the lesser of (A) the Outstanding Principal Amount of the Series 2008-1 Class A-2 Notes (as defined in the Series 2008-1 Supplement) and the Series 2008-1 Class A-3 Notes (as defined in the Series 2008-1 Supplement) and (B) any remaining Additional Prepayment Amount after paying the Series 2008-1 Class A-1 Notes in full.

“Additional Subordinated Note Prepayment Amount” is the lesser of (A) the Outstanding Principal Amount of the Series 2008-1 Class B-1 Notes and (B) the ratio achieved by dividing (I) any Additional Prepayment Amount remaining after giving effect to the prepayment set forth in clause tenth of the Priority of Payments, if any, by (II) the sum of (a) one and (b) the Series 2008-1 Class B-1 Note Make-Whole Mandatory Prepayment Rate.

“Adjusted Customer Collections” means, for a Weekly Allocation Date, the Customer Collections deposited to the Concentration Account during the preceding Weekly Collection Period minus the sum of (i) any Sales Tax Reimbursements and any Property Tax Reimbursements due to the Equipment Holder on such Weekly Allocation Date and (ii) the Customer Deposits deposited to the Concentration Account during the preceding Weekly Collection Period.

“Adjusted Repayment Date” means, (a) with respect to the Series 2008-1 Notes, (i) unless the Series 2008-1 First Extension Election becomes effective, the Series 2008-1 Scheduled Maturity Date; (ii) from and after the date that the Series 2008-1 First

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Extension Election becomes effective, the Series 2008-1 First Extended Scheduled Maturity Date; and (iii) from and after the date that the Series 2008-1 Second Extension Election becomes effective, the Series 2008-1 Second Extended Scheduled Maturity Date, and (b) with respect to any other Series of Notes, the meaning set forth in the applicable Series Supplement.

“Administrative Agent” means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.  The Administrative Agent initially shall be U.S. Bank National Association.

“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.  For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.

“After-Acquired IP Assets” means any Intellectual Property created, developed, authored or acquired after the Closing Date by or on behalf of, and owned by, the IP Holder or any Additional IP Holder pursuant to the Related Documents or otherwise, including any Intellectual Property developed by the Transaction Manager pursuant to the Transaction Management Agreement, the Master Manager pursuant to the Master Management Agreement or by any Securitization Entity pursuant to the Securitization IP License Agreement or any sublicense thereof, and registered or issued or subject to an application for registration or issuance in the United States or encompassing Intellectual Property rights in the United States.

“Agent” means any Registrar or Paying Agent.

“Aggregate Contributions Amount” shall have the meaning set forth in Section 5.14(k)(i) of the Base Indenture.

“Aggregate Outstanding Principal Amount” means the sum of the Outstanding Principal Amounts of the referenced Series of Notes or any Classes of Notes thereof.

“Aggregate Termination Amounts” shall have the meaning set forth in Section 5.14(l)(i) of the Base Indenture.

“Ancillary Revenues” means certain non-Customer Contract revenues earned by the Co-Issuers from high-pressure cylinder sales or leases, and installation, maintenance and other sales, services and fees.

“Ancillary Services” means the related sales, maintenance, installation, leasing and other services provided by the Co-Issuers that generate the Ancillary Revenues.

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“Annual Accountants’ Report” means the annual reports of the Independent Accountants required to be delivered to the Trustee, the Administrative Agent and the Rating Agencies by the Transaction Manager pursuant to Section 4.1(e) of the Base Indenture.

“Annual Noteholders’ Tax Statement” shall have the meaning set forth in Section 4.2 of the Base Indenture.

“Applicants” shall have the meaning set forth in Section 2.7 of the Base Indenture.

“Asset Disposition Amounts” means the net cash proceeds from any Permitted Asset Disposition after deduction by the Transaction Manager of any and all taxes estimated to be payable in connection with such Permitted Asset Disposition and any and all transaction costs and other direct costs associated with the Permitted Asset Disposition.

“Asset Disposition Prepayment Amounts” means, for any Payment Date, the aggregate amount of Asset Disposition Amounts arising during the related Monthly Collection Period for (a) all Excess Bulk CO2 Tank and Nitrogen Generator Dispositions and (b) all Dispositions of Customer Contracts.

“Asset Transfer Documents” means, collectively, the Contribution Agreements and other written documents and agreements effectuating the Asset Transfers.

“Asset Transfers” means the transfers by NuCO2 on or before the Closing Date (by capital contribution) of (i) the Contributed Property to the Securitization Entities and (ii) the Employees (other than the Leadership Team) to the Employee Company.

“Assignment” means any assignment delivered in accordance with the terms of the Contribution Agreements.

“Audit” shall have the meaning set forth in Section 8.6 of the Base Indenture.

“Authorized Officer” means, as to any Person, (i) any of the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the General Counsel, the Senior Vice President of Sales, the Secretary, any Assistant Treasurer or any Assistant Secretary of such Person and in the case of the Administrative Agent, such officer is directly responsible for the administration of the Indenture or (ii) in the case of a Person whose Charter Documents do not provide for appointed officers, such Person’s “member” or “manager” as provided in such Person’s Charter Documents or an authorized designee thereof.

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“Available Senior Note Interest Reserve Account Amount” means, as of any date, the amount (excluding investment on Income thereon) on deposit in the Senior Note Interest Reserve Account.

“Bank Account Expenses” means any fees or charges imposed on any Base Indenture Account or Series Account by the bank establishing and maintaining such account.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

“Base Indenture” means the Base Indenture, dated as of May 28, 2008, by and among the Co-Issuers, the Trustee and the Administrative Agent (as amended, modified or supplemented from time to time, exclusive of the Series 2008-1 Supplements and other future Supplements providing for the issuance of additional Notes).

“Base Indenture Account” means any account or accounts authorized and established pursuant to the Base Indenture, including, without limitation, each account established pursuant to Article V of the Base Indenture.

“Base Indenture Definitions List” shall have the meaning set forth in Section 1.1 of the Base Indenture.

“Board of Directors” means the board of directors of any corporation, or any authorized committee of such board of directors.

“Board of Managers” means the board of managers of any limited liability company, or any authorized committee of such board of managers.

“Book-Entry Note” means a Note in the form of a fully registered book-entry note, deposited with, or on behalf of, DTC, and registered in the name of a nominee of DTC as described in Section 2.12 of the Base Indenture; provided that, after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and a Definitive Note is issued to the Note Owner, such Definitive Note shall replace the Book-Entry Note.

“Budget Plan” means a plan under a Customer Contract pursuant to which the Customer (i) pays a flat monthly fee for (a) the lease, installation and maintenance of Bulk CO2 Equipment and (b) refills of Bulk CO2 up to a predetermined annual volume, and (ii) to the extent the Customer’s Bulk CO2 usage exceeds the predetermined volume referenced in the foregoing clause (i)(b), is charged for additional delivered Bulk CO2 on a per pound basis.

“Bulk CO2”  means beverage-grade bulk carbon dioxide.

“Bulk CO2 Equipment” means bulk carbon dioxide systems used in the Bulk Gases Business.

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“Bulk CO2 Tank and Nitrogen Generator Aggregate Disposition Amount” means, as of any date of determination, the total number of Dispositions of Bulk CO2 Tanks and Nitrogen Generators on such date and during the immediately preceding twelve-month period.

“Bulk CO2 Tanks” means Bulk CO2 tanks used in the Bulk Gases Business.

“Bulk Gases” shall have the meaning given under the definition of “Bulk Gases Business” below.

“Bulk Gases Business” refers to the Master Manager’s, the Securitization Entities’ and any Affiliates’ business, which is primarily to collectively engage in the management of or the business of the delivery of liquid and/or high pressure carbon dioxide or other gases (“Bulk Gases”) and the selling and leasing of related tanks and other equipment (“Customer Location Equipment”) in the United States, to quick service restaurants and other customers in the United States for use primarily in retail settings, including, but not limited to, entering into the Customer Contracts, the Supply Contracts, and the Real Estate Leases, providing certain Ancillary Services, Delivery Services, Maintenance Services and Customer Services, buying and selling the Equipment and acquiring, developing and using the Securitization IP.

“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in New York, New York and the State of Minnesota and, if any Series of Notes are listed on any non-U.S. stock exchange, in the capital city of the country in which the related exchange is located.

“Call Center” shall have the meaning given within the definition of “Equipment.”

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of the Related Documents, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Trap Reserve Account” shall have the meaning set forth in Section 5.4(a) of the Base Indenture.

“Cash Trapping Amount” means, with respect to a Payment Date, the amount of funds to be deposited in the Cash Trap Reserve Account with respect to the Series 2008-1 Notes in an amount equal to the Series 2008-1 Cash Trapping Amount and such other amount designated as a “Cash Trapping Amount” pursuant to the terms of any Series Supplement.

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“Cash Trapping Period” means the Series 2008-1 Cash Trapping Period as defined in the Series 2008-1 Supplement and any other period designated as a “Cash Trapping Period” pursuant to the terms of any Series Supplement.

“Cash Trapping Release Amount” means the aggregate amount of funds on deposit in the Cash Trap Reserve Account that are required to be released pursuant to the terms of any Series Supplement.

“Cash Trapping Release Event Date” means any date on which any amount on deposit in the Cash Trap Reserve Account is required to be released pursuant to the terms of any Series Supplement.

“Cede” means Cede & Co.

“Change of Control” means the occurrence of any of the following events:

(a) an event or series of events by which (i) any Person other than Parent becomes the owner of record of more than 50% of the voting stock in NuCO2 or (ii) any Person other than NuCO2 becomes the owner of record of more than 50% of the Equity Interests in the Master Issuer;

(b) Parent merges with another entity that is not an Affiliate of Parent and Parent is not the surviving entity unless (i) such surviving entity has executed an assumption agreement pursuant to which it agrees to assume all of the obligations of Parent under the Related Documents to which Parent is a party such that the assumed obligations are the legal, valid and binding obligations of such surviving entity (supported by a customary legal opinion to that effect), (ii) either or both of the Chief Executive Officer or Chief Financial Officer of NuCO2 in office immediately prior to such merger has an employment contract with NuCO2 for a minimum term of 12 months immediately following the closing of such merger and (iii) a Rating Agency Confirmation Letter is received confirming the ratings with respect to each Series of Notes Outstanding; or

(c) an event or series of events by which any person or group (other than any Permitted Holder) (i) acquires beneficial ownership of more than 50% of the Equity Interests of Parent or (ii) controls, either directly or indirectly, more than 50% of the common stock of Parent or an amount of common stock of Parent that entitles such person or group to exercise more than 50% of the voting power of Parent’s security holders or gives such person or group the power to appoint the majority of Parent’s Board of Directors unless, with respect to any such event described in the foregoing clauses (i) and (ii), (A) either or both of the Chief Executive Officer or Chief Financial Officer of NuCO2 in office immediately prior to such event has an employment contract with NuCO2 for a minimum term of 12 months immediately following the occurrence of such event and (B) a Rating Agency Confirmation Letter is received confirming the ratings with respect to each Series of Notes Outstanding.

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“Charter Documents” means, with respect to (i) a limited liability company, the certificate of formation and limited liability company agreement, (ii) a corporation, the certificate of incorporation and by-laws and (iii) a partnership, the certificate of partnership and the partnership agreement.

“Class” means, with respect to any Series of Notes, any one of the classes of Notes of such Series as specified in the applicable Series Supplement.

“Class A Notes” means, (i) with respect to the Series 2008-1 Notes, the Series 2008-1 Class A-1 Notes, the Series 2008-1 Class A-2 Notes and the Series 2008-1 Class A-3 Notes (each as defined in the Series 2008-1 Supplement), and (ii) with respect to any other Series of Notes, as identified in the applicable Series Supplement.

“Class A-1 Notes” means, (i) with respect to the Series 2008-1 Notes, the Series 2008-1 Class A-1 Notes (as defined in the Series 2008-1 Supplement), and (ii) with respect to any other Series of Notes, as identified in the applicable Series Supplement.

“Class A-2 Breakage Amounts” means (i) with respect to the Series 2008-1 Notes, the Series 2008-1 Class A-2 Breakage Amounts (as defined in the Series 2008-1 Supplement) and (ii) with respect to any other Series of Notes, the “Class A-2 Breakage Amounts” with respect to such Series specified in the applicable Series Supplement.

“Class A-2 Customer Contract” means any Customer Contract relating to a Bulk CO2 Tank or Nitrogen Generator acquired or originated by the Contract Holder following the Closing Date that satisfies the Contract Eligibility Criteria.

“Class A-2 Draw Date” means the Draw Date relating to the Series 2008-1 Class A-2 Notes.

“Class A-2 Note Administrative Agent” means the Person identified as such in the applicable Class A-2 Note Purchase Agreement.

“Class A-2 Note Administrative Expenses” means, for any Payment Date, the aggregate amount of any fees owing to the Class A-2 Note Administrative Agent pursuant to the applicable Class A-2 Note Purchase Agreement (and any fee letter entered into in connection therewith) and Class A-2 Amendment Expenses (as defined in the applicable Series Supplement) then due and payable and not previously paid.

“Class A-2 Note Purchase Agreement” means (i) with respect to the Series 2008-1 Notes, the Series 2008-1 Class A-2 Note Purchase Agreement (as defined in the Series 2008-1 Supplement) and (ii) with respect to any other Series of Notes, the note purchase agreement with respect to such Series.

“Class A-2 Notes” means, (i) with respect to the Series 2008-1 Notes, the Series 2008-1 Class A-2 Notes (as defined in the Series 2008-1 Supplement), and (ii)

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with respect to any other Series of Notes, as identified in the applicable Series Supplement.

“Class A-2 Notes Commitment Fees Account” shall have the meaning set forth in Section 5.9(a) of the Base Indenture.

“Class A-2 Other Amounts” means (i) with respect to the Series 2008-1 Notes, the Series 2008-1 Class A-2 Other Amounts (as defined in the Series 2008-1 Supplement) and (ii) with respect to any other Series of Notes, the “Class A-2 Other Amounts” with respect to such Series specified in the applicable Series Supplement.

“Class A-2 Senior Note Commitment Fee Amount” means, as of any Determination Date for any Interest Period, an amount equal to the aggregate of the Daily Commitment Fee Amounts in respect of the Class A-2 Notes (calculated in accordance with the provisions of the applicable Variable Funding Purchase Agreement and Series Supplement) for each day in such Interest Period.

“Class A-2 Voluntary Decrease” means (i) with respect to the Series 2008-1 Notes, the Series 2008-1 Class A-2 Voluntary Decrease (as defined in the Series 2008-1 Supplement), and (ii) with respect to any other Series of Notes, any amount identified as constituting a “Class A-2 Voluntary Decrease” in the applicable Series Supplement.

“Class A-3 Breakage Amounts” means (i) with respect to the Series 2008-1 Notes, the Series 2008-1 Class A-3 Breakage Amounts (as defined in the Series 2008-1 Supplement) and (ii) with respect to any other Series of Notes, the “Class A-3 Breakage Amounts” with respect to such Series specified in the applicable Series Supplement.

“Class A-3 Draw Date” means the Draw Date relating to the Series 2008-1 Class A-3 Notes.

“Class A-3 Note Administrative Agent” means the Person identified as such in the applicable Class A-3 Note Purchase Agreement.

“Class A-3 Note Administrative Expenses” means, for any Payment Date, the aggregate amount of any fees owing to the Class A-3 Note Administrative Agent pursuant to the applicable Class A-3 Note Purchase Agreement (and any fee letter entered into in connection therewith) and Class A-3 Amendment Expenses (as defined in the applicable Series Supplement) then due and payable and not previously paid.

“Class A-3 Note Purchase Agreement” means (i) with respect to the Series 2008-1 Notes, the Series 2008-1 Class A-3 Note Purchase Agreement (as defined in the Series 2008-1 Supplement) and (ii) with respect to any other Series of Notes, the note purchase agreement with respect to such Series.

“Class A-3 Notes” means, (i) with respect to the Series 2008-1 Notes, the Series 2008-1 Class A-3 Notes (as defined in the Series 2008-1 Supplement), and (ii)

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with respect to any other Series of Notes, as identified in the applicable Series Supplement.

“Class A-3 Notes Commitment Fees Account” shall have the meaning set forth in Section 5.9(a) of the Base Indenture.

“Class A-3 Other Amounts” means (i) with respect to the Series 2008-1 Notes, the Series 2008-1 Class A-3 Other Amounts (as defined in the Series 2008-1 Supplement) and (ii) with respect to any other Series of Notes, the “Class A-3 Other Amounts” with respect to such Series specified in the applicable Series Supplement.

“Class A-3 Senior Note Commitment Fee Amount” means, as of any Determination Date for any Interest Period, an amount equal to the aggregate of the Daily Commitment Fee Amounts in respect of the Class A-3 Notes (calculated in accordance with the provisions of the applicable Variable Funding Note Purchase Agreement and Series Supplement) for each day in such Interest Period.

“Class A-3 Voluntary Decrease” means (i) with respect to the Series 2008-1 Notes, the Series 2008-1 Class A-3 Voluntary Decrease (as defined in the Series 2008-1 Supplement), and (ii) with respect to any other Series of Notes, any amount identified as constituting a “Class A-3 Voluntary Decrease” in the applicable Series Supplement.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto or Euroclear or Clearstream.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Luxembourg.

“Closing Date” means May 28, 2008.

“Code” means the Internal Revenue Code of 1986, as amended, restated or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time.  References to sections of the Code also refer to any successor sections.

“Co-Issuer” means, individually, the Master Issuer and each Issuer Subsidiary, and “Co-Issuers” means, collectively, the Master Issuer and all Issuer Subsidiaries.

“Co-Issuers Operating Agreements” means, collectively, the Master Issuer Operating Agreement, the Contract Holder Operating Agreement, the Equipment Holder Operating Agreement, the IP Holder Operating Agreement and any Additional Co-Issuer Operating Agreement.

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“Cold Replacement Manager Phase” means any period during the term of the Replacement Management Agreement when neither a Warm Replacement Manager Phase nor a Hot Replacement Manager Phase is in effect.

“Collateral” shall have the meaning set forth in Section 3.1(a) of the Base Indenture.

“Collateral Bulk Gases Business Documents” means, collectively, the Customer Contracts (other than those that have not been assigned to a Securitization Entity), Contract Revenue Streams, the agreements pursuant to which Ancillary Services are performed or Ancillary Revenues are otherwise payable to any Securitization Entity, and each and every other agreement related to the operation of the Bulk Gases Business that is between or among the Co-Issuers (or any of them) and any third party pursuant to which any Co-Issuer is entitled to receive payment or performance of obligations from, or otherwise has the benefit of rights from or against, any such third party.

“Collateral Documents” means, collectively, the Collateral Bulk Gases Business Documents and the Collateral Transaction Documents.

“Collateral Transaction Documents” means, collectively, the Contribution Agreements, the Transaction Management Agreement, the Master Management Agreement, the Pledge Agreement, the Replacement Management Agreement, the Securitization IP License Agreement, the Employment Services Agreement, the Delivery and Customer Services Agreement and any other agreements entered into, or certificates delivered, pursuant to the foregoing documents, excluding the Indenture Documents, to which any of the Co-Issuers is a party.

“Collection Account” shall have the meaning set forth in Section 5.8 of the Base Indenture.

“Collection Account Administrative Accounts” shall have the meaning set forth in Section 5.9 of the Base Indenture.

“Collections” means (a) Customer Collections, (b) all Contributions (provided that, for avoidance of doubt, Collections shall not include any amount of equity contributions made in cash by NuCO2 to the Master Issuer that are not intended by NuCO2 to constitute “Contributions” for inclusion in Net Cash Flow subject to the limitations set forth in the proviso to the definition of Contributions), (c) the Customer Location Equipment Resale Revenues, (d) any Asset Disposition Amounts, Indemnification Amounts and Insurance Proceeds Amounts, (e) all amounts and allocations distributed to the Master Issuer as a result of its ownership of the Preferred Equity Interests in the Employee Company (f) all other amounts, including Investment Income, deposited into the Collection Account under the Indenture and (g) any amounts received in respect of Permitted Hedges.

“Company Order” or “Company Request” means a written order or request signed in the name of each of the Co-Issuers by any Authorized Officer of each

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such Co-Issuer and delivered to the Trustee, the Administrative Agent, the Registrar or the Paying Agent.

“Compliance Certificate” shall have the meaning set forth in Section 4.1(d) of the Base Indenture.

“Concentration Account” shall have the meaning set forth in Section 5.1 of the Base Indenture.

“Confidential Information” means Know-How and any other information treated as confidential and proprietary by its owner, whether or not designated as confidential.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income and without duplication:

(a)                                  Consolidated Interest Expense for such period and, without duplication, amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by NuCO2 or any of its Subsidiaries for such period,

(b)                                 the amortization expense of NuCO2 and its Subsidiaries for such period (including amortization of goodwill, other intangibles, transaction costs and financing fees and expenses), determined on a consolidated basis in accordance with GAAP,

(c)                                  the depreciation expense of NuCO2 and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP,

(d)                                 the tax expense of NuCO2 and its Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP,

(e)                                  costs and expenses directly incurred in connection with the acquisition of NuCO2 and the transactions related thereto,

(f)                                    management fees and expenses paid to Aurora Management Partners LLC, a Delaware limited liability company, for such period pursuant to Management Services Agreement between NuCO2 and Aurora Management Partners LLC in effect as of the Closing Date, and

(g)                                 the aggregate amount of all other non-cash charges reducing Consolidated Net Income for such period, including without limitation:

(i)                                     the non-cash portion of pension expenses for such period,

(ii)                                  non-cash impairment charges, and

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(iii)                               non-cash expenses resulting from the grant of stock and stock options and other compensation to management personnel of NuCO2 and its Subsidiaries pursuant to a written incentive plan or agreement.

(y) subtracting therefrom the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period.

Consolidated EBITDA shall be calculated on a pro forma basis to give effect to any acquisition and Dispositions (other than any Dispositions in the ordinary course of business) consummated at any time on or after the first day of the applicable period thereof as if each such acquisition had been effected on the first day of such period and as if each such Disposition had been consummated on the day prior to the first day of such period.

“Consolidated Interest Expense” means for any period, the total consolidated interest expense of NuCO2 and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that Consolidated Interest Expense shall be calculated after giving effect to all Interest Rate Hedges (including associated costs), but excluding unrealized gains and losses with respect to Interest Rate Hedges.

Consolidated Interest Expense shall be calculated on a pro forma basis to give effect to any Indebtedness incurred, assumed or permanently repaid or extinguished during the relevant period in connection with any acquisitions and Dispositions (other than any Dispositions in the ordinary course of business) as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of NuCO2 and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a) the net income (or loss) of any Person (other than a Subsidiary of NuCO2) in which any Person other than NuCO2 and its Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by NuCO2 or any of its Subsidiaries during such period;

(b) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by NuCO2 or any of its Subsidiaries upon any Dispositions (other than any Dispositions in the ordinary course of business) by Holdings or any of its Subsidiaries;

(c) gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period;

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(d) earnings (or losses) resulting from any reappraisal, revaluation or write-up (or write-down) of assets;

(e) unrealized gains and losses with respect to any Interest Rate Hedge for such period;

(f) any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by NuCO2 or any of its Subsidiaries during such period; and

(g) the cumulative effect of a change in accounting principles.

“Contingent Obligation” means, as to any Person, any obligation, agreement, understanding or arrangement of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties.

“Contract Eligibility Criteria” refers, with respect to any Customer Contract, to certain eligibility requirements relating to such contract’s enforceability, assignability, termination provisions and other terms as described in the Series 2008-1 Class A-2 Note Purchase Agreement.

“Contract Holder” means NuCO2 LLC, a Delaware limited liability company, and its successors and assigns.

“Contract Holder Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of the Contract Holder, dated as of May 28, 2008, as further amended, supplemented or otherwise modified from time to time.

“Contract Revenue Streams” means all revenues which NuCO2 is entitled to receive pursuant to a Customer Contract that has not been assigned to the Contract Holder.

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“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, license, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributed Property” means all right, title and interest in, to and under (i) all Existing Customer Contracts (other than those that cannot be assigned to the Contract Holder on or prior to the Closing Date), (ii) all Contract Revenue Streams, (iii) all Existing Supply Contracts, (iv) all Existing Real Estate Leases (other than those that cannot be assigned to the Equipment Holder on or prior to the Closing Date), (v) Use and Occupancy Licenses with respect to any Existing Real Estate Leases that cannot be assigned to the Equipment Holder on or prior to the Closing Date, (vi) all Existing Delivery Truck Leases, (vii) all Existing Equipment, (viii) the Preferred Equity Interests in the Employee Company, (ix) the Concentration Account, (x) all Existing Securitization IP (other than those Third Party IP License Agreements that cannot be assigned to the IP Holder on or prior to the Closing Date) and (xi) all products and proceeds of the foregoing.

“Contribution Agreements” means the First Tier Contribution Agreement and the Second Tier Contribution Agreements, collectively.

“Contributions” means the amount of equity contributions made in cash by NuCO2 to the Master Issuer during any Monthly Collection Period that the Transaction Manager elects to have treated as “Contributions” for purposes of the Indenture; provided that such Contributions shall be made only (x) during up to seven different Monthly Collection Periods between the Closing Date and the Series 2008-1 Legal Final Maturity Date, and (y) during not more than three Monthly Collection Periods that occur during any twelve month period beginning with the twelve month period commencing on the Closing Date, and may not exceed $30,000,000 in aggregate amount any time (taking into account all prior Contributions); provided, further that Contributions shall not include any contributions made in cash by NuCO2 to the Surplus Account or other account that does not constitute part of the Collateral under the Base Indenture. In connection with each Contribution, NuCO2 shall provide the Trustee, the Administrative Agent and the Rating Agencies with prior written notice thereof, which notice shall include its business rationale underlying such Contribution.

“Contributions Amount Shortfall” shall have the meaning set forth in Section 5.14(k)(i) of the Base Indenture.

“Contributions Reserve Account” shall have the meaning set forth in Section 5.5(a) of the Base Indenture.

“Control Party” means, in respect of the Series 2008-1 Class A Notes, the Trustee acting at the direction or with the consent of at least a majority of the sum of the aggregate principal amount of the Outstanding Series 2008-1 Class A-1 Notes and the aggregate commitments in respect of the Series 2008-1 Class A-2 Notes and the Series 2008-1 Class A-3 Notes (the “Required Senior Noteholders”) so long as there are any

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Series 2008-1 Class A Notes Outstanding, and if there are no Series 2008-1 Class A Notes Outstanding at such time, the Trustee acting at the direction or with the consent of the Noteholders holding at least a majority of the aggregate principal amount of the Outstanding Subordinated Notes (the “Required Subordinated Noteholders”).

“Control Party Order” means a written order signed by or on behalf of the Required Senior Noteholders or Required Subordinated Noteholders, as applicable, and delivered to the Trustee.

“Controlled Group” means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade, business, organization or other entity that is, along with such Person, treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA.

“Controlled Investment Affiliate” means, as to any Person, any other Person which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making equity or debt investments in Parent or other portfolio companies.

“Controlling Class” means, for so long as the Series 2008-1 Class A Notes are Outstanding, the Senior Notes.  If there are no Series 2008-1 Class A Notes Outstanding, the Subordinated Notes shall be the Controlling Class.

“Copyrights” means all United States and non-U.S. copyrights, copyrightable works and mask works, whether registered or unregistered, and pending applications to register the same.

“Corporate Trust Office” shall mean (i) for note transfer purposes and for purposes of presentment and surrender of the Notes for the final distributions thereon, 60 Livingston Avenue, EP-MN-WS2N, St. Paul, MN 55107, Attn: Transfer Unit, and (ii) for all other purposes, 60 Livingston Avenue, EP-MN-WS3D, St. Paul, MN 55107, Attn: Structured Finance/NuCO2, or such other addresses as the Trustee may designate from time to time by notice to the Noteholders and the Co-Issuers.

“CPI” means, with respect to any period, the Consumer Price Index as published by the U.S. Department of Labor.

“Customer” means a party (other than an Affiliate of NuCO2) to a Customer Contract or a user of Ancillary Services.

“Customer Collections” means all payments made on or with respect to (a) the Customer Contracts (including, without limitation, (i) all amounts payable to the Contract Holder in connection with a termination of a Customer Contract (“Termination Amounts”) and (ii) all amounts payable by Customers in connection with Customer Contracts which NuCO2 (if NuCO2 is the counterparty to that Customer Contract) or the applicable Securitization Entity (if such Securitization Entity is the counterparty or

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assignee to that Customer Contract) designates as deposits made pursuant thereto (the “Customer Deposits”)), (b) the Ancillary Revenues and (c) all reimbursements from third parties with respect to sales taxes, property taxes or other taxes and fees advanced by any of the Securitization Entities on behalf of such third parties.

“Customer Contract Aggregate Disposition Amount” means, as of any date of determination, the aggregate revenue (measured in accordance with GAAP) attributable to all of the Customer Contracts disposed of on such date and during the immediately preceding twelve month period, with the aggregate revenue attributable to each such Customer Contract being the revenue generated during the twelve month period immediately preceding its Disposition.

“Customer Contracts” means contracts existing on the Closing Date and originated after the Closing Date providing for NuCO2 (prior to the Closing Date) and Contract Holder (after the Closing Date) to provide to Customers the products and services contemplated by the Budget Plan, the Equipment Lease and Product Purchase Plan, the Fill Plan, the Nitrogen Generator Plan and other contracts (relating to other plans) entered into by NuCO2 (prior to the Closing Date) and Contract Holder (after the Closing Date) with customers for the provision by the Contract Holder to such Customers of Equipment leasing, Bulk CO2 supply, services and sales.

“Customer Deposits” shall have the meaning given in the definition of “Customer Collections” in this Base Indenture Definitions List.

“Customer Location Equipment” shall have the meaning given in the definition of “Bulk Gases Business” in this Base Indenture Definitions List.

“Customer Location Equipment Costs” means the costs to the Equipment Holder, including transaction costs, of purchasing Customer Location Equipment from suppliers for sale to the Contract Holder, which resells such Customer Location Equipment to its Customers.

“Customer Location Equipment Resale Revenues” mean all amounts received by the Contract Holder in respect of sales of Customer Location Equipment to its Customers, which amounts equal (i) the Customer Location Equipment Costs applicable to the relevant Customer Location Equipment being sold and (ii) any additional amounts charged by the Contract Holder in excess of the Customer Location Equipment Costs applicable to such Customer Location Equipment.

“Customer Services” has the meaning set forth in the Delivery and Customer Services Agreement.

“Cut Off Date” means May 28, 2008.

“Daily Commitment Fee Amount” means, for any day during any Interest Period, the Undrawn Commitment Fees (as defined in the Class A-2 Note Purchase

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Agreement or the Class A-3 Note Purchase Agreement, as applicable) that accrue for such day on each Class A-2 Note or each Class A-3 Note, as applicable.

“Debt Service” means, with respect to each Payment Date, the sum of (a) the Senior Note Interest Amount, plus (b) the Class A-2 Senior Note Commitment Fee Amount, plus (c) the Class A-3 Senior Note Commitment Fee Amount, plus (d) the Series Hedge Payment Amount, if any; provided, in respect of the first Payment Date, Debt Service will be deemed to be the excess, if any, of (i) the sum of clauses (a) through (d) above over (ii) the Initial Collection Account Senior Note Reserve Amount.

“Debt Service Coverage Ratios” means, collectively, the Three-Month DSCR, the One-Year DSCR, the Series 2008-1 Post-Adjusted Repayment Date DSCR and the Pro Forma DSCR.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Default Rate” has the meaning set forth in the applicable Series Supplement.

“Definitive Notes” shall have the meaning set forth in Section 2.12(a) of the Base Indenture.

“Delivery and Customer Services Agreement” means the Delivery and Customer Services Agreement, dated as of  May 28, 2008, by and between the Contract Holder and the Equipment Holder.

“Delivery and Customer Services Fees” means, for a Weekly Allocation Date, 98% of Adjusted Customer Collections deposited to the Concentration Account during the preceding Weekly Collection Period.

“Delivery Equipment” means the Existing Delivery Equipment and any such equipment acquired or leased after the Closing Date.

“Delivery Services” has the meaning set forth in the Delivery and Customer Services Agreement.

“Delivery Truck Leases” means the Existing Delivery Truck Leases and all future agreements pursuant to which the Securitization Entities lease Delivery Trucks from certain industrial truck leasing companies.

“Delivery Trucks” means those motor vehicles (both leased and owned as of the Closing Date or thereafter by the Securitization Entities) used to perform the Delivery Services associated with Customer Contracts and Ancillary Revenues.

“Depository” shall have the meaning set forth in Section 2.12(a) of the Base Indenture.

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“Depository Agreement” means, with respect to a Series or Class of a Series of Notes having Book-Entry Notes, the agreement among the Co-Issuers, the Trustee and the Clearing Agency governing the deposit of such Notes with the Clearing Agency, or as otherwise provided in the applicable Series Supplement.

“Determination Date” means, with respect to any Payment Date, the day that is three Business Days prior to such Payment Date.

“Disposition” means, with respect to any property of any Person, the sale, transfer, conveyance or other disposition of such property to another Person.

“Dollar” and the symbol “$” mean the lawful currency of the United States.

“Draw Date” means, with respect to the Series 2008-1 Class A-2 Notes and the Series 2008-1 Class A-3 Notes, the date on which commitments thereunder are drawn.

“Drawn VFN Amounts” shall have the meaning set forth in Section 5.14(i)(v) of the Base Indenture.

“DTC” means The Depository Trust Company, and any successor thereto.

“Early Amortization Event” shall have the meaning specified in Section 9.1 of the Base Indenture.

“Early Amortization Period” means all such times as an Early Amortization Event shall have occurred and be continuing.

“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution or (b) a separately identifiable deposit or securities account established at a Qualified Institution.

“Employee Company” means NuCO2 Management LLC, a Delaware limited liability company, and its successors and assigns.

“Employee Company Account” means the deposit account of the Employee Company designated as “Employee Company Account” and maintained at Bank of America, N.A., or another financial institution satisfying the criteria applicable to the Trustee.

“Employee Services Agreement” means the Employee Services Agreement, dated as of  May 28, 2008, between the Equipment Holder and the Employee Company, as amended, supplemented or otherwise modified from time to time.

“Employee Services Fee” means the fee identified as the “Employee Services Fee” in the Employee Services Agreement.

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“Employee Wages and Benefits” means all Employee base salaries, bonuses and other perquisites, as applicable, all other employee benefits, as may be modified from time to time, all federal state or local taxes withheld or otherwise required to paid with respect thereto, liabilities for statutory benefits, including workers’ compensation and unemployment insurance.

“Employees” means individuals employed by NuCO2 as of the Closing Date and thereafter by the Employee Company that provide the Delivery Services, the Maintenance Services, the Customer Services, the Ancillary Services and/or related managerial, administrative and other services, together with any future employees employed for the same purposes.

“Enhancement” means, with respect to any Series of Notes, the rights and benefits provided to the Noteholders of such Series of Notes pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, or any other similar arrangement entered into by the Co-Issuers in connection with the issuance of such Series of Notes as provided for in the applicable Series Supplement in accordance with the terms of the Base Indenture, including any note guaranty insurance policy.

“Enhancement Agreement” means any contract, agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

“Enhancement Payment Account” has the meaning set forth in Section 5.7 of the Base Indenture.

“Enhancement Payment Amount” means for any Interest Period with respect to the applicable Class of Notes, the aggregate amount due and payable on the applicable Payment Date pursuant to the related Enhancement Agreement, which amount shall be identified as the “Enhancement Payment Amount” in the related Series Supplement.

“Enhancement Provider” means the Person providing any Enhancement as designated in the applicable Series Supplement.

“Environmental Law” means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, agreements or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

“Equipment” means the high pressure cylinders, Bulk CO2 storage tanks and receivers, other related maintenance equipment and other equipment in connection with the Customer Contracts and the Ancillary Revenues, including equipment used in

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the provision of Customer Services, and office equipment such as computers, telephones, telephone systems, desks, records, supplies and other equipment necessary to operate its Customer service call center (the “Call Center”), the Existing Customer Location Equipment, the Existing Delivery Equipment, the Existing Service Location Equipment and the Existing Maintenance Equipment, together with any equipment acquired or leased on or after the Closing Date by the Equipment Holder.

“Equipment Holder” means NuCO2 Supply LLC, a Delaware limited liability company, and its successors and assigns.

“Equipment Holder CAPEX Account” shall have the meaning set forth in Section 5.2(c) of the Base Indenture.

“Equipment Holder CAPEX Fees” means for any Weekly Allocation Date an amount equal to 6.15% of Adjusted Customer Collections deposited to the Concentration Account during the preceding Weekly Collection Period.

“Equipment Holder Master Account” shall have the meaning set forth in Section 5.2(a) of the Base Indenture.

“Equipment Holder Operating Account” shall have the meaning set forth in Section 5.2(b) of the Base Indenture.

“Equipment Holder Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of the Equipment Holder, dated as of May 28, 2008, as further amended, supplemented or otherwise modified from time to time.

“Equipment Holder Operating Expense Cap” means, for any Weekly Allocation Date, an amount equal to the sum of (i) $231,000, subject to annual increases to adjust for any increase in the CPI, and (ii) 31.13% of Adjusted Customer Collections deposited to the Concentration Account during the preceding Weekly Collection Period.

“Equipment Holder Operating Expense Fees” means, for any Weekly Allocation Date, an amount equal to (i) all payments and deposits made during the preceding Weekly Collection Period pursuant to any agreement relating to the Equipment, the Delivery Truck Leases, the Real Estate Leases and the Supply Contracts, and (ii) any other payments and deposits related to the operation of the Bulk Gases Business made during the preceding Weekly Collection Period; provided that such amount excludes (a) any Sales Tax Reimbursements or Property Tax Reimbursements relating to such Weekly Allocation Date and (b) the Product and Lease Expenses relating to the preceding Weekly Collection Period.

“Equipment Lease and Product Purchase Plan” means a plan under a Customer Contract pursuant to which the Customer (a) pays a flat monthly fee for the lease, installation and maintenance of Bulk CO2 Equipment, and (b) for the delivery of Bulk CO2 on a per pound basis.

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“Equity Interests” means (a) any ownership, management or membership interests in any limited liability company or unlimited company, (b) any general or limited partnership interest in any partnership, (c) any common, preferred or other stock interest in any corporation, (d) any share, participation, unit or other interest in the property or enterprise of an issuer that evidences ownership rights therein, (e) any ownership or beneficial interest in any trust or (f) any option, warrant or other right to convert into or otherwise receive any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time.  References to sections of ERISA also refer to any successor sections.

“Euroclear” means Euroclear Bank, S.A./N.V., or any successor thereto, as operator of the Euroclear System.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:

(a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

(c) the board of directors or board of managers (or similar body) of such Person shall vote to implement any of the actions set forth in clause (b) above.

“Event of Default” means any of the events set forth in Section 9.2 of the Base Indenture.

“Excess Bulk CO2 Tank and Nitrogen Generator Disposition” means, as of any date of determination, a Disposition of a Bulk CO2 Tank or Nitrogen Generator on any day on which (x) the applicable Bulk CO2 Tank and Nitrogen Generator Aggregate

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Disposition Amount as of such date exceeds (y) the Ordinary Disposition Amount relating to Bulk CO2 Tanks and Nitrogen Generators as of such date.

“Excess CAPEX Amounts” means, as of any Determination Date, an amount equal to the excess, if any, of (i) the amount on deposit in the Equipment Holder CAPEX Account as of such date over (ii) $20 million.

“Excess Customer Contract Disposition” means, as of any date of determination, a Disposition of a Customer Contract on any day on which (x) the Customer Contract Aggregate Disposition Amount as of such date exceeds (y) the Ordinary Disposition Amount relating to Customer Contracts as of such date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Bulk CO2 Equipment Supply Contracts” means (i) the existing contract between NuCO2 and Chart Industries, Inc., dated as of July 1, 2003, as amended from time to time,  and (ii) the existing contract between NuCO2 and Harsco Corporation, dated as of June 27, 2006, as amended from time to time, in each case pursuant to which NuCO2 purchases Bulk CO2 Equipment.

“Existing Bulk CO2 Supply Contract” means the existing contract between NuCO2 and The BOC Group, Inc., dated as of April, 1997, as amended from time to time, pursuant to which NuCO2 purchases Bulk CO2

“Existing Customer Contracts” means the Customer Contracts to which NuCO2 is a party prior to or as of the Closing Date and transferred (or, with respect to those that have not been assigned, the related Contract Revenue Streams of which are assigned) to the Securitization Entities pursuant to the Contribution Agreements.

“Existing Customer Location Equipment” means the Customer Location Equipment owned by NuCO2 on or prior to the Closing Date transferred to the Securitization Entities pursuant to the Contribution Agreements.

“Existing Delivery Equipment” means the Existing Delivery Trucks together with the Bulk CO2 holding tanks and other equipment owned by NuCO2 and transferred to the Securitization Entities pursuant to the Contribution Agreements.

“Existing Delivery Trucks” means the trucks used to complete the Delivery Services on or prior to the Closing Date (whether owned by NuCO2 or a Securitization Entity or leased pursuant to the Delivery Truck Leases) and transferred to the Securitization Entities pursuant to the Contribution Agreements.

“Existing Delivery Truck Leases” means each of (i) the existing lease between NuCO2 and Ryder Truck Rental, Inc., dated as of December 1, 1994, as amended from time to time and transferred to the Securitization Entities pursuant to the Contribution Agreements, and (ii) the existing lease between NuCO2 and Penske Truck Leasing CO., L.P., dated as of  February 7, 2006, as amended from time to time and

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transferred to the Securitization Entities pursuant to the Contribution Agreements, in each case pursuant to which NuCO2 leases Delivery Trucks.

“Existing Equipment” means, collectively, the Existing Related Equipment, the Existing Customer Location Equipment, the Existing Delivery Equipment, the Existing Service Location Equipment and the Existing Maintenance Equipment.

“Existing Maintenance Equipment” means the NuCO2-owned equipment that NuCO2 uses to provide on-site and off-site maintenance and refurbishment of Customer Location Equipment on or prior to the Closing Date and transferred to the Securitization Entities pursuant to the Contribution Agreements.

“Existing Real Estate Leases” means the leases existing on the Closing Date, pursuant to which the stationary Service Locations are leased by NuCO2 from third parties, and transferred to the Securitization Entities pursuant to the Contribution Agreements.

“Existing Related Equipment” means the high pressure cylinders, Bulk CO2 storage tanks and receivers, other related maintenance equipment and other equipment used in connection with the Customer Contracts and the Ancillary Services, including equipment used in the provision of Customer Services, and office equipment such as computers, telephones, telephone systems, desks, records, supplies and other equipment necessary to operate the Call Center owned by NucO2 and transferred to the Equipment Holder pursuant to the Contribution Agreements on or prior to the Closing Date.

“Existing Securitization IP” means the Third Party IP License Agreements and all Intellectual Property registered or issued or subject to an application for registration or issuance in the United States or encompassing Intellectual Property rights in the United States, including, without limitation, all customer lists, algorithms, Trademarks, trade names, Copyrights, Patents, Know-How and Software, owned, used or held for use as of the Closing Date by NuCO2 and transferred to the Securitization Entities pursuant to the Contribution Agreements.

“Existing Service Location Equipment” means each Bulk CO2 storage receiver, which is used to receive Bulk CO2 from large capacity tanker trucks and from which the Delivery Trucks are filled with Bulk CO2 to complete the Delivery Services, as well as other equipment used at Service Locations existing on the Closing Date, and transferred to the Securitization Entities pursuant to the Contribution Agreements.

“Existing Supply Contracts” means the Existing Bulk CO2 Supply Contract, the Existing Bulk CO2 Equipment Supply Contracts and any other existing supply contracts owned by NuCO2 prior to or as of the Closing Date and transferred to the Securitization Entities pursuant to the Contribution Agreements.

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“Extension Election Period” means, with respect to the Series 2008-1 Notes (i) the period from the Series 2008-1 Scheduled Maturity Date to the Series 2008-1 First Extended Scheduled Maturity Date and (ii) the period from the Series 2008-1 First Extended Scheduled Maturity Date to the Series 2008-1 Second Extended Scheduled Maturity Date, as applicable.

“FDIC” means the Federal Deposit Insurance Corporation or any successor agency thereto.

“Fill Plan” means a plan pursuant to a Customer Contract under which a Customer pays for refills of Bulk CO2 for Customer-owned Bulk CO2 Equipment on a per pound or flat monthly fee basis.

“Final Payment” means the repayment of all accrued and unpaid interest, as well as all Outstanding Principal Amounts, on the Notes.

“Final Series Adjusted Repayment Date” means the Series Adjusted Repayment Date with respect the last Series of Notes Outstanding.

“Final Series Legal Final Maturity Date” means the Series Legal Final Maturity Date with respect the last Series of Notes Outstanding.

“Financial Assets” shall have the meaning set forth in Section 5.10 of the Base Indenture.

“First Tier Contribution Agreement” means the First Tier Contribution Agreement, dated as of May 28, 2008, by and between NuCO2 and the Master Issuer, as amended, supplemented or otherwise modified from time to time.

“Fitch” means Fitch, Inc., doing business as Fitch Ratings, or any successor thereto.

“GAAP” means the generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision of the foregoing, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hedge Counterparty” means, with respect to any Series of Notes, the Person specified as the counterparty to the applicable Interest Rate Hedge Agreement, if any; provided that any Hedge Counterparty shall have (i) a long-term debt rating of at least “A” from S&P, “A2” from Moody’s or “A” from Fitch and (ii) a short-term debt rating of at least “P-1” from Moody’s and “F-1” from Fitch.

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“Hedge Payment Account” has the meaning set forth in Section 5.7 of the Base Indenture.

“Holder” and “Noteholder” means the Person in whose name a Note is registered in the Note Register.

“Hot Back-Up Services Effective Date” means the date of receipt of written notice by the Replacement Manager from the Administrative Agent (acting at the direction of the Control Party) to the Replacement Manager to the effect that the Three-Month DSCR for any Payment Date is less than 1.20 times or that an Event of Default has occurred and is continuing and the Administrative Agent (acting at the direction of the Control Party) is exercising its rights under the Replacement Management Agreement.

“Hot Replacement Manager Phase” means the period during the term of the Replacement Management Agreement between a “Hot Back-Up Services Effective Date” and a “Hot Back-Up Services Termination Date,” in accordance with the terms thereof.

“Hot Services Replacement Manager Fees” with respect to any Payment Date, means the fees, if any, payable to the Replacement Manager for rendering certain “Hot Back-Up Services” pursuant to the Replacement Management Agreement and that certain fee letter entered into in connection therewith.

“Hypothetical Parent” means an entity whose only assets are the interests in the Securitization Entities owned by NuCO2, subject to tax in all jurisdictions in which NuCO2 is subject to tax and having all of the same tax attributes (including, without limitation, entity classification, taxable year, methods of accounting and elections) as NuCO2.

“Indebtedness” as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money in any form, including derivatives shown as a liability in accordance with FAS 133, (b) all Capitalized Lease Obligations incurred by such Person, (c) notes payable, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument (other than (A) an earn-out obligation until such obligation becomes a liability on the balance sheet of such Person under GAAP or (B) trade payables incurred in the ordinary course of business, including by means of a corporate purchasing card program or e-payables program), (e) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person and (f) all Contingent Obligations of such Person in respect of

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any of the foregoing. Notwithstanding the foregoing, Indebtedness shall not include any liability for federal, state, local or other taxes owed or owing to any governmental entity.

“Indemnification Amounts” means amounts paid by NuCO2 pursuant to Section 4.6 of the First Tier Contribution Agreement, as a result of a breach of any representation or warranty made by NuCO2.

“Indenture” means the Base Indenture, together with all Series Supplements, as amended, supplemented or otherwise modified from time to time by Supplements thereto in accordance with its terms.

“Indenture Documents” means, collectively, the Indenture, the Notes, the Account Control Agreements, each Note Purchase Agreement and any other agreements relating to the issuance or the purchase of the Notes or the pledge of Collateral under any of the foregoing.

“Indenture Trust Accounts” means (a) the Collection Account Administrative Accounts, (b) the Senior Note Interest Reserve Account, (c) the Cash Trap Reserve Account, (d) the Contributions Reserve Account, (e) the Termination Amount Reserve Account, (f) the Hedge Payment Account and, if any, and (g) the Enhancement Payment Account, if any.

“Independent Accountants” means the firm of independent accountants appointed pursuant to the Master Management Agreement or any successor independent accountant.

“Independent Manager” means a natural Person who, for the five-year period prior to his or her appointment as the Independent Manager, has not been, and during the continuation of his or her service will not be: (i) an employee, director, stockholder, partner or officer of the related NuCO2 Entity or any of its Affiliates (other than in his or her service as an Independent Manager or other similar capacities of such NuCO2 Entity or any of its Affiliates); (ii) a Customer or supplier of the applicable NuCO2 Entity or any of such entity’s Affiliates; or (iii) any member of the immediate family of a person described in (i) or (ii) above; provided that notwithstanding the foregoing, an Independent Manager shall be permitted to serve as an independent manager, independent director or in another similar capacity of other limited-purpose entities which are now, or may in the future be, established by any Affiliate of a NuCO2 Entity or any member thereof.

“Initial Collection Account Reserve Amount” means the initial deposit of approximately $1,969,618 made by Master Issuer to the Collection Account on the Closing Date.

“Initial Collection Account Senior Note Reserve Amount” means, with respect to the first Payment Date, the product of (x) the sum of (a) the Senior Note Interest Amount, plus (b) the Class A-2 Senior Note Commitment Fee Amount, plus (c) the Class A-3 Senior Note Commitment Fee Amount, multiplied by (y) the quotient

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obtained by dividing the number of days between the Closing Date and the first Payment Date (assuming 30 days in any month) minus 32, by the actual number of days between the Closing Date and the first Payment Date.

“Initial Principal Amount” means, with respect to any Series or Class (or Subclass) of Notes, the aggregate initial principal amount of such Series or Class (or Subclass) of Notes specified in the applicable Series Supplement.

“Initial Purchaser” means UBS Securities LLC.

“Initial Series of Notes” means the Series of Notes (and each Class thereof) issued on the Closing Date.

“Insurance Proceeds” means the aggregate amount of (a) insurance proceeds for casualty, loss or business interruption and (b) compensation or other amounts for the condemnation or taking by eminent domain of any property, received by or on behalf of any Securitization Entity.

“Insurance Proceeds Amounts” means, for any Payment Date, the Insurance Proceeds that (a) the Transaction Manager elects to deposit to the Collection Account as “Insurance Proceeds Amounts” for application in accordance with clause tenth and clause fifteenth, as applicable, of the Priority of Payments, or (b) that are no longer Restoration Proceeds.

“Insurance Proceeds Reserve Account” shall have the meaning set forth in Section 5.2(d) of the Base Indenture.

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: Trademarks, Copyrights, Know-How, Patents, Software and all other proprietary and intellectual property rights, and all registrations and applications for registration of any of the foregoing.

“Interest Period” means with respect to each Payment Date, a period commencing on and including the immediately preceding Payment Date and ending on but excluding such Payment Date; provided that the initial Interest Period will be from and including the Closing Date to but excluding the Payment Date occurring in July 2008.

“Interest Rate Hedge” means, with respect to any Series of Notes, any interest rate cap or swap entered into by the Co-Issuers in connection with the issuance of such Series of Notes as provided for in the applicable Series Supplement in accordance with the terms of the Base Indenture.

“Interest Rate Hedge Agreement” means any contract, agreement, instrument or document governing the terms of any Interest Rate Hedge.

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“Interest Rate Hedge Provider” means the Person providing any Interest Rate Hedge as permitted in the applicable Series Supplement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Income” means, with respect to the Collection Account, any other Base Indenture Account, any Concentration Account, any other Securitization Entity Account and any Series Accounts, for any Monthly Collection Period the excess, if any, of (a) the sum of all investment interest and other earnings on such account during such Monthly Collection Period over (b) any investment losses incurred in respect of such account during such Monthly Collection Period.

“Investment Property” shall have the meaning specified in Section 9-102(a)(49) of the applicable UCC.

“IP Holder Contribution Agreement” means the IP Holder Contribution Agreement, dated as of May 28, 2008, between the Master Issuer and the IP Holder, as amended, supplemented or otherwise modified from time to time.

“IP Holder” means NuCO2 IP LLC, a Delaware limited liability company, and its successors and assigns.

“IP Holder Certificate of Formation” means the certificate of formation of the IP Holder, dated as of February 21, 2008, as amended, supplemented or otherwise modified from time to time.

“IP Holder Charter Documents” means the IP Holder Certificate of Formation and the IP Holder Operating Agreement.

“IP Holder Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of the IP Holder, dated as of May 28, 2008, as further amended, supplemented or otherwise modified from time to time.

“IRS” means the U.S. Internal Revenue Service.

“Issuer Subsidiary”, or collectively “Issuer Subsidiaries”, means the Contract Holder, the Equipment Holder and the IP Holder and each of their successors and assigns.

“Know-How” means all trade secrets and all other confidential or proprietary know how, inventions, processes, procedures, methods, techniques, discoveries, non-patentable inventions, industrial designs, improvements, ideas, designs, models, formulae, algorithms, patterns, compilations, data collections, drawings, blueprints, devices, Customer lists, technical information and data, specifications, research and development information, engineering drawings, operating and maintenance

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manuals, recipes, supplier lists, pricing and cost information, business plans and other similar information and rights.

“Leadership Team” means the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the General Counsel and the Senior Vice President of Sales and Customer Support of NuCO2, any other position held by an individual with NuCO2 that contains substantially the same supervisory responsibilities as any of the positions listed above.

“Lenders” means, collectively, the Variable Funding Lenders.

“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or arising as a matter of law, judicial process or otherwise.

“Maintenance Equipment” means equipment owned by the Equipment Holder and utilized to provide the Maintenance Services.

“Maintenance Services” means on-site and off-site maintenance and refurbishment of Customer Location Equipment.

“Majority” with respect to any Series of Notes, the Holders of more than 50% of the Aggregate Outstanding Principal Amount of such Series of Notes (excluding any Notes held by any Co-Issuer or any Affiliate of any Co-Issuer), for which purpose the Series 2008-1 Class A-2 Notes, Series 2008-1 Class A-3 Notes and any other variable funding Series of Notes will be deemed to be fully drawn.

“Master Issuer” means NuCO2 Funding LLC, a Delaware limited liability company, and its successors and assigns.

“Master Issuer Certificate of Formation” means the certificate of formation of the Master Issuer, dated as of February 21, 2008, as amended, supplemented or otherwise modified from time to time.

“Master Issuer Charter Documents” means the Master Issuer Certificate of Formation and the Master Issuer Operating Agreement.

“Master Issuer Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of the Master Issuer, dated as of May 28, 2008, as further amended, supplemented or otherwise modified from time to time.

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“Master Issuer Trustee Accounts” shall have the meaning set forth in Section 5.10 of the Base Indenture.

“Master Management Agreement” means the Master Management Agreement, dated as of  May 28, 2008, between NuCO2, as the Master Manager, and the Transaction Manager, as amended, supplemented or otherwise modified from time to time.

“Master Management Fee” means, with respect to each Payment Date, an amount equal to the sum of (a) for strategic and advisory services related to management, a fee of $874,000 per annum and (b) for strategic and advisory services related to servicing, a fee of $50,000 per annum.  These two components of the Master Management Fee will each be adjusted annually based on the CPI.  The Master Management Fee and the reimbursement of expenses of the Master Manager shall be payable solely from amounts received by the Transaction Manager pursuant to the terms of, and to the extent amounts are available for payment under, the Priority of Payments.

“Master Management Standard” shall have the meaning set forth in the Master Management Agreement.

“Master Manager” means NuCO2 (or any replacement) acting as “Master Manager” under the Master Management Agreement, and any successor thereto.

“Master Manager Default” means any of the events set forth in Section 7.1 of the Master Management Agreement.

“Master Manager Interest Coverage Ratio” means, at any time of determination, an amount equal to the ratio of (a) Consolidated EBITDA for the most recently ended twelve-month period for which financial statements are available, divided by (b) the Consolidated Interest Expense for such period and, without duplication, amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by NuCO2 or any of its Subsidiaries for such period (determined on a pro forma basis to give effect to the application of the proceeds of the proposed Indebtedness).

“Master Manager Leverage Ratio” means, at any time of determination, an amount equal to the ratio of (a) the consolidated Indebtedness of NuCO2 and any of its Subsidiaries (on a pro forma basis for Indebtedness proposed to be incurred or repaid), less cash and cash equivalents and less any Indebtedness attributable to Permitted Interest Rate Hedges, as of the last day of the immediately preceding twelve-month period for which financial statements are available, divided by (b) Consolidated EBITDA for the immediately preceding twelve-month period for which financial statements are available.

“Master Manager Termination Event” means the occurrence of an event specified in Section 7.2 of the Master Management Agreement.

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“Material Adverse Effect” means, with respect to any occurrence, event or condition, individually or in the aggregate, and including, without limitation, any previously undisclosed environmental liability:

(a) a material adverse effect on the condition (financial or otherwise), business, properties, prospects, profits or operations of the Co-Issuers;

(b) a material adverse effect on the ability of the Co-Issuers to perform their payment and other obligations pursuant to the Indenture Documents or the ability of the Master Manager to perform its obligations pursuant to the Master Management Agreement;

(c) a material adverse effect on the ability of NuCO2 to perform its material obligations under any of the Related Documents;

(d) a material adverse change in or effect on (i) the enforceability of any material terms of the Customer Contracts taken as a whole, (ii) the likelihood of the payment of all amounts due and payable by the Customers under the terms of the Customer Contracts taken as a whole or (iii) the value of the Customer Contracts and/or the Customer Collections payable under the Customer Contracts taken as a whole;

(e) a material adverse change in or effect on (i) the enforceability of the Securitization IP taken as a whole or any material part of the Securitization IP, (ii) the value of the Securitization IP taken as a whole, (iii) the transferability or the transfer of any material portion of the Securitization IP to the IP Holder or the ownership thereof by the IP Holder or any Additional IP Holder or (iv) the validity, status, perfection or priority of the Lien in any material part of the Securitization IP required under the Base Indenture; or

(f) a material adverse effect on (i) the validity or enforceability of any Related Document or the rights and remedies of the Co-Issuers, the Master Manager, the Replacement Manager, the Trustee, the Administrative Agent, the Holders or the Control Party under or with respect to any Related Document or (ii) the validity, status, perfection or priority of the Lien of the Trustee in any material portion of the Collateral.

“Miscellaneous Equipment” means carbon dioxide detectors and any other Equipment (not including Bulk CO2 Tanks and Nitrogen Generators) sold by the Co-Issuers to their Customers.

“Monthly Collection Period” means, with respect to any Payment Date, the calendar month preceding the calendar month in which such Payment Date occurs, or for the first Payment Date, the period from and including the Cut Off Date through and to the end of June, 2008.  Any reference to a Monthly Collection Period relating to a Payment Date means the Monthly Collection Period most recently ended prior to such Payment Date.

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“Monthly Manager’s Certificate” shall have the meaning specified in Section 4.1(b) of the Base Indenture.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” means any “multiemployer plan” as defined in Section 4001 of ERISA.

“Net Cash Flow” means, with respect to any Payment Date and the Monthly Collection Period relating to such Payment Date, an amount equal to the excess, if any, of

(a) the Adjusted Customer Collections for each Weekly Allocation Date during such Monthly Collection Period (excluding Termination Amounts), plus the Customer Location Equipment Resale Revenues deposited to the Concentration Account during the Weekly Collection Periods immediately preceding each Weekly Allocation Date occurring during such related Monthly Collection Period, plus Contributions made during such Monthly Collection Period; provided that such Contributions shall be excluded for purposes of (i) the calculation of the One-Year DSCR, (ii) the calculation of the Pro-Forma DSCR, (iii) the calculation of the Three-Month DSCR for purposes of determining the end of a Series 2008-1 Cash Trapping Period, (iv) the calculation of the Three-Month DSCR for purposes of determining whether the applicable Senior Note Interest Reserve Required Amount shall be decreased or increased, and (v) the calculation of the Three-Month DSCR for purposes of determining whether an Event of Default has occurred, over

(b) the sum of (i) the SPE Operating Expenses paid on each Payment Date with respect to such Monthly Collection Period, plus (ii) the Transaction Management Fee paid on each Payment Date to the Transaction Manager with respect to such Monthly Collection Period, plus (iii) all reimbursements, if any, paid to the Transaction Manager during such Monthly Collection Period, plus (iv) the Equipment Holder Operating Expense Fees paid during such Monthly Collection Period, plus (v) the Product and Lease Expenses paid during such Monthly Collection Period.

“New Class A-2 Customer Contract” means, with respect to any Payment Date, any Class A-2 Customer Contract entered into during the related Monthly Collection Period.

“New York Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of New York from time to time.

“Nitrogen Generator” shall have the meaning given under the definition of “Nitrogen Generator Plan” in this Base Indenture Definitions List.

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“Nitrogen Generator Plan” means a plan under a Customer Contract pursuant to which a Customer pays a flat monthly fee for the lease, installation and maintenance of nitrogen generators (each, a “Nitrogen Generator”).

“Non-U.S. IP Rights Agreement” means the Non-U.S. Intellectual Property Rights Agreement, dated as of the Closing Date, entered into by and among the IP Holder, the Master Issuer, the Contract Holder, the Equipment Holder and the Master Manager.

“Note Insurance Agreement” means any insurance agreement pursuant to which an Insurer issues a Policy to insure or financially guarantee the payment of principal of or interest on any Class or Series of Notes, as specified in the applicable Series Supplement.

“Note Make Whole Premium” means, with respect to (i) the Series 2008-1 Notes, the Series 2008-1 Note Make Whole Premium (as defined in the Series 2008-1 Supplement), and (ii) any additional Series of Notes, the meaning specified in the related Series Supplement.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency that holds such Book-Entry Note, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Note Purchase Agreement” means a Variable Funding Note Purchase Agreement or a Term Note Purchase Agreement.

“Note Rate” or “Note Interest Rate” means, with respect to any Series or any Class of any Series of Notes, the annual rate at which interest (other than contingent additional interest) accrues on the Notes of such Series or such Class of such Series of Notes (or the formula on the basis of which such rate shall be determined) as stated in the applicable Series Supplement.

“Note Register” shall have the meaning set forth in Section 2.5(a) of the Base Indenture.

“Noteholder” and “Holder” means the Person in whose name a Note is registered in the Note Register.

“Noteholders’ Statement” means, with respect to any Series of Notes, a statement substantially in the form of an Exhibit D to the applicable Series Supplement.

“Notes” shall have the meaning specified in the recitals to the Base Indenture.

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“Notice Triggering Customer Contract Disposition” means, as of any date of determination, a Disposition of a Customer Contract on any day on which (x) the Customer Contract Aggregate Disposition Amount as of such date exceeds (y) the Notice Triggering Customer Contract Disposition Amount as of such date.

“Notice Triggering Customer Contract Disposition Amount” means, as of any date of determination, an amount equal to 5% of the aggregate revenue (measured in accordance with GAAP) received on all Customer Contracts during the immediately preceding twelve-month period.

“NuCO2” means NuCO2 Inc., a Florida corporation.

“Obligations” means (a) all principal, interest and premium, if any, at any time and from time to time, owing by the Co-Issuers on the Notes, (b) all other obligations, covenants and liabilities of the Co-Issuers arising under, or payments otherwise provided to be made pursuant to, the Indenture, the Notes or any other Indenture Document and (c) the obligation of the Co-Issuers to pay all fees and expenses to the Trustee, the Registrar, the Paying Agent and the Administrative Agent when due and payable as provided in the Indenture.

“Obsolete Property Disposition” means any sale or other disposition of an interest in any of the Securitization Entities’ (a) inventory, equipment, furniture, fixtures and other assets (other than Intellectual Property) deemed by the Master Manager to be obsolete, worn out or no longer useful in the ordinary course of business in accordance with the Master Management Standard, including trade-ins of equipment so long as such equipment is replaced, concurrently, by like-kind equipment in an effort to upgrade the Securitization Entities’ equipment or (b) in connection with the acquisition of another business, newly-acquired inventory, equipment, furniture, fixtures and other assets (other than the Intellectual Property), which the Master Manager deems not useful to the Bulk Gases Business in accordance with the Master Management Standard, provided, in the case of clause (b), that the Master Issuer (or the Master Manager on behalf of the Master Issuer) has given written notice to the Trustee and the Control Party within 60 days of acquiring such assets (and prior to selling or otherwise disposing of such assets) of its intention to sell or otherwise dispose of such assets within 60 days of such notice.

“Offering Memorandum” means, in relation to any Series of Notes, the offering memorandum relating to such Series of Notes, if any.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of each Co-Issuer.

“One-Month LIBOR” means, for any Interest Period, the London interbank offered rate for Eurodollar deposits for one month which appears on the page of the Reuters screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being Reuters Screen LIBOR01 Page) (or such other page as may replace such page on that service for the purpose of displaying London interbank offered rates of major banks, or if such service is no longer offered, such other

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service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee) as of 11:00 a.m., London time, on the second Eurodollar Business Day prior to the first day of such Interest Period. If such rate does not appear on such page of any such service, the rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which will be three major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee) as of 11:00 a.m., London time, on the second Eurodollar Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the relevant Class of Notes then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by two or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the relevant Class of Notes then outstanding. If no such quotations can be obtained, the rate will be the One-Month LIBOR for the prior Interest Period.

“One-Year DSCR” means, with respect to each Payment Date, the ratio calculated by dividing (i) the Net Cash Flow during the related Monthly Collection Period and the prior eleven Monthly Collection Periods (excluding Contributions) by (ii) the Debt Service due on such Payment Date and the immediately preceding eleven Payment Dates.

“Operating Agreement” means any one or more, depending on the context in which it is used, of the Co-Issuers’ Operating Agreements and any Additional Securitization Entity Operating Agreement.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be counsel to the Securitization Entities or NuCO2.

“Ordinary Disposition Amount” means, as of any date of determination, (i) for Customer Contracts, an amount equal to 10% of the aggregate revenue (measured in accordance with GAAP) received on all Customer Contracts during the immediately preceding twelve month period, and (ii) for Bulk CO2 Tanks and Nitrogen Generators, an amount equal to 2% of the total number of all Bulk CO2 Tanks and Nitrogen Generators owned by the Securitization Entities on the first day of the immediately preceding twelve month period.

“Other Collections” means any amounts deposited into a Concentration Account that are not readily identifiable as Investment Income earned with respect to amounts on deposit in any Concentration Account.

“Outstanding” means with respect to the Notes, all Notes theretofore authenticated and delivered under the Indenture, except (a) Notes theretofore cancelled or

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delivered to the Registrar for cancellation, (b) Notes which have not been presented for payment but funds for the payment of which are on deposit in the appropriate account and are available for payment in full of such Notes and (c) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to a Trust Officer is presented that any such Notes are held by a purchaser for value.

“Outstanding Principal Amount” means, with respect to each Series of Notes, the amount calculated in accordance with the applicable Series Supplement.

“Parent” means NuCO2 Parent Inc., a Delaware corporation.

“Patents” means all United States and non-U.S. patents and inventions (whether or not patentable or reduced to practice) described and claimed therein, patent applications, divisions, continuations, continuations-in-part, extensions, provisional patent applications, reexaminations, and reissues thereof, and improvements thereto.

“Paying Agent” shall have the meaning specified in Section 2.5(a) of the Base Indenture.

“Payment Date” means the 25th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing on July 25, 2008.

“Permitted Asset Disposition” shall have the meaning set forth in Section 8.16 of the Base Indenture.

“Permitted Hedges” of any Co-Issuer means (i) each Permitted Interest Rate Hedge and (ii) any other Interest Rate Hedge required to be treated as “Indebtedness” under clause (a) of the definition of that term with respect to which the Co-Issuers have received a Rating Agency Confirmation Letter, and that conforms to the terms considered in such Rating Agency Confirmation Letter (provided that the aggregate notional amount of all Permitted Hedges in effect at any time shall not exceed $50,000,000).

“Permitted Holder” means the collective reference to the following:

(a) Aurora Equity Partners III L.P. and Aurora Overseas Equity Partners III L.P. (together, the “Limited Partnerships”);

(b) Aurora Capital Partners III L.P. and Aurora Overseas Advisors Capital Partners III L.P. (together, the “General Partners”);

(c) Aurora Advisors III LLC and Aurora Overseas Advisors III LLC (together, the “Ultimate General Partners”);

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(d) any limited partners of the Limited Partnerships, any limited partners of the General Partners or any Controlled Investment Affiliate of any or more of such limited partners, provided that any such limited partner or Controlled Investment Affiliate grants an irrevocable proxy to any of the Limited Partnerships or the General Partners with respect to any and all matters regarding Parent and NuCO2;

(e) any managing director or, consultant to or employee of Aurora Management Partners LLC or NuCO2, provided that any such managing director, consultant or employee grants an irrevocable proxy to any of the Limited Partnerships or the General Partners with respect to any and all matters regarding Parent and NuCO2;

(f) any member of the advisory board of Aurora Management Partners LLC, provided that any such member grants an irrevocable proxy to any of the Limited Partnerships or the General Partners with respect to any and all matters regarding Parent and NuCO2; or

(g) any Affiliate of Aurora Management Partners LLC, provided that any such Affiliate grants an irrevocable proxy to any of the Limited Partnerships or the General Partners with respect to any and all matters regarding Parent and NuCO2.

“Permitted Interest Rate Hedge” means an Interest Rate Hedge with respect to which (i) the Master Issuer is the fixed rate payor, (ii) the Hedge Counterparty is the floating rate payor, (iii) the floating rate is One-Month LIBOR, (iv) the notional amount does not exceed $50,000,000 and (v) the expiration date is not later than twelve months after the trade date of such Interest Rate Hedge.

“Permitted Investments” means any one or more negotiable instruments or securities, purchased at or for less than their par value, payable in Dollars, issued by an entity organized under the laws of the United States of America or any state thereof (or by the United States of America) and represented by instruments in bearer or registered form or in book-entry form which evidence:

(a)           obligations that are direct obligations the full and timely payment of which is to be made by, or obligations that are fully guaranteed as to principal and interest by, the United States of America other than financial contracts whose value depends on the values or indices of asset values; provided that each such obligation is (i) backed by the full faith and credit of the United States of America, (ii) has a predetermined, fixed amount of principal due at maturity (that cannot vary or change) and (iii) either (A) bears interest at a fixed rate or at an interest rate tied to a single interest rate index plus a single fixed spread or (B) is a Treasury Bill or similar instrument that does not bear interest but is instead sold at a discount at the time it is originally issued;

(b)           demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated in the highest short-term debt rating category respectively by any two of (i) Moody’s, (ii) S&P and (iii) Fitch, and which is subject to supervision and examination by federal or state

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banking or depositary institution authorities; provided, however, that at the time of the investment the long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from any two of (i) S&P, (ii) Moody’s and (iii) Fitch of “A”, “A2” or “A”, respectively;

(c)           commercial paper (i) rated by any two of (x) S&P, (y) Moody’s and (z) Fitch, in the highest short-term debt rating category, (ii) having a predetermined fixed amount of principal due at maturity (that cannot vary or change) and (iii) (A) bearing interest at a fixed interest rate or an interest rate tied to a single interest rate index plus a single fixed spread or (B) not bearing interest and that is sold at a discount at the time it is originally issued;

(d)           bankers’ acceptances issued by any depositary institution or trust company described in clause (b) above;

(e)           investments in money market funds (including money market funds managed by the Trustee or its Affiliates) that have as one of their investment objectives the maintenance of a constant net asset value with a rating of any two of (i) “Aaa” by Moody’s, (ii) “AAA” by S&P and (iii) “AAA” by Fitch, or otherwise approved in writing by the Control Party and the Rating Agencies; and

(f)            any other instruments or securities, if approved in writing by the Control Party and the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect any ratings with respect to any Series of Notes;

provided that (i) no such investment shall evidence either the right to receive (A) only interest with respect to such investment or (B) in the case of an interest-bearing obligation, a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligation (ii) each Permitted Investment (A) is at all times available for withdrawal or liquidation at par or (B) matures prior to the immediately succeeding Payment Date, (iii) no such investment shall have the “r” symbol attached to its rating and (iv) no payments on any such investment shall be subject to withholding tax.  Permitted Investments may be purchased by or through the Trustee or its Affiliates.

“Permitted Liens” means (a) Liens for (i) taxes, assessments or other governmental charges not delinquent or (ii) taxes, assessments or other charges being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (b) all Liens created or permitted under the Related Documents in favor of the Trustee for the benefit of the Secured Parties, (c) Liens existing on the Closing Date, which shall be released on such date, (d) deposits or pledges made (i) in connection with health insurance or casualty insurance maintained in accordance with the Related Documents, (ii) to secure the performance of bids, tenders, contracts or leases, (iii) to secure workers’ compensation or unemployment insurance self insurance arrangements, statutory obligations or surety or appeal bonds or (iv) to secure indemnity, performance

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or other similar bonds in the ordinary course of business of any Securitization Entity, (e) Liens of carriers, warehouses, mechanics and similar Liens, in each case under this clause (e) (i) for amounts not delinquent for a period of more than 60 days or (ii) being contested in good faith by any Securitization Entity in appropriate proceedings (so long as such Securitization Entity shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto), (f) restrictions under federal, state or foreign securities laws on the transfer of securities, (g) easements, rights-of-way, restrictions or other similar Liens under reciprocal easement, operating or similar agreements in respect of real property, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of NuCO2 or any of its Subsidiaries, (h) any (i) interest or title of a lessor or sublessor under any lease of real estate permitted hereunder, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), (i) Liens solely on any cash earnest money deposits made by a Securitization Entity in connection with any purchase of assets permitted hereunder, (j) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business or as otherwise contemplated by the Related Documents, (k) Liens securing Capitalized Lease Obligations permitted by clause (iv) of Section 8.13 of the Base Indenture; provided that any such Lien shall encumber only the assets acquired with the proceeds of such Capitalized Lease Obligations, (l) leases and subleases of property granted to others in the ordinary course of business not interfering in any material respect with the business of the Securitization Entities, taken as a whole, (m) Liens in favor of Hedge Counterparties granted pursuant to Permitted Hedges and (n) Liens created in the ordinary course of business in favor of banks or other financial institutions over credit balances of any bank account held at such bank/financial institution so long as such Liens are subordinated or waived in the applicable Account Agreements.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, trust, unincorporated organization or Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan”, as such term is defined in ERISA, which is subject to Title IV of ERISA or subject to Section 412 of the Code including any Multiemployer Plan.

“Pledge Agreement” means the Pledge Agreement, dated as of  May 28, 2008, by and between NuCO2, as the pledgor, and the Trustee, as the pledgee, as amended, supplemented or otherwise modified from time to time.

“PORTAL securities” means securities that are currently designated and authorized for inclusion in the PORTAL® Market operated by the Nasdaq Stock Market LLC.

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“Post-Adjusted Repayment Date DSCR” means, with respect to the Series 2008-1 Notes and any Payment Date following the Series 2008-1 Adjusted Repayment Date, the ratio calculated by dividing (A) the Net Cash Flow for the related Monthly Collection Period and the immediately preceding two Monthly Collection Periods by (B) the aggregate amount of principal and interest that would be payable in the succeeding three Monthly Collection Periods on a loan that has a fully amortizing level principal and interest payment schedule assuming (i) the initial principal balance of such loan was equal to the Aggregate Outstanding Principal Amount of all the Series 2008-1 Class A Notes as of the date of such calculation, (ii) the remaining term to maturity of that loan was equal to the remaining term from the date of such calculation to the end of the 25th year following the Closing Date and (iii) the interest rate on that loan was equal to the then-current weighted average interest rate on the Series 2008-1 Class A Notes, weighted based on outstanding principal balances of each of the Series 2008-1 Class A Notes (excluding any rate of any Senior Contingent Additional Interest on all Series 2008-1 Class A Notes) as of the date of such calculation.

“Preferred Equity Interest” means the preferred membership interests in the Employee Company owned by the Master Issuer.

“Principal Terms” shall have the meaning specified in Section 2.3 of the Base Indenture.

“Priority of Payments” means the allocation and payment obligations described in Section 5.13 of the Base Indenture as supplemented by the allocation and payment obligations with respect to each Series of Notes described in each Series Supplement.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Proceeds” shall have the meaning specified in Section 9-102(a)(64) of the applicable UCC.

“Product and Lease Expenses” means an amount equal to the sum of (a) the raw materials cost of Bulk Gases offered for sale by the Contract Holder, (b) the Delivery Truck Lease expenses, (c) the Real Estate Lease expenses and the Use and Occupancy License expenses, (d) the cost of high pressure cylinder rentals and (e) to the extent of Customer Location Equipment Resale Revenues received in the Concentration Account during the applicable preceding Weekly Collection Period, the related Customer Location Equipment Costs.

“Pro Forma Adjusted Customer Collections” means, with respect to each Payment Date, the sum of (a) the Adjusted Customer Collections (excluding Collections attributable to the New Class A-2 Customer Contracts at such time) for each Weekly Allocation Date occurring during the related Monthly Collection Period and the two immediately preceding Monthly Collection Periods; provided that for purposes of this clause (a), “Collections” shall exclude the related Termination Amounts and Asset

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Disposition Amounts; and (b) the product of (i) the Adjusted Customer Collections, if any, attributable to the New Class A-2 Customer Contracts (excluding the related Termination Amounts) for the related Monthly Collection Period, and (ii) three.

“Pro Forma Adjusted Net Cash Flow” means, with respect to each Payment Date, an amount equal to the excess, if any, of (a) the related Pro Forma Adjusted Customer Collections, plus the Customer Location Equipment Resale Revenues deposited to the Concentration Account during the Weekly Collection Periods immediately preceding each Weekly Allocation Date occurring during the related Monthly Collection Period and the two immediately preceding Monthly Collection Periods, over (b) the sum of (i) the SPE Operating Expenses paid on such Payment Date and the two immediately preceding Payment Dates, plus (ii) the Transaction Management Fee paid on such Payment Date and the two immediately preceding Payment Dates, plus (iii) all reimbursements, if any, paid to the Transaction Manager on such Payment Date and the two immediately preceding Payment Dates, plus (iv) the sum of (x) the Equipment Holder Operating Expense Fees (excluding any Equipment Holder Operating Expense Fees attributable to the New Class A-2 Customer Contracts) withdrawn from the Equipment Holder Master Account during the related Monthly Collection Period and the two immediately preceding Monthly Collection Periods, and (y) the product of (I) any Equipment Holder Operating Expense Fees attributable to the New Class A-2 Customer Contracts withdrawn from the Equipment Holder Master Account during the last 30 days, and (II) three (but in no event greater than the Pro Forma Equipment Holder Operating Expense Cap); plus (v) the product of (x) the Product and Lease Expenses withdrawn from the Equipment Holder Master Account during the last 30 days, and (y) three.

“Pro Forma Debt Service” means, with respect to each Payment Date, an amount equal to the sum of (a) the Debt Service relating to the Series 2008-1 Notes due on such Payment Date and the two immediately preceding Payment Dates, plus (b) the product of (i) three, and (ii) the net increase in interest expense (adjusted for the corresponding reduction in commitment fees) on the Series 2008-1 Class A-2 Notes for the immediately following Interest Period.

“Pro Forma DSCR” with respect to each Payment Date, an amount equal to the ratio calculated by dividing (a) the related Pro Forma Adjusted Net Cash Flow, by (b) the related Pro Forma Debt Service.

“Pro Forma Equipment Holder Operating Expense Cap” means, on any Payment Date, an amount equal to the sum of (i) $1,001,000, subject to annual increases to adjust for any increase in the CPI, and (ii) 31.13% of the related Pro Forma Adjusted Customer Collections.

“Pro Forma Tax Amount” means the hypothetical tax, as reasonably determined by the Master Manager, that a Hypothetical Parent (or its owners, to the extent the income of the Hypothetical Parent is taxable to its owners) would be required to pay to all tax authorities.  For the purposes of this determination, any amount paid by any Securitization Entity to Employee Company shall be treated as a compensation expense.

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“Property Tax Reimbursements” means, on any Weekly Allocation Date, any amounts owed to the Equipment Holder by the Contract Holder for property taxes advanced by the Equipment Holder on behalf of the Customers during the preceding Weekly Collection Period.

“PTO” means the U.S. Patent and Trademark Office and any successor U.S. federal office.

“Qualified Institution” means a depository institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities which at all times shall have the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.  On the Closing Date, Bank of America, N.A. is a Qualified Institution.

“Qualified Trust Institution” means an institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by Federal or state banking authorities which at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $250,000,000 as set forth in its most recent published annual report of condition and (iii) has a long term deposits rating of not less than two of the following: “A2” by Moody’s, “A” by S&P, and “A” by Fitch.

“Quarterly Customer Contracts Report” shall have the meaning specified in Section 4.1(h) of the Base Indenture.

“Rating Agencies” or “Rating Agency” with respect to any Series of Notes, shall have the meaning specified in the applicable Series Supplement.

“Rating Agency Condition” means, with respect to any prospective action or occurrence, a condition that shall be satisfied if each Rating Agency then rating any Notes then Outstanding (or, if so specified, the relevant Rating Agency) notifies the Trustee in writing that such action or occurrence, as the case may be, will not result in a withdrawal or reduction of either (i) the initial ratings issued on the applicable issuance dates with respect to such Outstanding Notes or, (ii) if such Outstanding Notes were upgraded following their applicable issuance dates, the then-current rating on the Notes, without giving effect to any Enhancement, by S&P, Moody’s or Fitch, respectively.

“Rating Agency Confirmation Letter” (i) with respect to a new Series of Notes, refers to written confirmation by the applicable rating agency confirming that such Notes have been assigned a rating specified in the applicable Series Supplement and that such ratings are in full force and effect on the such issuance date, (ii) with respect to existing Notes, refers to written confirmation by the applicable rating agency confirming

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that the ratings specified in the applicable Series Supplement relating to such Notes Outstanding remain in full force and effect on the issuance date of the new Notes after giving effect to such issuance and (iii) with respect to existing Notes, refers to written confirmation by the applicable rating agency confirming that the ratings specified in the applicable Series Supplement relating to such Notes Outstanding remain in full force and effect on the issuance date of the new Notes after giving effect to the occurrence of the events described in clause (b) or (c), as the case may be, of the definition of “Change of Control.”

“Real Estate Leases” means the Existing Real Estate Leases and all future lease agreements pursuant to which any stationary Service Location is leased from third parties and any lease of real property used in the Bulk Gases Business.

“Record Date” means, with respect to each Payment Date or any date on which payments are permitted to be made as provided for in the Indenture, the close of business of the last day of the immediately preceding calendar month.

“Registrar” shall have the meaning set forth in Section 2.5(a) of the Base Indenture.

“Related Documents” means the Indenture Documents, the Collateral Transaction Documents, the Account Agreements, any Enhancement Agreement, any Interest Rate Hedge Agreement and any other agreements entered into, or certificates or powers-of-attorney delivered, pursuant to the foregoing documents.

“Replacement Management Agreement” means the Replacement Management Agreement, dated as of May 28, 2008 by and among the NuCO2, the Co-Issuers, the Employee Company, the Replacement Manager, the Administrative Agent and the Trustee.

“Replacement Manager” means Alvarez & Marsal North America, LLC, a Delaware limited liability company, in its capacity as Replacement Manager pursuant to the Replacement Management Agreement, and any successor Replacement Manager.

“Required Amortization Amount” means (i) with respect to the Series 2008-1 Notes, the Series 2008-1 Class A-2 Required Amortization Amounts and the Series 2008-1 Class A-3 Required Amortization Amounts, and (ii) with respect to all other Series of Notes, such amounts as shall be identified in the applicable Series Supplement as constituting a “Required Amortization Amount.”

“Required Rating” means (i) not less than two of the following short-term certificate of deposit ratings: “P-1” by Moody’s, “A-1” by S&P, and “A-1” by Fitch, and (ii) not less than two of the following long-term unsecured debt ratings: “Aa3” by Moody’s, “AA-” by S&P, and “AA-” by Fitch.

“Required Senior Noteholders” shall have the meaning given under the definition of “Control Party” in this Base Indenture Definitions List.

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“Required Subordinated Noteholders” shall have the meaning given under the definition of “Control Party” in this Base Indenture Definitions List.

“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any order, law, statute, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether federal, state, local or foreign (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

“Restoration Proceeds” means all Insurance Proceeds deposited in the Insurance Proceeds Reserve Account and which the Transaction Manager elects to use for purposes of investment or reinvestment in the restoration or replacement of the property for which insurance and condemnation proceeds have been received by or on behalf of the Securitization Entities or for the purpose of purchasing assets useful in the Bulk Gases Business; provided that if such Insurance Proceeds have not been so invested or reinvested within 360 days from the time the Securitization Entities (or the Transaction Manager on behalf of the Securitization Entities) received such Insurance Proceeds, then upon the expiration of such 360-day period, such Insurance Proceeds shall be deemed “Insurance Proceeds Amounts” and deposited by the Transaction Manager to the Collection Account on the last day of each Monthly Collection Period as Insurance Proceeds Amounts to be used to pay down principal of the Notes in accordance with the Priority of Payments.

“Rule 144A” means Rule 144A under the 1933 Act.

“S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Sales Tax Reimbursements” means, on any Weekly Allocation Date, any amounts owed to the Equipment Holder by the Contract Holder for sales taxes advanced by the Equipment Holder on behalf of the Customers during the preceding Weekly Collection Period.

“Second Tier Contribution Agreements” means the contribution agreements between the Master Issuer and each of the other Securitization Entities, as amended, supplemented or otherwise modified from time to time.

“Secured Parties” means the Noteholders and the Trustee in its individual capacity and in its capacity as trustee for the Noteholders, together with their respective successors and assigns.

“Securities Act” means the Securities Act of 1933, as amended.

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“Securities Intermediary” shall have the meaning set forth in Section 5.10 of the Base Indenture.

“Securitization Entities” means, collectively, the Master Issuer, the Issuer Subsidiaries and any Additional Securitization Entity.

“Securitization Entities Indemnities” means all indemnification obligations that the Securitization Entities have to their officers, directors or managers under their Charter Documents.

“Securitization Entity Account” means each of the Concentration Account, the Equipment Holder Master Account, the Equipment Holder Operating Account, the Equipment Holder CAPEX Account, the Insurance Proceeds Reserve Account, and the Tax Reserve Account.

“Securitization IP” means all of the right, title and interest of NuCO2 (and following the transactions contemplated by the Contribution Agreements, one or more Securitization Entities) in and to all (i) Existing Securitization IP and (ii) After-Acquired IP Assets, including, in each case, the right to bring an action at law or in equity for any misappropriation, infringement, dilution, or violation of, and to collect all damages, settlement and proceeds relating to, any of the foregoing.

“Securitization IP License Agreement” means the Securitization IP License Agreement, dated as of the Closing Date, between the IP Holder, as the licensor, and the Contract Holder, as the licensee.

“Senior Debt” means the issuance of Indebtedness under the Indenture by the Co-Issuers that by its terms (through its alphabetical designation as “Class A” pursuant to the Series Supplement applicable to such Indebtedness) is senior in the right to receive interest and principal on such Indebtedness to the right to receive interest and principal on any Subordinated Debt.

“Senior Note Aggregate Contingent Additional Interest Shortfall Amount” means with respect to any Payment Date, the excess, if any, of (a) the Senior Note Contingent Additional Interest Amount accrued on all prior Payment Dates for each Class of Senior Notes over (b) the aggregate amount of funds that was allocated by the Co-Issuers for payment of such Senior Note Contingent Additional Interest Amounts on such prior Payment Dates.

“Senior Note Available Reserve Account Amount” means, as of any date of determination, collectively, the amount on deposit in the Senior Note Interest Reserve Account and the amount on deposit in the Cash Trap Reserve Account.

“Senior Note Contingent Additional Interest Account” shall have the meaning set forth in Section 5.9(a)(vii) of the Base Indenture.

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“Senior Note Contingent Additional Interest Amount” means (i) with respect to the Series 2008-1 Notes, the Series 2008-1 Class A-1 Contingent Additional Interest, the Series 2008-1 Class A-2 Contingent Additional Interest and the Series 2008-1 Class A-3 Contingent Additional Interest, each as defined in the Series 2008-1 Supplement, and (ii) with respect to the Senior Notes of each other Series of Notes, the contingent additional interest specified in the applicable Series Supplement.

“Senior Note Interest Account” shall have the meaning set forth in Section 5.9(a)(i) of the Base Indenture.

“Senior Note Interest Amount” means with respect to each Payment Date and any Class of Senior Notes, the aggregate amount of interest due and payable, with respect to such Interest Period, on such Senior Notes as described in the related Series Supplement; provided, that any amount identified as a contingent additional interest amount, an administrative expense or a commitment fee in any Series Supplement shall under no circumstances be deemed to constitute part of the “Senior Note Interest Amount.”

“Senior Note Interest Reserve Account” shall have the meaning set forth in Section 5.3 of the Base Indenture.

“Senior Note Interest Reserve Account Deficit Amount” means, with respect to each Payment Date for any Class of Senior Notes, the amount, if any, by which (a) the Senior Note Interest Reserve Account Required Amount exceeds (b) the amount on deposit in the Senior Note Interest Reserve Account on such date (after giving effect to any withdrawals therefrom on such Payment Date); provided, that with respect to any Payment Date that occurs during the Monthly Collection Period immediately preceding the Series 2008-1 Legal Final Maturity Date, the Senior Note Interest Reserve Account Deficit Amount shall be zero.

“Senior Note Interest Reserve Account Required Amount” means the aggregate amount of funds identified in the applicable Series Supplements as constituting a “Senior Note Interest Reserve Account Required Amount” and required to be maintained on deposit in the Senior Note Interest Reserve Account pursuant to the terms of the Indenture.

“Senior Note Interest Shortfall Amount” means with respect to any Payment Date, the excess, if any, of (a) the Senior Note Interest Amount accrued on all prior Payment Dates for each Class of Senior Notes over (b) the aggregate amount of funds that was allocated by the Co-Issuers for payment of such Senior Note Interest Amounts on such prior Payment Dates.

“Senior Note Principal Payments Account” shall have the meaning set forth in Section 5.9(a)(iv) of the Base Indenture.

“Senior Noteholder” means any Holder of Senior Notes of any Series.

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“Senior Notes” means any Series or Class of any Series of Notes issued that are designated as “Class A” and identified as “Senior Notes” in the applicable Series Supplement that constitute Senior Debt.

“Series 2008-1 Notes” means the Series 2008-1 Class A Notes together with the Series 2008-1 Class B-1 Notes (each as defined in the Series 2008-1 Supplement).

“Series 2008-1 Supplement” means the Series 2008-1 Supplement, dated as of the Closing Date, by and among the Co-Issuers and U.S. Bank National Association, as Trustee, Administrative Agent and Securities Intermediary, as amended, supplemented or otherwise modified from time to time.

“Series 2008-1 Term Note Purchase Agreement” means the Purchase Agreement, dated as of the May 22, 2008, among the Co-Issuers, NuCO2, the Employee Company and the Initial Purchaser.

“Series Account” means any account or accounts established pursuant to a Series Supplement for the benefit of a Series of Notes (or any Class thereof).

“Series Adjusted Repayment Date” means, with respect to the Series 2008-1 Notes, the Series 2008-1 Adjusted Repayment Date, and with respect to any other Series of Notes, the “Adjusted Repayment Date” as set forth in the related Series Supplement.

“Series Closing Date” means, with respect to any Series of Notes, the date of issuance of such Series of Notes, as specified in the applicable Series Supplement.

“Series Distribution Account” means, with respect to any Series of Notes or any Class of any Series of Notes, an account established to receive distributions to be paid to the Noteholders of such Class or such Series of Notes pursuant to the applicable Series Supplement.

“Series Hedge Payment Amount” means all net amounts payable by the Master Issuer under Permitted Hedges with respect to a Series of Notes, including any termination payment thereon payable by the Master Issuer.

“Series Legal Final Maturity Date” means (i) with respect to the Series 2008-1 Notes, the Series 2008-1 Legal Final Maturity Date (as defined in the Series 2008-1 Supplement), and (ii) with respect to any other Series of Notes, the legal final maturity date set forth in the related Series Supplement and identified as a “Series Legal Final Maturity Date.”

“Series of Notes” or “Series” means each series of Notes issued and authenticated pursuant to the Base Indenture and the applicable Series Supplement.

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“Series Scheduled Maturity Date” means, with respect to any Series of Notes, the “Scheduled Maturity Date” set forth in the related Series Supplement.

“Series Supplement” or “Supplement” means (i) with respect to the Series 2008-1 Notes, the Series 2008-1 Supplement, and (ii) with respect to any other Series of Notes, a supplement to the Base Indenture executed in conjunction with the issuance of a new Series of Notes and complying (to the extent applicable) with the terms of Section 2.3 of the Base Indenture.

“Service Location Equipment” means for any Service Location the large storage tank that is used to receive Bulk CO2 from large capacity tanker trucks and from which the Delivery Trucks are filled with Bulk CO2 to complete the Delivery Services as well as other related equipment and fixtures.

“Service Locations” means (i) the Master Manager’s and the Securitization Entities’ corporate headquarters, (ii) the refurbishment center, (iii) the disaster recovery center, (iv) the Call Center and (v) any stationary service locations (from which, inter alia, Delivery Trucks are dispatched and refilled) or mobile service locations (including, without limitation, “man-and-truck” Delivery Trucks).

“Software” means computer programs, including in both source code and object code therefor, together with all utilities, routines, data, databases, firmware, related documentation and explanatory materials, including any Copyrights, Patents and Know-How contained in any of the foregoing.

“SPE Operating Expenses” means collectively all expenses incurred by the Securitization Entities and payable to third parties in connection with the maintenance and operation of the Securitization Entities (including, without limitation, the Securitization Entity Accounts) and the transactions contemplated by the Related Documents to which they are a party, including but not limited to (i) accrued and unpaid government taxes (other than federal, state and local income taxes), filing fees and registration fees payable by the Securitization Entities to any federal, state or local government entities; (ii) the indemnities, if any, and fees and expenses payable to (A) the Trustee, (B) the Replacement Manager, (C) the Administrative Agent, the Class A-2 Administrative Agent and the Class A-3 Administrative Agent, (D) the Rating Agencies and (E) any independent certified public accountants or external legal counsel; (iii) Securitization Entities Indemnities; (iv) any reimbursable expenses owed to the Transaction Manager under the Transaction Management Agreement and to the Master Manager under the Master Management Agreement; and (v) fees incurred by the Co-Issuers in connection with the replacement of the Master Manager or Transaction Manager following any resignation or removal of the Master Manager or Transaction Manager, as applicable.

“SPE Operating Expenses Cap” means SPE Operating Expenses of up to $500,000 per year; provided that the SPE Operating Expenses Cap shall not apply to the payment of the Warm Services Replacement Manager Fees (during the Warm

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Replacement Manager Phase) and the payment of the Hot Services Replacement Manager Fees (during the Hot Replacement Manager Phase).

“Specified Bankruptcy Opinion Provisions” means the provisions contained in the legal opinions delivered in connection with the issuance of each Series of Notes relating to the non-substantive consolidation of the Securitization Entities with either NuCO2 or the Employee Company.

“Subclass” means, with respect to any Class of any Series of Notes, any one of the subclasses of Notes of such Class as specified in the applicable Series Supplement.

“Subordinated Debt” means any issuance of Indebtedness under the Indenture by the Co-Issuers that by its terms (through its alphabetical designation as “Class B” through “Class Z” pursuant to the Series Supplement applicable to such Indebtedness) subordinates the right to receive interest and principal on such Indebtedness to the right to receive interest and principal on any Senior Notes.

“Subordinated Note Contingent Additional Interest Amount” means for any Interest Period, with respect to all Subordinated Notes Outstanding, the aggregate amount of Subordinated Notes Contingent Additional Interest accrued on all such Subordinated Notes with respect to such Interest Period.

“Subordinated Note Contingent Additional Interest Account” shall have the meaning set forth in Section 5.9(a)(viii) of the Base Indenture.

“Subordinated Note Interest Account” shall have the meaning set forth Section 5.9(a)(v) of the Base Indenture.

“Subordinated Note Principal Payments Account” shall have the meaning set forth in Section 5.9(a)(vi) of the Base Indenture.

“Subordinated Notes” means any Series or Class of any Series of Notes that are identified as “Subordinated Notes” in the applicable Series Supplement that constitute Subordinated Debt.

“Subordinated Notes Interest Amount” means with respect to each Payment Date, the aggregate amount of interest due and payable, with respect to such Interest Period, on the Subordinated Notes Outstanding (other than the related Contingent Additional Interest Amount, if any).

“Subordinated Note Interest Shortfall Amount” means with respect to any Payment Date, the excess, if any, of (a) the Subordinated Note Interest Amount accrued on all prior Payment Dates for each Class of Subordinated Notes over (b) the aggregate amount of funds that was allocated by the Co-Issuers for payment of such Subordinated Note Interest Amounts on such prior Payment Dates.

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“Subsidiary” means, with respect to any Person (herein referred to as the ‘‘parent’’), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

“Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Section 2.3 of the Base Indenture.

“Supply Contracts” means the Existing Supply Contracts together with all other contracts providing for the supply to the Securitization Entities of gas, equipment or other property related to the Bulk Gases Business entered into after the Closing Date.

“Surplus Account” means the deposit account established by the Transaction Manager on behalf of the Master Issuer designated as the “Surplus Account” maintained at Bank of America, N.A., or another financial institution satisfying the criteria applicable to the Trustee.

“Surplus Amount” means 100% of the funds available in the Collection Account after payment of clauses first through twenty-second of the Priority of Payments.

“Tax” means (i) any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, capital stock, profits, documentary, property, franchise, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax of any kind whatsoever, including any interest, penalty, fine, assessment or addition thereto and (ii) any transferee liability in respect of any items described in clause (i) above.

“Tax Opinion” means an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters to be delivered in connection with the issuance of each new Series of Notes to the effect that, for United States federal income tax purposes, (a) the issuance of such new Series of Notes will not affect adversely the United States federal income tax characterization as debt of any Series of Notes Outstanding or Class thereof that was (based upon an Opinion of Counsel) treated as debt at the time of their issuance, (b) except with respect to any Additional Securitization Entity (including Additional Securitization Entities organized with the consent of the Control Party pursuant to the Base Indenture) that the Master Manager will treat as a corporation for United States federal income tax purposes, each of the Co-Issuers (i) has been at all times since formation and will as of the date of issuance be treated as a disregarded entity and (ii) has not been at any time since formation and will not as of the date of issuance be classified as a corporation or as an association taxable as

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a corporation or publicly traded partnership taxable as a corporation and (c) such new Series of Notes will as of the date of issuance be treated as debt.

“Tax Payment Deficiency” means any tax liability of NuCO2 (including Taxes imposed under Treasury regulation Section 1.1502-6 (or any similar provision of state, local or foreign law)) attributable to the operations of the Securitization Entities or their direct or indirect Subsidiaries that cannot be satisfied by NuCO2 from its available funds.

“Tax Reserve Account” shall have the meaning set forth in Section 5.2(e) of the Base Indenture.

“Tax Reserve Amount” means for any Payment Date an amount as reasonably determined by the Master Manager, equal to the portion of the estimated Pro Forma Tax Amount attributable to the period to which such Payment Date relates. Such Tax Reserve Amount may be, as reasonably determined by the Master Manager, adjusted to take into account any differences between the Pro Forma Tax Amount determined on such Payment Date and the Pro Forma Tax Amount determined on any prior Payment Dates.

“Termination Amount Reserve Account” shall have the meaning set forth in Section 5.6 of the Base Indenture.

“Termination Amounts” shall have the meaning set forth in the definition of “Customer Collections” in this Base Indenture Definitions List.

“Termination Amounts Shortfall” shall have the meaning set forth in Section 5.14(l)(i) of the Base Indenture.

“Term Note Purchase Agreement” means, (i) with respect to the Series 2008-1 Notes, the Series 2008-1 Class A-1/B-1 Note Purchase Agreement (as defined in the Series 2008-1 Supplement), as amended, modified or supplemented from time to time, and (ii) with respect to each other Series of Notes, such other note purchase agreements similar to the agreements described in the foregoing clause (i), as the applicable parties shall enter into from time to time.

“Third Party IP License Agreements” means all licenses, sublicenses, covenants not to sue or permissions, including, the right to receive royalties or any other consideration, under which any Securitization Entity licenses from or to any Person the use of any Intellectual Property; provided, however, that Third Party IP License Agreements do not include the Securitization IP License Agreement.

“Third-Party Matching Expenses” means any amounts (i) collected by the Master Issuer or any of its direct or indirect Subsidiaries where such amounts are being collected by such entity on behalf of a third party (other than any other NuCO2 Entity) or (ii) collected by the Master Issuer or any of its direct or indirect Subsidiaries which are matched to a payable due to a third party (other than any other NuCO2 Entity).

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“Three-Month DSCR” means, with respect to each Payment Date, on or after the third Payment Date following the Closing Date, the ratio calculated by dividing (i) the Net Cash Flow received over the related Monthly Collection Period and the two immediately preceding Monthly Collection Periods by (ii) the Debt Service due on such Payment Date and on the immediately preceding two Payment Dates; provided that (A) with respect to the first Payment Date following the Closing Date, ‘‘Three-Month DSCR’’ shall mean the ratio calculated by dividing (i) the Net Cash Flow received over the related Monthly Collection Period by (ii) the Debt Service due on such Payment Date, and (B) with respect to the second Payment Date following the Closing Date, ‘‘Three-Month DSCR’’ shall mean the ratio calculated by dividing (i) the Net Cash Flow received over the related Monthly Collection Period and the immediately preceding Monthly Collection Period by (ii) the Debt Service due on such Payment Date and on the immediately preceding Payment Date.

“Trademarks” means all United States and state trademarks, service marks, trade names, trade dress, designs, logos, slogans, domain names, and other indicia of source or origin, whether registered or unregistered, pending registrations and applications to register the foregoing, and all goodwill of any business associated or connected therewith or symbolized thereby.

“Transaction Management Agreement” means the Transaction Management Agreement, dated as of  May 28, 2008, by and among the Employee Company and the Securitization Entities, as amended, supplemented or otherwise modified from time to time.

“Transaction Management Fee” means, with respect to each Payment Date, an amount equal to the sum of (a) a management fee of $874,000 per annum and (b) a servicing fee of $50,000 per annum. The management fee component and the servicing fee component of the Transaction Management Fee will each be adjusted annually based on the CPI.

“Transaction Management Standard” shall have the meaning set forth in the Transaction Management Agreement.

“Transaction Manager Default” means any of the events set forth in Section 7.1 of the Transaction Management Agreement.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any Vice President, Assistant Vice President or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by the person who at the time shall be such officers, in each case having direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.  As of the Closing Date, the Trustee shall be U.S. Bank National Association.

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“U.S. Government Obligations” means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged as to full and timely payment of such obligations.

“UCC” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction or any applicable jurisdiction, as the case may be.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“Use and Occupancy License” means any license by NuCO2 in favor of the Equipment Holder permitting the Equipment Holder to use and occupy a Service Location for which the related Real Estate Lease has not been assigned to the Equipment Holder.

“Variable Funding Administrative Agent” means the Person identified as the “Class A-2 Note Administrative Agent” or the “Class A-3 Note Administrative Agent,” or by such equivalent title, in the applicable Variable Funding Note Purchase Agreement.

“Variable Funding Administrative Fee Expenses” means, for any Payment Date, the aggregate amount of any fees owing to the applicable Variable Funding Administrative Agent pursuant to the applicable Variable Funding Note Purchase Agreement (and any fee letter entered into in connection therewith) and any amendment expenses specified in such Variable Funding Note Purchase Agreement) then due and payable and not previously paid.

“Variable Funding Note Purchase Agreement” means, (i) with respect to the Series 2008-1 Notes (as defined in the Series 2008-1 Supplement), (a) the Series 2008-1 Class A-2 Note Purchase Agreement (as defined in the Series 2008-1 Supplement) and (b) the Series 2008-1 Class A-3 Note Purchase Agreement (as defined in the Series 2008-1 Supplement), in each case, as amended, modified or supplemented from time to time, and (ii) with respect to each other Series of Notes, such other note purchase agreements similar to the agreements described in the foregoing clause (i), as the applicable parties shall enter into from time to time.

“Variable Funding Senior Notes” means the Series 2008-1 Class A-2 Notes and the Series 2008-1 Class A-3 Notes and any other “Variable Funding Senior Notes” pursuant to any Series Supplement applicable to such class of Notes.

“Variable Funding Subfacilities” shall have the meaning specified in the applicable Variable Funding Note Purchase Agreement.

“VFN Fee Letter” shall refer to the fee letter entered into in connection with each applicable Variable Funding Note Purchase Agreement which, among other

54

things, sets forth certain fees payable to the applicable Variable Funding Administrative Agent.

“Warm Back-Up Services Effective Date” means the date of the receipt by the Replacement Manager of written notice from the Administrative Agent (acting at the direction of the Control Party) to the Replacement Manager to the effect that an Early Amortization Event, Master Manager Default, Transaction Manager Default or Employee Manager Default has occurred.

“Warm Back-Up Services Termination Date” means the date that the Replacement Manager receives written notice from the Administrative Agent (acting at the direction of the Control Party) that the applicable Early Amortization Event, Master Manager Default, Transaction Manager Default or Employee Manager Default is no longer continuing as of a specified date or the Hot Back-Up Services Effective Date has occurred.

“Warm Replacement Manager Phase” means the period during the term of the Replacement Management Agreement between (i) a “Warm Back-Up Services Effective Date” and (ii) a “Warm Back-Up Services Termination Date” or “Hot Back-Up Services Effective Date” in accordance with the terms thereof.

“Warm Services Replacement Manager Fees” with respect to any Payment Date, refers to the fees, if any, payable to the Replacement Manager for rendering certain “Warm Back-Up Services” pursuant to the Replacement Management Agreement and that certain fee letter entered in connection therewith.

“Weekly Allocation Date” means the first Business Day of each Weekly Collection Period, on which date the Transaction Manager will make all withdrawals and deposits pursuant to the Base Indenture relating to the applicable Collections in respect of the preceding Weekly Collection Period.

“Weekly Collection Period” means the period from and including each Monday and ending on and including the next succeeding Sunday; provided that the first Weekly Collection Period will commence on the Cut-Off Date and end on June 8, 2008.

“Weekly Reporting Date” means the second Business Day following the last day of each Weekly Collection Period, commencing on June 10, 2008.

“Weekly Manager’s Certificate” shall have the meaning specified in Section 4.1(a) of the Base Indenture.

“Welfare Plan” means a “welfare plan” as such term is defined in Section 3(l) of ERISA.

“written” or “in writing” means any form of written communication, including, without limitation, by means of facsimile or electronic mail.

55

Exhibit A

WEEKLY MANAGER’S CERTIFICATE

[Attached]

The Weekly Manager’s Certificate shall  be delivered together with the following statement by the Transaction Manager:

This certificate is being delivered pursuant to Section 4.1(a) of the Base Indenture, dated as of May 28, 2008, by and among NuCO2 Funding LLC, NuCO2 LLC, NuCO2 Supply LLC, NuCO2 IP LLC and U.S. Bank National Association, as Trustee, Administrative Agent and Securities Intermediary, as amended, supplemented, or otherwise modified from time to time by supplements thereto in accordance with its terms (the “Base Indenture”).  Capitalized terms not otherwise defined herein, shall have the meaning ascribed to them in the Base Indenture.  The undersigned officer of the Transaction Manager hereby certifies that (i) to the knowledge of the undersigned the historical information contained herein is true and correct in all material respects, and (ii) the forward looking information contained herein has been prepared in good faith based on information in the undersigned’s possession and/or reasonably available to the undersigned on the date hereof.

NUCO2 MANAGEMENT LLC

By:
Name:
Title:

NuCO2 Funding LLC (“Master Issuer”)
Weekly Manager’s Certificate

	Weekly Allocation	Monthly
	Date	Record Date
For the Collection Period Ended:	6/2/08	6/30/08

				Cumulative
			Weekly	Monthly

I.	NuCO2 LLC (“Contract Holder”)
A.	Concentration Account

	i)	Beginning Balance	$0.00	$0.00

	ii)	Add: Customer Collections (excluding Termination Amounts & Customer Deposits	$0.00	$0.00
	iii)	Add: Termination Amounts	$0.00	$0.00
	iv)	Add: Customer Deposits	$0.00	$0.00
	v)	Add: Customer Location Equipment Resale Revenues	$0.00	$0.00
	vi)	Add: Investment Income	$0.00	$0.00

	vii)	Less: Delivery & Customer Services Fee	$0.00	$0.00
	viii)	Less: Customer Location Equipment Costs	$0.00	$0.00
	ix)	Less: Sales Tax Reimbursements	$0.00	$0.00
	x)	Less: Property Tax Reimbursements	$0.00	$0.00
	xi)	Less: Monthly Sweep to Collection Account	$0.00	$0.00

	xii)	Ending Balance	$0.00	$0.00

	xiii)	Customer Collections	$0.00	$0.00
	xiv)	Adjusted Customer Collections	$0.00	$0.00
	xv)	Delivery & Customer Services Fee	$0.00	$0.00

				Cumulative
			Weekly	Monthly

II.	NuCO2 Supply (“Equipment Holder”)
B.	Equipment Holder Master Account

	i)	Beginning Balance	$0.00	$0.00

	ii)	Add: Delivery & Customer Services Fee	$0.00	$0.00
	iii)	Add: Customer Location Equipment Costs	$0.00	$0.00
	iv)	Add: Sales Tax Reimbursements	$0.00	$0.00
	v)	Add: Property Tax Reimbursements	$0.00	$0.00
	vi)	Add: Investment Income	$0.00	$0.00

	vii)	Less: Equipment Holder Operating Expense Fees (up to Cap)	$0.00	$0.00
	viii)	Less: Product & Lease Expenses	$0.00	$0.00
	ix)	Less: Sales Tax Reimbursements	$0.00	$0.00
	x)	Less: Property Tax Reimbursements	$0.00	$0.00
	xi)	Less: Monthly Sweep to Collection Account	$0.00	$0.00

	xii)	Ending Balance	$0.00	$0.00

	xiii)	Equipment Holder Operating Expense Fees	$0.00	$0.00
	xiv)	Equipment Holder Operating Expense Fees Cap	$231,000.00	$0.00

C.	Equipment Holder Operating Account

	i)	Beginning Balance	$0.00	$0.00

	ii)	Add: Equipment Holder Operating Expense Fees (up to Cap)	$0.00	$0.00
	iii)	Add: Product & Lease Expenses	$0.00	$0.00
	iv)	Add: Sales Tax Reimbursements	$0.00	$0.00
	v)	Add: Property Tax Reimbursements	$0.00	$0.00
	vi)	Add: Draw under Class A-2 Notes	$0.00	$0.00
	vii)	Add: Draw under Class A-3 Notes	$0.00	$0.00
	viii)	Add: Transfer from Surplus Account or any other account	$0.00	$0.00
	ix)	Add: Investment Income	$0.00	$0.00

	x)	Less: Equipment Holder CAPEX Fees	$0.00	$0.00
	xi)	Less: Employee Services Fee	$0.00	$0.00
	xii)	Less: Payments to suppliers and other third parties	$0.00	$0.00
	xiii)	Less: Principal payments on Class A-2 and Class A-3 Notes, if applicable	$0.00	$0.00

	xiv)	Ending Balance	$0.00	$0.00

D.	Equipment Holder CAPEX Account

	i)	Beginning Balance	$0.00	$0.00

	ii)	Add: Equipment Holder CAPEX Fees	$0.00	$0.00
	iii)	Less: Payment to employee co. and other third parties	$0.00	$0.00

	iv)	Ending Balance	$0.00	$0.00

Exhibit B

MONTHLY MANAGER’S CERTIFICATE
[Attached]

The Monthly Manager’s Certificate shall be delivered together with the following statement by the Transaction Manager:

This certificate is being delivered pursuant to Section 4.1(b) of the Base Indenture, dated as of May 28, 2008, by and among NuCO2 Funding LLC, NuCO2 LLC, NuCO2 Supply LLC, NuCO2 IP LLC and U.S. Bank National Association, as Trustee, Administrative Agent and Securities Intermediary, as amended, supplemented, or otherwise modified from time to time by supplements thereto in accordance with its terms (the “Base Indenture”).  Capitalized terms not otherwise defined herein, shall have the meaning ascribed to them in the Base Indenture.  The undersigned officer of the Transaction Manager hereby certifies that (i) to the knowledge of the undersigned the historical information contained herein is true and correct in all material respects, and (ii) the forward looking information contained herein has been prepared in good faith based on information in the undersigned’s possession and/or reasonably available to the undersigned on the date hereof.

NUCO2 MANAGEMENT LLC

By:
Name:
Title:

NuCO2 Funding LLC (“Master Issuer”)

Class A-1 7.25% Asset Backed Notes

Class A-2 1mL+4.50% Variable Funding Asset Backed Notes

Class A-3 1mL+4.50% Variable Funding Asset Backed Notes

Class B-1 9.75% Asset Backed Notes

Monthly Manager’s Certificate

Monthly Period Beginning:	05/28/2008
Monthly Period Ending:	06/30/2008
Prev. Distribution/Close Date:	05/28/2008
Distribution Date:	07/25/2008
Days of Interest for Period:	57
Days in Collection Period:	32
Months Since Closing:	1/1

For the collection period Ended:	6/30/08

			Monthly

I.	NuCO2 LLC (“Master Issuer”)
A.	Collection Account

	i)	Beginning Balance	$0.00

	ii)	Add: Releases from Conentration Account	$0.00
	iii)	Add: Releases from Equipment Holder Master Account	$0.00
	iv)	Add: Investment Income from SPE Accounts	$0.00
	v)	Add: Additional Prepayment Amount	$0.00
	vi)	Add: Equity Contributions from NuCO2 Inc.	$0.00
	vii)	Add: Amounts received from Preferred Equity Interests in the Employee Company	$0.00
	viii)	Add: Amounts received from Hedge Counterparties	$0.00
	ix)	Add: Senior Note Interest Reserve Release Amount	$0.00
	x)	Add: Releases from Cash Trap Account	$0.00
	xi)	Add: Releases from Contribution Reserve Account	$0.00
	xii)	Add: Releases from Termination Reserve Account	$0.00

	xiii)	Less: Trustee Fee	$0.00
	xiv)	Less: Transaction Management Fees	$0.00
	xv)	Less: SPE Operating Expenses	$0.00
	xvi)	Less: Senior Note Interest Amount	$0.00
	xvii)	Less: Class A-2 Commitment Fees	$0.00
	xviii)	Less: Class A-3 Commitment Fees	$0.00
	xix)	Less: Enhancement Account Fee	$0.00
	xx)	Less: Payments to Permitted Hedges	$0.00
	xxi)	Less: Senior Note Interest Reserve Refill Amount	$0.00
	xxii)	Less: Tax Reserve Amount	$0.00
	xxiii)	Less: Required Amortization Amounts	$0.00
	xxiv)	Less: Senior Note Principal Amounts	$0.00
	xxv)	Less: Senior Note Make-Whole Premium Amount	$0.00
	xxvi)	Less: Cash Trapping Amount	$0.00
	xxvii)	Less: Termination Amount Reserve Amount	$0.00
	xxviii)	Less: Subordinated Note Interest Amount	$0.00
	xxix)	Less: Subordinated Note Principal Amounts	$0.00
	xxx)	Less: Subordinated Note Make-Whole Premium Amount	$0.00
	xxxi)	Less: Senior Note Contingent Interest Amount	$0.00
	xxxii)	Less: Subordinated Note Contingent Interest Amount	$0.00
	xxxiii)	Less: Contribution Amounts	$0.00
		Less: Surplus Amounts	$0.00

	xxiv)	Ending Balance	$0.00

	Investment Income Schedule

		Investment Income in Collection Account including Administrative Accounts	$0.00
		Investment Income in Cash Trap Reserve Account	$0.00
		Investment Income in Senior Note Interest Reserve Account	$0.00
		Investment Income in Contributions Reserve Account	$0.00
		Investment Income in Termination Amount Reserve Account	$0.00
		Investment Income in Hedge Payment Account	$0.00
		Investment Income in Enhancement Payment Account	$0.00
		Investment Income From SPE Accounts	$0.00

	Additional Prepayment Amounts Schedule

		Asset Disposition Amounts	$0.00
		Indemnification Amounts	$0.00
		Insurance Proceeds Amounts remaining in Insurance Proceeds Reserve Account	$0.00
		Excess CAPEX Amounts	$0.00
		Additional Prepayment Amount	$0.00

B.	Cash Trap Reserve Account

	i)	Beginning Balance	$0.00

	ii)	Add: Cash Trapping Amount	$0.00
	iii)	Add: Investment Income	$0.00

	iv)	Less: Releases to Collection Account	$0.00
	v)	Less: Investment Income to Collection Account	$0.00

	vi)	Ending Balance	$0.00

		Cash Trapping Percentage

C.	Senior Note Interest Reserve Account

	i)	Beginning Balance	$0.00

	ii)	Add: Investment Income	$0.00
	ii)	Add: From Class A-2 or Class A-3 draws	$0.00
	iii)	Add: Senior Note Interest Reserve Refill Amount	$0.00

	iv)	Less: Senior Note Interest Reserve Release Amount	$0.00
	v)	Less: Investment Income to Collection Account	$0.00

	xii)	Ending Balance	$0.00

		Senior Note Interest Reserve Required Amount
		Senior Note Interest Reserve Deficit Amount

D.	Contributions Reserve Account

	i)	Beginning Balance	$0.00

	ii)	Add: Investment Income	$0.00
	iii)	Add: From Collection Account	$0.00

	iv)	Less: Investment Income to the Collection Account	$0.00
	v)	Less: Releases to Collection Account	$0.00

	xii)	Ending Balance	$0.00

		Contribution Amount for Month 3
		Contribution Amount for Month 2
		Contribution Amount for Month 1
		Contribution Amount Shortfall

E.	Terminations Amount Reserve Account

	i)	Beginning Balance	$0.00

	ii)	Add: Investment Income	$0.00
	iii)	Add: From Collection Account	$0.00

	iv)	Less: Investment Income to the Collection Account	$0.00
	v)	Less: Releases to Collection Account	$0.00

	xii)	Ending Balance	$0.00

		Termination Amount for Month 3
		Termination Amount for Month 2
		Termination Amount for Month 1
		Termination Amount Shortfall

E.	Hedge Payment Account

	i)	Beginning Balance	$0.00

	ii)	Add: From Collection Account	$0.00
	iii)	Add: Payments from Hedge Counterparties	$0.00

	iv)	Less: To Collection Account	$0.00
	v)	Less: Payments to Hedge Counterparties	$0.00

	xii)	Ending Balance	$0.00

F.	Enhancement Payment Account

	i)	Beginning Balance	$0.00

	ii)	Add: From Collection Account	$0.00
	iii)	Add: Any payments received from the Enhancer	$0.00

	iv)	Add: To Collection Account	$0.00
	v)	Add: Any payments received to the Enhancer	$0.00

	xii)	Ending Balance	$0.00

G.	Surplus Account

	i)	Beginning Balance	$0.00

	ii)	Add: From Collection Account	$0.00
	iii)	Add: Any deposits from NuCO2 Inc	$0.00

	iv)	Add: Payments to Operating Account or others	$0.00
	v)	Add: Any dividends to NuCO2 Inc	$0.00

	xii)	Ending Balance	$0.00

H. Others

		Monthly		Unpaid Amounts	Unpaid Amounts
Expense Type	Accrued	Amount	Paid Amounts	(Beg of Month)	(End of Month)
Trustee Fees
Administrative Agent Fees
Replacement Manager Fees
Class A-2 Administrative Agent Fees
Class A-3 Administrative Agent Fees
Transaction Management Fee

SPE Operating Expenses	Monthly	Annual
Accrued and Unpaid Government taxes, filling fees, registration fees
Trustee Expense Paid
Replacement Manager Expense Paid
Administrative Agent Expense Paid
Class A-2 Administrative Agent Expense Paid
Class A-3 Administrative Agent Expense Paid
Rating Agency Monitoring Fees
Independent Certified Public Accountants or External Legal Counsel
Securitization Entities Indemnities
Others
Total SPE Operating Expenses

SPE Operating Expenses Cap		500,000

I. Notes

Noteholders’ Interest Distributable Amount

	Beginning	Unpaid	Weighted Average			Accrued	Paid
Class	Note Balance	Interest	Interest Rate	Days	Days Basis	Interest	Interest
Series 2008-1 Class A-1 Notes
Series 2008-1 Class A-2 VFN
Series 2008-1 Class A-3 VFN
Series 2008-1 Class B-1 Notes

Noteholders’ Interest Distributable Amount

	VFN Commitment	Unpaid	Commitment	Accrued	Paid
Class	Amount	Commitment Fee	Fee Rate	Commitment Fee	Commitment Fees
Series 2008-1 Class A-1 Notes	NA		NA	NA
Series 2008-1 Class A-2 VFN
Series 2008-1 Class A-3 VFN
Series 2008-1 Class B-1 Notes	NA		NA	NA

Noteholders’ Interest Distributable Amount

	Unpaid	Weighted Average			Accrued Contingent	Paid Contingent	Note Make Whole
Class	Contingent Interest	Contingent Interest	Days	Days Basis	Additional Interest	Additional Interest	Preimum Amount
Series 2008-1 Class A-1 Notes
Series 2008-1 Class A-2 VFN
Series 2008-1 Class A-3 VFN
Series 2008-1 Class B-1 Notes

Noteholders’ Principal Distributable Amount

Class	Beginning Note Balance	Draws	Required Amortization	Principal Distributable	Total Principal Paid	Ending Note Balance
Series 2008-1 Class A-1 Notes
Series 2008-1 Class A-2 VFN
Series 2008-1 Class A-3 VFN
Series 2008-1 Class B-1 Notes

Noteholder’s Distributable Amounts (per 1000 of Notes)

Class	Beginning Note Balance	Interest Paid (per $1000)	Principal Paid (per $1000)
Series 2008-1 Class A-1 Notes
Series 2008-1 Class A-2 VFN
Series 2008-1 Class A-3 VFN
Series 2008-1 Class B-1 Notes

J. Triggers

	Month []	Month []	Month []	Total
Net Cash Flow
Net Cash Flow (excluding Contribution Amounts)
Debt Service
Three Month DSCR
Three Month DSCR (excluding Contribution Amounts)
One Year DSCR
One Year DSCR (excluding Contribution Amounts)

[INSERT CHART for last 12 months net cash flow, debt service, three month DSCR and one-year DSCR]

Adjusted Customer Collections

Equipment Holder Operating Expenses

Equipment Holder Operating Expense Cap

Product and Lease Expenses

Number of Tank Customer Locations

Number of Fill-Only Customer Locations

Number of HP Cylinder Customer Locations and Other Customer Locations

[INSERT CHART for last 12 months statistics for the above]

H. Pro-Forma DSCR

Bulk CO2 Tank or Nitrogen Generators Related Information

Total Number of Tanks

Number of New Tanks with Eligible Contracts

Average Age of New Tanks with Eligible Contracts

Total Number of Nitrogen Generators

Number of New Nitrogen Generators with Eligible Contracts

Average Age of New Nitrogen Generators with Eligible Contracts

Aggregate Borrowing Base Amount

	Month []	Month []	Month []	Total
Customer Collections from all customer locations other than new customer locations	—	—	—	—
Sales Tax Reimbursements from all customer locations other than new customer locations	—	—	—	—
Property Tax Reimbursements from all customer locations other than new customer locations	—	—	—	—
Customer Deposits	—	—	—	—
Termination Amounts from all customer locations other than new customer locations	—	—	—	—
Customer Collections from new customer locations			—	—
Sales Tax Reimbursements from new customer locations			—	—
Property Tax Reimbursements from new customer locations			—	—
Termination Amounts from new customer locations			—	—
Customer Location Equipment Disposition Amounts	—	—	—	—
Transaction Management Fee	—	—	—	—
Any reimbursements to the Transaction Manager	—	—	—	—
Eqp Holder Operating Expense Fee for all customer locations other than new customer locations	—	—	—	—
Eqp Holder Operating Expense Fee for new customer locations			—	—
Pro Forma eqp holder operating expense cap			—	—
Product & Lease Expenses			—	—
Pro Forma Net Cash Flow				—
Debt Service for the last three months	—	—	—	—
Debt Service for the new debt drawn			—	—
Proforma Debt Service				—
Proforma DSCR				—

Class A-2 Maximum Draw Amount

Class A-2 Draws

Class A-2 End of Period Balance Including Draws

I.                 Notice is hereby provided [to renew] [not to renew] the terms of the following agreements:* ☐☐☐

1.     [Master Management Agreement, pursuant to Article III thereof]

2.     [Transaction Management Agreement, pursuant to Article III thereof]

3.     [Delivery and Customer Services Agreement, pursuant to Article VI thereof]

4.     [Employee Services Agreement, pursuant to Article V thereof]

5.     [Other]

* remove brackets or delete bracketed language, as appropriate

Exhibit C-1

FORM OF GRANT OF SECURITY INTEREST IN TRADEMARKS

GRANT OF SECURITY INTEREST IN TRADEMARKS (the “Grant”), dated as of                 , 2008, made by NuCO2 IP LLC, a Delaware limited liability company (the “Grantor”) in favor of U.S BANK NATIONAL ASSOCIATION, as trustee (“Secured Party”).

WHEREAS, the Grantor is the owner of the United States trademarks and service marks set forth in Schedule 1 attached hereto, including the associated registrations and applications for registration set forth in Schedule 1 attached hereto (collectively, the “Trademarks”) and all goodwill of any business associated and connected therewith or symbolized thereby; and

WHEREAS, pursuant to the Base Indenture, dated as of                 , 2008, by and among the Grantor, NuCO2 Funding LLC, a Delaware limited liability company, NuCO2 LLC, a Delaware limited liability company, NuCO2 Supply LLC, a Delaware limited liability company and the Secured Party (the “Agreement”), the Grantor granted, assigned and conveyed to Secured Party a continuing security interest in, and lien on, certain intellectual property, including the Trademarks and the goodwill of the business symbolized by the Trademarks and all products and proceeds of the foregoing (collectively the “Trademark Collateral”); and

WHEREAS, pursuant to Section 8.25(c) of the Agreement, the Grantor agreed to execute and deliver to Secured Party this Grant for purposes of filing the same with the United States Patent and Trademark Office (the “PTO”) to confirm, evidence and perfect the security interest in the Trademark Collateral granted pursuant to the Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Agreement, which are incorporated by reference as if fully set forth herein, the Grantor hereby pledges, assigns, conveys, delivers, transfers and sets over to Secured Party, and hereby grants to Secured Party, a security interest in the Grantor’s right, title and interest in all of the Trademark Collateral to the extent now owned or at any time hereafter acquired by the Grantor, provided that the grant of security interest shall not include and no grant of security interest shall be deemed granted hereunder in any Trademark Collateral that would be invalidated, canceled, voided or abandoned due to the grant and/or enforcement of such security interest, including, all such United States and foreign Trademark applications that are based on an intent-to-use such Trademark in commerce, provided that at such time the grant and/or enforcement of the security interest will not cause such Trademark Collateral to be invalidated, canceled, voided or abandoned, then such grant and/or enforcement of the security interest shall be deemed effective under this Grant.

1.             The Grantor intends that this Grant is for recordation purposes only and its terms shall not modify the applicable terms and conditions of the Agreement, which govern the Secured Party’s interest in the Trademark Collateral.  The Grantor hereby acknowledges the sufficiency and completeness of this Grant to create the security interest in the Trademark Collateral for the Secured Party, and the Grantor hereby requests the PTO to file and record the same together with the annexed Schedule 1.

2.             The Grantor and Secured Party hereby acknowledge and agree that the security interest in the Trademark Collateral may be terminated only in accordance with the terms of the Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Grant to be duly executed and delivered as of the date first above written.

NuCO2 IP LLC, as Grantor

By:
Name:
Title:

STATE OF [                ]    )

: ss:

COUNTY OF [                  ])

On the [    ]th day of                         , before me, the undersigned, a Notary Public in and for the State of [                      ], duly commissioned and sworn, personally appeared [                            ], to me known to be the [                            ] of NuCO2 IP LLC, the limited liability company that executed the within and foregoing instrument, and acknowledged said instrument to be free and voluntary deed of said limited liability company for the uses and the purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

(Signature of Notary)

(Legibly Print or Stamp Name of Notary)

Notary public in and for the State of [ ],

residing at

My appointment expires

Schedule 1 to Exhibit C-1 — Trademarks

Exhibit C-2

FORM OF GRANT OF SECURITY INTEREST IN PATENTS

GRANT OF SECURITY INTEREST IN PATENTS (the “Grant”), dated as of                 , 2008, made by NuCO2 IP LLC, a Delaware limited liability company (the “Grantor”) in favor of U.S BANK NATIONAL ASSOCIATION, as trustee (“Secured Party”).

WHEREAS, the Grantor is the owner of the United States patents and patent applications set forth in Schedule 1 attached hereto (collectively, the “Patents”); and

WHEREAS, pursuant to the Base Indenture, dated as of                 , 2008, by and among the Grantor, NuCO2 Funding LLC, a Delaware limited liability company, NuCO2 LLC, a Delaware limited liability company, NuCO2 Supply LLC, a Delaware limited liability company and the Secured Party (the “Agreement”), the Grantor granted, assigned and conveyed to Secured Party a continuing security interest in, and lien on, certain intellectual property, including the Patents and all products and proceeds of the foregoing (collectively, the “Patent Collateral”); and

WHEREAS, pursuant to Section 8.25(c) of the Agreement, the Grantor agreed to execute and deliver to Secured Party this Grant for purposes of filing the same with the United States Patent and Trademark Office (the “PTO”) to confirm, evidence and perfect the security interest in the Patent Collateral granted pursuant to the Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Agreement, which are incorporated by reference as if fully set forth herein, the Grantor hereby pledges, assigns, conveys, delivers, transfers and sets over to Secured Party, and hereby grants to Secured Party, a security interest in the Grantor’s right, title and interest in all of the Patent Collateral to the extent now owned or at any time hereafter acquired by the Grantor.

1.             The parties intend that this Grant is for recordation purposes only and its terms shall not modify the applicable terms and conditions of the Agreement, which govern the Secured Party’s interest in the Patent Collateral. The Grantor hereby acknowledges the sufficiency and completeness of this Grant to create the security interest in the Patent Collateral for the Secured Party, and the Grantor hereby requests the PTO to file and record the same together with the annexed Schedule 1.

2.             The Grantor and Secured Party hereby acknowledge and agree that the security interest in the Patent Collateral may be terminated only in accordance with the terms of the Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Grant to be duly executed and delivered as of the date first above written.

NuCO2 IP LLC, as Grantor

By:
Name:
Title:

STATE OF [                ]    )

: ss:

COUNTY OF [                  ])

On the [    ]th day of                         , before me, the undersigned, a Notary Public in and for the State of [                      ], duly commissioned and sworn, personally appeared [                            ], to me known to be the [                            ] of NuCO2 IP LLC, the limited liability company that executed the within and foregoing instrument, and acknowledged said instrument to be free and voluntary deed of said limited liability company for the uses and the purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

(Signature of Notary)

(Legibly Print or Stamp Name of Notary)

Notary public in and for the State of [ ],

residing at

My appointment expires

Schedule 1 to Exhibit C-2 — Patent Collateral

Exhibit C-3

FORM OF GRANT OF SECURITY INTEREST IN COPYRIGHTS

GRANT OF SECURITY INTEREST IN COPYRIGHTS (the “Grant”), dated as of                 , 2008, made by NuCO2 IP LLC, a Delaware limited liability company (the “Grantor”), in favor of U.S BANK NATIONAL ASSOCIATION, as trustee (“Secured Party”).

WHEREAS, the Grantor is the owner of the United States copyrights (including the associated registrations and applications for registration) set forth in Schedule 1 attached hereto (collectively, the “Copyrights”); and

WHEREAS, pursuant to the Base Indenture, dated as of                 , 2008, by and among the Grantor, NuCO2 Funding LLC, a Delaware limited liability company, NuCO2 LLC, a Delaware limited liability company, NuCO2 Supply LLC, a Delaware limited liability company and the Secured Party (the “Agreement”), the Grantor granted, assigned and conveyed to Secured Party a continuing security interest in, and lien on, certain intellectual property, including the Copyrights and all products and proceeds of the foregoing (collectively, the “Copyright Collateral”); and

WHEREAS, pursuant to Section 8.25(c) of the Agreement, the Grantor agreed to execute and deliver to Secured Party this Grant for purposes of filing the same with the United States Copyright Office (the “Copyright Office”) to confirm, evidence and perfect the security interest in the Copyright Collateral granted pursuant to the Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Agreement, which are incorporated by reference as if fully set forth herein, the Grantor hereby pledges, assigns, conveys, delivers, transfers and sets over to Secured Party, and hereby grants to Secured Party, a security interest in the Grantor’s right, title and interest in all of the Copyright Collateral to the extent now owned or at any time hereafter acquired by the Grantor.

1.             The parties intend that this Grant is for recordation purposes only and its terms shall not modify the applicable terms and conditions of the Agreement, which govern the Secured Party’s interest in the Copyright Collateral. The Grantor hereby acknowledges the sufficiency and completeness of this Grant to create the security interest in the Copyright Collateral and to grant the same to the Secured Party, and the Grantor hereby requests the Copyright Office to file and record the same together with the annexed Schedule 1.

2.             The Grantor and Secured Party hereby acknowledge and agree that the security interest in the Copyright Collateral may be terminated only in accordance with the terms of the Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Grant to be duly executed and delivered as of the date first above written.

NuCO2 IP LLC, as Grantor

By:
Name:
Title:

STATE OF [                ]    )

: ss:

COUNTY OF [                  ])

On the [    ]th day of                         , before me, the undersigned, a Notary Public in and for the State of [                      ], duly commissioned and sworn, personally appeared [                            ], to me known to be the [                            ] of NuCO2 IP LLC, the limited liability company that executed the within and foregoing instrument, and acknowledged said instrument to be free and voluntary deed of said limited liability company for the uses and the purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

(Signature of Notary)

(Legibly Print or Stamp Name of Notary)

Notary public in and for the State of [ ],

residing at

My appointment expires

Schedule 1 to Exhibit C-3 — Copyright Collateral

Exhibit D-1

FORM OF SUPPLEMENTAL GRANT OF SECURITY INTEREST IN TRADEMARKS

GRANT OF SUPPLEMENTAL SECURITY INTEREST IN TRADEMARKS (the “Grant”), dated as of                         , made by [NuCO2 IP LLC, a Delaware limited liability company] [insert name of Additional IP Holder] (the “Grantor”) in favor of U.S. BANK NATIONAL ASSOCIATION, as trustee (“Secured Party”).

WHEREAS, the Grantor is the owner of the United States trademarks and service marks set forth in Schedule 1 attached hereto, including the associated registrations and applications for registration set forth in Schedule 1 attached hereto (collectively, the “Trademarks”) and all goodwill of any business associated and connected therewith or symbolized thereby; and

WHEREAS, pursuant to the Base Indenture, dated as of                 , 2008, by and among the Grantor, NuCO2 Funding LLC, a Delaware limited liability company, NuCO2 LLC, a Delaware limited liability company, NuCO2 Supply LLC, a Delaware limited liability company and the Secured Party (the “Agreement”), the Grantor granted, assigned and conveyed to Secured Party a continuing security interest in, and lien on, certain intellectual property, including the Trademarks and the goodwill of the business symbolized by the Trademarks and all products and proceeds of the foregoing (collectively the “Trademark Collateral”); and

WHEREAS, pursuant to Section 8.25(d)  of the Agreement, the Grantor agreed to execute and deliver to Secured Party this Grant for purposes of filing the same with the United States Patent and Trademark Office (the “PTO”) to confirm, evidence and perfect the security interest in the Trademark Collateral granted pursuant to the Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Agreement, which are incorporated by reference as if fully set forth herein, the Grantor hereby pledges, assigns, conveys, delivers, transfers and sets over to Secured Party, and hereby grants to Secured Party, a security interest in the Grantor’s right, title and interest in all of the Trademark Collateral to the extent now owned or at any time hereafter acquired by the Grantor, provided that the grant of security interest shall not include and no grant of security interest shall be deemed granted hereunder in any Trademark Collateral that would be invalidated, canceled, voided or abandoned due to the grant and/or enforcement of such security interest, including, all such United States and foreign Trademark applications that are based on an intent-to-use such Trademark in commerce. At such time that the grant and/or enforcement of the security interest will not cause such Trademark Collateral to be invalidated, canceled, voided or abandoned, then such grant and/or enforcement of the security interest shall be deemed effective under this Grant.

1.             The Grantor intends that this Grant is for recordation purposes only and its terms shall not modify the applicable terms and conditions of the Agreement, which govern the Secured Party’s interest in the Trademark Collateral.  The Grantor hereby acknowledges the sufficiency and completeness of this Grant to create the security interest in the Trademark Collateral for the Secured Party, and the Grantor hereby requests the PTO to file and record the same together with the annexed Schedule 1.

2.             The Grantor and Secured Party hereby acknowledge and agree that the security interest in the Trademark Collateral may be terminated only in accordance with the terms of the Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Grant to be duly executed and delivered as of the date first above written.

By:
Name:
Title:

STATE OF [                ]    )

: ss:

COUNTY OF [                  ])

On the [    ]th day of                         , before me, the undersigned, a Notary Public in and for the State of [                      ], duly commissioned and sworn, personally appeared [                            ], to me known to be the [                            ] of [                            ], the limited liability company that executed the within and foregoing instrument, and acknowledged said instrument to be free and voluntary deed of said limited liability company for the uses and the purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

(Signature of Notary)

(Legibly Print or Stamp Name of Notary)

Notary public in and for the State of [ ],

residing at

My appointment expires

Schedule 1 to Exhibit D-1
After-Acquired Trademarks

Exhibit D-2

FORM OF GRANT OF SUPPLEMENTAL SECURITY INTEREST IN PATENTS

GRANT OF SUPPLEMENTAL SECURITY INTEREST IN PATENTS (the “Grant”), dated as of                         , made by [NuCO2 IP LLC, a Delaware limited liability company] [insert name of Additional IP Holder] (the “Grantor”) in favor of U.S. BANK NATIONAL ASSOCIATION, as trustee (“Secured Party”).

WHEREAS, the Grantor is the owner of the United States patents and patent applications set forth in Schedule 1 attached hereto (collectively, the “Patents”); and

WHEREAS, pursuant to the Base Indenture, dated as of                 , 2008, by and among the Grantor, NuCO2 Funding LLC, a Delaware limited liability company, NuCO2 LLC, a Delaware limited liability company, NuCO2 Supply LLC, a Delaware limited liability company and the Secured Party (the “Agreement”), the Grantor granted,  assigned and conveyed to Secured Party a continuing security interest in, and lien on, certain intellectual property, including the Patents and all products and proceeds of the foregoing (collectively, the “Patent Collateral”); and

WHEREAS, pursuant to Section 8.25(d) of the Agreement, the Grantor agreed to execute and deliver to Secured Party this Grant for purposes of filing the same with the United States Patent and Trademark Office (the “PTO”) to confirm, evidence and perfect the security interest in the Patent Collateral granted pursuant to the Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Agreement, which are incorporated by reference as if fully set forth herein, the Grantor hereby pledges, assigns, conveys, delivers, transfers and sets over to Secured Party, and hereby grants to Secured Party, a security interest in the Grantor’s right, title and interest in all of the Patent Collateral to the extent now owned or at any time hereafter acquired by the Grantor.

1.             The parties intend that this Grant is for recordation purposes only and its terms shall not modify the applicable terms and conditions of the Agreement, which govern the Secured Party’s interest in the Patent Collateral. The Grantor hereby acknowledges the sufficiency and completeness of this Grant to create the security interest in the Patent Collateral for the Secured Party, and the Grantor hereby requests the PTO to file and record the same together with the annexed Schedule 1.

2.             The Grantor and Secured Party hereby acknowledge and agree that the security interest in the Patent Collateral may be terminated only in accordance with the terms of the Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Grant to be duly executed and delivered as of the date first above written.

By:
Name:
Title:

STATE OF [                ]    )

: ss:

COUNTY OF [                  ])

On the [    ]th day of                         , before me, the undersigned, a Notary Public in and for the State of [                      ], duly commissioned and sworn, personally appeared [                            ], to me known to be the [                            ] of [                            ], the limited liability company that executed the within and foregoing instrument, and acknowledged said instrument to be free and voluntary deed of said limited liability company for the uses and the purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

(Signature of Notary)

(Legibly Print or Stamp Name of Notary)

Notary public in and for the State of [ ],

residing at

My appointment expires

Schedule 1 to Exhibit D-2
After-Acquired Patent Collateral

Exhibit D-3

FORM OF GRANT OF SUPPLEMENTAL SECURITY INTEREST IN COPYRIGHTS

GRANT OF SUPPLEMENTAL SECURITY INTEREST IN COPYRIGHTS (the “Grant”), dated as of                         , made by [NuCO2 IP LLC, a Delaware limited liability company] [insert name of Additional IP Holder] (the “Grantor”) in favor of U.S. BANK NATIONAL ASSOCIATION, as trustee (“Secured Party”).

WHEREAS, the Grantor is the owner of the United States copyrights (including the associated registrations and applications for registration) set forth in Schedule 1 attached hereto (collectively, the “Copyrights”); and

WHEREAS, pursuant to the Base Indenture, dated as of                 , 2008, by and among the Grantor, NuCO2 Funding LLC, a Delaware limited liability company, NuCO2 LLC, a Delaware limited liability company, NuCO2 Supply LLC, a Delaware limited liability company and the Secured Party (the “Agreement”), the Grantor granted, assigned and conveyed to Secured Party a continuing security interest in, and lien on, certain intellectual property, including the Copyrights and all products and proceeds of the foregoing (collectively, the “Copyright Collateral”); and

WHEREAS, pursuant to Section 8.25(d) of the Agreement, the Grantor agreed to execute and deliver to Secured Party this Grant for purposes of filing the same with the United States Copyright Office (the “Copyright Office”) to confirm, evidence and perfect the security interest in the Copyright Collateral granted pursuant to the Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Agreement, which are incorporated by reference as if fully set forth herein, the Grantor hereby pledges, assigns, conveys, delivers, transfers and sets over to Secured Party, and hereby grants to Secured Party, a security interest in the Grantor’s right, title and interest in all of the Copyright Collateral to the extent now owned or at any time hereafter acquired by the Grantor.

1.             The parties intend that this Grant is for recordation purposes only and its terms shall not modify the applicable terms and conditions of the Agreement, which govern the Secured Party’s interest in the Copyright Collateral. The Grantor hereby acknowledges the sufficiency and completeness of this Grant to create the security interest in the Copyright Collateral and to grant the same to the Secured Party, and the Grantor hereby requests the Copyright Office to file and record the same together with the annexed Schedule 1.

2.             The Grantor and Secured Party hereby acknowledge and agree that the security interest in the Copyright Collateral may be terminated only in accordance with the terms of the Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Grant to be duly executed and delivered as of the date first above written.

By:
Name:
Title:

STATE OF [                ]    )

: ss:

COUNTY OF [                  ])

On the [    ]th day of                         , before me, the undersigned, a Notary Public in and for the State of [                      ], duly commissioned and sworn, personally appeared [                            ], to me known to be the [                            ] of [                            ], the limited liability company that executed the within and foregoing instrument, and acknowledged said instrument to be free and voluntary deed of said limited liability company for the uses and the purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

(Signature of Notary)

(Legibly Print or Stamp Name of Notary)

Notary public in and for the State of [ ],

residing at

My appointment expires

Schedule 1 to Exhibit D-3

After-Acquired Copyright Collateral

Exhibit E

FORM OF COMPLIANCE CERTIFICATE

[CO-ISSUERS LETTERHEAD]

Reference is hereby made to the Base Indenture and the Series 2008-1 Supplement, each dated as of May 28, 2008 (together, with all series supplements thereto, as amended, supplemented, or otherwise modified from time to time by supplements thereto in accordance with its terms, the “Indenture”), among NuCO2 Funding LLC, NuCO2 LLC, NuCO2 Supply LLC, NuCO2 IP LLC and U.S. Bank National Association, as Trustee, Administrative Agent and Securities Intermediary.  Capitalized terms used herein but not otherwise defined herein have the respective meanings ascribed to them in the Indenture.  This certificate is issued pursuant to Section 4.1(d) of the Base Indenture.

The undersigned officer of each of the Co-Issuers hereby certifies that [, except as has been provided in a notice delivered pursuant to Section 8.8 of the Base Indenture,] no Early Amortization Event or Event of Default has occurred and is continuing.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, each of the undersigned has signed this certificate on behalf of and with respect to the applicable Co-Issuer indicated beneath his or her signature below on the [•] day of [•], [•].

NUCO2 FUNDING LLC, as a Co-Issuer

By:
Name:
Title:

NUCO2 LLC, as a Co-Issuer

By:
Name:
Title:

NUCO2 SUPPLY LLC, as a Co-Issuer

By:
Name:
Title:

NUCO2 IP LLC, as a Co-Issuer

By:
Name:
Title:

Exhibit F

FORM OF INFORMATION REQUEST CERTIFICATION

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3D

St. Paul, MN 55107

Attn: Structured Finance / NuCo2

Facsimile: 866-831-7910

[NuCO2

Address

Facsimile]

Re: NuCo2 Fixed Rate Series 2008-1, Senior and/or Subordinated Notes, Class

Ladies and Gentlemen:

Prior to obtaining access to any such reports or certificates located on the Trustee’s website, I hereby confirm I am one of the following:

☐            I am a current beneficial Note Owner.

☐            I am a [Person] [prospective purchaser of Notes] requesting information solely for use in evaluating an investment in [the Series 2008-1 Notes] [and/or any other Series of Notes] and will otherwise keep such information confidential.

Cusip:
Class:
Principal Amount:

Requesting Party (Purchaser/Prospective Note Owner):

Name:
Address:
City, State, Zip:
Contact Name:
Phone Number:
Facsimile:
DTC Participant Number:
DTC Participant Name (Nominee):

Selling Party (Seller):

Name:
Address:
City, State, Zip:
Contact Name:
Phone Number:
Facsimile:
DTC Participant Number:
DTC Participant Name (Nominee):

Trade Date:

Signature (Purchaser/Prospective Note Owner):
Name:
Title:
Date:

Signature (Seller):
Name:
Title:
Date:

Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Indenture.

Exhibit G

FORM OF QUARTERLY CUSTOMER CONTRACTS REPORT

[Attached]

The Quarterly Customer Contracts Report shall be delivered together with the following statement by the Master Issuer (or by the Transaction Manager on its behalf):

This certificate is being delivered pursuant to Section 4.1(h) of the Base Indenture, dated as of May 28, 2008, by and among NuCO2 Funding LLC, NuCO2 LLC, NuCO2 Supply LLC, NuCO2 IP LLC and U.S. Bank National Association, as Trustee, Administrative Agent and Securities Intermediary, as amended, supplemented, or otherwise modified from time to time by supplements thereto in accordance with its terms (the “Base Indenture”).  Capitalized terms not otherwise defined herein, shall have the meaning ascribed to them in the Base Indenture.  The undersigned officer of the [Master Issuer] [Transaction Manager] hereby certifies that (i) to the knowledge of the undersigned the historical information contained herein is true and correct in all material respects, and (ii) the forward looking information contained herein has been prepared in good faith based on information in the undersigned’s possession and/or reasonably available to the undersigned on the date hereof.

[NUCO2 FUNDING LLC] [NUCO2 MANAGEMENT LLC]

By:
Name:
Title:

NuCO2

Customer Activations and Attrition

FY04 to FY07

	FY04				FY05				FY06				FY07
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Gross Activations, Bulk	2,630	2,938	2,720	3,526	2,556	3,196	3,595	3,451	2,954	3,303	4,041	2,980	2,858	3,034	2,474	2,450
Acquisition						9,397	(361)	1,132	2,485			3,087
HP Change	(65)	(69)	(62)	(35)	(23)	(26)	(48)	(19)	21	501	98	48	51	(39)	(107)	(191)
Gross Attrition, Bulk	(1,239)	(1,374)	(1,423)	(809)	(1,202)	(1,122)	(1,451)	(1,140)	(1,553)	(1,340)	(1,710)	(1,640)	(1,318)	(1,431)	(2,210)	(2,766)
All Customers	76,117	77,612	78,847	81,529	82,860	94,305	96,040	99,464	103,371	105,835	108,264	112,739	114,330	115,894	116,051	115,544

	FY04 Total	FY05 Total	FY06 Total	FY07 Total
Gross Activations, Bulk	11,814	12,798	13,278	10,816
Acquisition	—	10,168	5,572	—
HP Change	(231)	(116)	668	(286)
Gross Attrition, Bulk	(4,845)	(4,915)	(6,243)	(7,725)
All Customers	81,529	99,464	112,739	115,544

Schedule 7.3

CONSENTS

None.

Schedule 7.6

PLANS

None.

Schedule 7.7

PROPOSED TAX ASSESSMENTS

None.

Schedule 7.13(a)

NON-PERFECTED LIENS

Liens in respect of motor vehicles owned by any of the Co-Issuers have not been perfected.

Schedule 7.19

INSURANCE

Policy	Primary Insured	Co-Insureds
Auto	NuCO2 Supply LLC	NuCO2 Funding LLC, NuCO2 Management LLC, NuCO2 IP LLC, NuCO2 LLC, NuCO2 Inc.
Workers Compensation	NuCO2 Management LLC	NuCO2 Funding LLC, NuCO2 Supply LLC, NuCO2 IP LLC, NuCO2 LLC, NuCO2 Inc.
General Liability	NuCO2 LLC	NuCO2 Funding LLC, NuCO2 Management LLC, NuCO2 Supply LLC, NuCO2 IP LLP, NuCO2 Inc.
Umbrella	NuCO2 LLC	NuCO2 Funding LLC, NuCO2 Management LLC, NuCO2 Supply LLC, NuCO2 IP LLP, NuCO2 Inc.
Excess Liability	NuCO2 LLC	NuCO2 Funding LLC, NuCO2 Management LLC, NuCO2 Supply LLC, NuCO2 IP LLP, NuCO2 Inc.
Punitive Damages Wrap	NuCO2 LLC	NuCO2 Funding LLC, NuCO2 Management LLC, NuCO2 Supply LLC, NuCO2 IP LLP, NuCO2 Inc.
Property	NuCO2 Supply LLC	NuCO2 Funding LLC, NuCO2 Management LLC, NuCO2 IP LLC, NuCO2 LLC, NuCO2 Inc.
Crime	NuCO2 Management LLC	NuCO2 Funding LLC, NuCO2 Supply LLC, NuCO2 IP LLC, NuCO2 LLC, NuCO2 Inc.
Employment Practices	NuCO2 Management LLC	NuCO2 Funding LLC, NuCO2 Supply LLC, NuCO2 IP LLC, NuCO2 LLC, NuCO2 Inc.
D&O (no transfer)	NuCO2 Inc.	NuCO2 Funding LLC, NuCO2 Management LLC, NuCO2 Supply LLC, NuCO2 IP LLC, NuCO2 LLC

Schedule 8.11

LIENS

Unless otherwise requested by the Trustee or the Administrative Agent, no further action shall be undertaken to perfect any Liens with respect to motor vehicles owned by the Co-Issuers.

Schedule 8.29

INSURANCE POLICIES HELD BY CO-ISSUERS, TRANSACTION MANAGER AND NUCO2 AS OF THE CLOSING DATE

Policy	Primary Insured	Co-Insureds
Auto	NuCO2 Supply LLC	NuCO2 Funding LLC, NuCO2 Management LLC, NuCO2 IP LLC, NuCO2 LLC, NuCO2 Inc.
Workers Compensation	NuCO2 Management LLC	NuCO2 Funding LLC, NuCO2 Supply LLC, NuCO2 IP LLC, NuCO2 LLC, NuCO2 Inc.
General Liability	NuCO2 LLC	NuCO2 Funding LLC, NuCO2 Management LLC, NuCO2 Supply LLC, NuCO2 IP LLP, NuCO2 Inc.
Umbrella	NuCO2 LLC	NuCO2 Funding LLC, NuCO2 Management LLC, NuCO2 Supply LLC, NuCO2 IP LLP, NuCO2 Inc.
Excess Liability	NuCO2 LLC	NuCO2 Funding LLC, NuCO2 Management LLC, NuCO2 Supply LLC, NuCO2 IP LLP, NuCO2 Inc.
Punitive Damages Wrap	NuCO2 LLC	NuCO2 Funding LLC, NuCO2 Management LLC, NuCO2 Supply LLC, NuCO2 IP LLP, NuCO2 Inc.
Property	NuCO2 Supply LLC	NuCO2 Funding LLC, NuCO2 Management LLC, NuCO2 IP LLC, NuCO2 LLC, NuCO2 Inc.
Crime	NuCO2 Management LLC	NuCO2 Funding LLC, NuCO2 Supply LLC, NuCO2 IP LLC, NuCO2 LLC, NuCO2 Inc.
Employment Practices	NuCO2 Management LLC	NuCO2 Funding LLC, NuCO2 Supply LLC, NuCO2 IP LLC, NuCO2 LLC, NuCO2 Inc.
D&O (no transfer)	NuCO2 Inc.	NuCO2 Funding LLC, NuCO2 Management LLC, NuCO2 Supply LLC, NuCO2 IP LLC, NuCO2 LLC

Schedule 10.1(a)

ADMINISTRATIVE AGENT CALCULATIONS

Monthly Manager’s Certificate (and Noteholders’ Statement)

Releases from Concentration Account

Releases from Equipment Holder Master Account

Investment Income from different accounts

Additional Senior Note Principal Payment Amount

Additional Subordinated Note Principal Payment Amount

Payments to and from hedge counterparties

Transaction Management Fee

Senior Note Interest Reserve Required Amount

Senior Note Interest Reserve Release Amount

Senior Note Interest Reserve Refill Amount

Contributions Account Release Amount

Termination Amounts Release Amount

Senior Note Interest Accrued and Unpaid

Subordinate Note Interest Accrued and Unpaid

Class A-2 and Class A-3 VFN commitment fees

Required Amortization Amount

Note Make Whole Premium Amounts

Senior Note Contingent Additional Interest Accrued and Unpaid

Subordinated Note Contingent Additional Interest Accrued and Unpaid

SPE Operating Expenses subject to SPE Operating Expenses Cap

Interest and Principal distribution amounts per $1000 of Notes

Calculation of Net Cash Flow from Weekly Servicer Reports

Calculation of Net Cash Flow from Weekly Servicer Reports (excluding Contributions)

Calculation of Debt Service

Three Month DSCR

Three Month DSCR (excluding contributions)

One-Year DSCR

One-Year DSCR (excluding contributions)

Pro Forma Net Cash Flow

Pro Forma Debt Service

Pro Format DSCR

Class A-2 Maximum Draw Amount

Compliance with different triggers based on Three-Month DSCR and One-Year DSCR levels

Weekly Manager’s Certificate

Adjusted Customer Collections

Delivery and Customer Services Fee

Equipment Holder Operating Expense Fees Cap

Equipment Holder CAPEX Fees

Employee Services Fee